Exhibit 99.13

ENGLISH TRANSLATION OF UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS OF ENDESA AMÉRICAS AND ITS SUBSIDIARIES AS

OF JUNE 30, 2016

IMPORTANT INFORMATION

Subject to shareholder approval and satisfaction of other conditions precedent, Chilectra Americas S.A. (“Chilectra Américas”) and Endesa Américas S.A. (“Endesa Américas”) will merge with and into Enersis Américas S.A. (“Enersis Américas”) (the “Merger”), with Enersis Américas continuing as the surviving corporation. The Merger is part of an overall reorganization of the businesses of Enersis S.A. (“Enersis”), Empresa Nacional de Electricidad S.A. (“Endesa Chile”) and Chilectra S.A. (“Chilectra”) to separate their respective Chilean and non-Chilean electricity generation, distribution and transmission businesses. Following the Merger, Enersis Américas, under the name “Enel Américas S.A.”, will hold the combined non-Chilean electricity generation, distribution and transmission businesses of Enersis, Endesa Chile and Chilectra.

In the Merger, each outstanding share of Chilectra Américas common stock (other than shares owned by Enersis Américas and shares for which statutory merger dissenters’ withdrawal rights are exercised) will be exchanged for 4.0 shares of Enersis Américas common stock.

Enersis Américas and Chilectra Américas are Chilean companies. Information distributed in connection with the proposed Merger and the related shareholder votes is subject to Chilean disclosure requirements that are different from those of the United States. Financial statements and financial information included in these documents are prepared in accordance with Chilean accounting standards that may not be comparable to the financial statements or financial information of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws in respect of the Merger, since the constituent companies are located in Chile and some or all of their officers and directors may be residents of a foreign country. You may not be able to sue the foreign companies or their respective officers or directors in a Chilean court for violations of the U.S. securities laws. Finally, it may be difficult to compel the companies and their affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that Enersis Américas may purchase shares of Chilectra Americas by means other than in the Merger at any time prior to consummation of the Merger, such as in open market or privately negotiated purchases.

The following is an English translation of the original Spanish language document which has been prepared solely for informational purposes only, has no legal effect and should not be relied upon. This translation is not an offer or invitation to make an offer for the purchase of any securities. If there exist any discrepancies between the original Spanish language document and this English translation, the original Spanish language document will prevail.

The historical interim consolidated financial statements of Endesa Américas S.A. (“Endesa Américas”) as of June 30, 2016 have not been examined, audited or reviewed in accordance with either the standards of the American Institute of Certified Public Accountants

(AICPA) or the standards of the U.S. Public Company Accounting Oversight Board (PCAOB). The historical interim consolidated financial statements are considered unaudited for purposes of the U.S. Securities and Exchange Commission. The historical unaudited interim consolidated financial statements are being filed on Form CB because they have been made publicly available in Chile to shareholders under Chilean law in connection with the proposed merger of Endesa Américas and Chilectra Américas S.A. with and into Enersis Américas S.A., with Enersis Américas S.A. surviving under the name “Enel Américas S.A.”

INTERIM CONSOLIDATED

FINANCIAL STATEMENTS

for the period ending

June 30, 2016

ENDESA AMERICAS and SUBSIDIARIES

In Thousands of Chilean Pesos

(UNAUDITED)

ENDESA AMÉRICAS S.A. AND SUBSIDIARIES

Unaudited Interim Consolidated Financial Statements as of June 30 and March 1, 2016 and for the period from March 1, 2016 to June 30, 2016

Unaudited Interim Consolidated Financial Statements:

Unaudited Interim Consolidated Statements of Financial Position as of June 30 and March 1, 2016	N-3
Unaudited Interim Consolidated Statements of Comprehensive Income for four months ended June 30, 2016	N-4
Unaudited Interim Consolidated Statements of Changes in Equity for four months ended June 30, 2016	N-6
Unaudited Interim Consolidated Statements of Direct Cash Flows for four months ended June 30, 2016	N-7
Notes to the Unaudited Interim Consolidated Financial Statements	N-8

Ch$	Chilean pesos
US$	U.S. dollars
UF	The UF is a Chilean inflation-indexed, peso-denominated monetary unit that is set daily in advance based on the previous month’s inflation rate.
ThCh$	Thousands of Chilean pesos
ThUS$	Thousands of U.S. dollars

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

ENDESA AMÉRICAS S.A. AND SUBSIDIARIES

Unaudited Interim Consolidated Statements of Financial Position

As of June 30 and March 1, 2016

(In thousands of Chilean pesos)

(Translation of financial statements originally issued in Spanish – See Note 1)

	Note	6-30-2016	3-1-2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	5	113,637,683	211,252,436
Other current financial assets	6	3,330,959	4,026,343
Other current non-financial assets		8,182,421	11,065,826
Trade and other current receivables, net	7	228,027,444	211,703,393
Current accounts receivable from related parties	8	66,707,642	54,507,295
Inventories	9	27,095,115	22,562,325
Current income tax receivables	10	1,486,536	1,180,380
TOTAL CURRENT ASSETS		448,467,800	516,297,998

NON-CURRENT ASSETS
Other non-current financial assets	6	1,491,012	577,719
Other non-current non-financial assets		1,130,895	2,764,889
Trade and other non-current receivables, net	7	218,201,571	220,651,649
Investments accounted for using the equity method	11	534,850,522	438,747,045
Intangible assets other than goodwill	12	31,531,661	28,938,862
Goodwill	13	96,566,275	94,270,450
Property, plant and equipment, net	14	2,632,392,915	2,464,778,942
Deferred income tax assets	15	15,731,766	16,403,221
TOTAL NON-CURRENT ASSETS		3,531,896,617	3,267,132,777

TOTAL ASSETS		3,980,364,417	3,783,430,775

Liabilities and Capital
CURRENT LIABILITIES
Other current financial liabilities	16	250,285,611	198,963,253
Trade and other current payables	19	268,138,188	238,547,183
Current accounts payable to related parties	8	59,695,554	57,977,586
Provisions	20	41,728,577	67,049,521
Current income tax liabilities	10	43,364,451	69,623,615
Other current non-financial liabilities		1,806,926	1,797,957
TOTAL CURRENT LIABILITIES		665,019,307	633,959,115

NON-CURRENT LIABILITIES
Other non-current financial liabilities	16	925,445,179	908,367,472
Other non-current payables	19	35,396,432	37,652,705
Provisions	20	58,871,199	33,922,532
Deferred income tax liabilities	15	150,982,120	153,726,524
Non-current provisions for employee benefits	21	22,515,863	19,308,134
Other non-current non-financial liabilities		17,730,977	17,547,660
TOTAL NON-CURRENT LIABILITIES		1,210,941,770	1,170,525,027

TOTAL LIABILITIES		1,875,961,077	1,804,484,142

EQUITY
Allocated capital	22	778,936,764	778,936,764
Retained earnings		1,329,144,560	1,297,590,577
Share premium		120,497,065	120,497,065
Other reserves	22	(946,124,191)	(1,051,304,606)
Equity attributable to Parent Company		1,282,454,198	1,145,719,800
Non-controlling interests	22	821,949,142	833,226,833

TOTAL EQUITY		2,104,403,340	1,978,946,633

TOTAL LIABILITIES AND EQUITY		3,980,364,417	3,783,430,775

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

ENDESA AMÉRICAS S.A. AND SUBSIDIARIES

Unaudited Interim Consolidated Statements of Comprehensive Income, by Nature

For four and three months ended June 30, 2016

(In thousands of Chilean pesos)

(Translation of financial statements originally issued in Spanish – See Note 1)

	Note	Four months ended 6-30-2016	Three months ended 6-30-2016
Revenues	23	439,608,741	306,549,785
Other operating income	23	26,683,232	18,203,938
Revenues and Other Operating Income		466,291,973	324,753,723

Raw materials and consumables used	24	(168,410,349)	(110,070,418)
Contribution Margin		297,881,624	214,683,305

Other work performed by the entity and capitalized		963,352	912,510
Employee benefits expense	25	(25,832,218)	(19,741,778)
Depreciation and amortization expense	26	(35,395,486)	(26,759,274)
Impairment losses	26	114,573	119,096
Other expenses	27	(26,291,365)	(22,141,063)
Operating Income		211,440,480	147,072,796

Other gains, net		40,617	492,451
Financial income	28	10,717,000	6,876,998
Financial costs	28	(51,847,433)	(40,137,591)
Share of profit and losses of investments accounted for using the equity method	11	25,562,551	18,965,775
Foreign currency exchange gains (losses), net	28	(6,960,901)	3,598,577
Profit (loss) from indexed assets and liabilities	28	15	15

Profit before taxes		188,952,329	136,869,021
Income tax expense	29	(55,731,434)	(50,676,392)
NET PROFIT		133,220,895	86,192,629

Net profit attributable to
Parent Company		67,958,011	39,924,850
Non-controlling interests	22	65,262,884	46,267,779
NET PROFIT		133,220,895	86,192,629

Basic earnings per share
Basic earnings per share from continuing operations		8.29	4.87
Total basic earnings per share		8.29	4.87
Weighted average number of shares of common stock		8,201,755	8,201,755

Diluted earnings per share
Diluted earnings per share from continuing operations		8.29	4.87
Diluted earnings per share		8.29	4.87
Weighted average number of shares of common stock		8,201,755	8,201,755

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

ENDESA AMÉRICAS S.A. AND SUBSIDIARIES

Unaudited Interim Consolidated Statements of Comprehensive Income, by Nature (continued)

For four and three months ended June 30, 2016

(In thousands of Chilean pesos)

(Translation of financial statements originally issued in Spanish – See Note 1)

	Note	Four months ended 6-30-2016	Three months ended 6-30-2016
Net profit		133,220,895	86,192,629
Components of other comprehensive income that will not be reclassified subsequently to profit or loss, before taxes
Gains (losses) from defined benefit plans	21	(1,349,033)	(1,349,033)
Other comprehensive income that will not be reclassified subsequently to profit or loss, before taxes		(1,349,033)	(1,349,033)
Components of other comprehensive income (loss) that may be reclassified subsequently to profit or loss, before taxes
Foreign currency translation gains (losses), net		168,911,249	56,659,495
Losses from available-for-sale financial assets		845,643	82,903
Net losses from cash flow hedges		5,520,155	2,903,456
Reclassification adjustments on cash flow hedges		(33,582)	(33,356)
Share of other comprehensive loss from investments accounted for using the equity method		(762,517)	(289,474)
Other comprehensive income that may be reclassified subsequently to profit or loss, before taxes		174,480,948	59,323,024
Components of other comprehensive income, before taxes		173,131,915	57,973,991
Income tax related to defined benefit plans		517,815	517,815
Income tax related to components of other comprehensive income that will not be reclassified subsequently to profit or loss		517,815	517,815
Components of other comprehensive income that will be reclassified subsequently to profit or loss, before taxes
Income tax related to cash flow hedge		(1,510,020)	(856,936)
Income tax related to components of comprehensive income that will be reclassified subsequently to profit or loss		(1,510,020)	(856,936)
Total Other Comprehensive Income (Loss)		172,139,710	57,634,870
TOTAL COMPREHENSIVE INCOME		305,360,605	143,827,499
Comprehensive income (loss) attributable to
Parent Company		172,840,811	89,336,763
Non-controlling interests		132,519,794	54,490,736
TOTAL COMPREHENSIVE INCOME		305,360,605	143,827,499

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

ENDESA AMÉRICAS S.A. AND SUBSIDIARIES

Unaudited Interim Consolidated Statements of Changes in Equity

For four months ended June 30, 2016

(In thousands of Chilean pesos)

(Translation of financial statements originally issued in Spanish – See Note 1)

Statements of Changes in Equity	Issued Capital	Share Premium		Changes in Other Reserves					Retained Earnings	Equity Attributable to Shareholders of the Parent	Non- controlling Interests	Total Equity
			Reserve for Exchange Differences in Foreign Currency Translation	Reserve for Cash Flow Hedges	Reserve for defined benefit plans	Reserve for Gains and Losses on Remeasuring Available- for-Sale Financial Assets	Other Miscellaneous Reserves	Total Reserves Other than Retained Earnings
Equity as of 3-1-2016	778,936,764	120,497,065	(263,741,101)	(8,696,789)	—	(118,662)	(778,748,054)	(1,051,304,606)	1,297,590,577	1,145,719,800	833,226,833	1,978,946,633
Changes in equity
Comprehensive income
Net profit									67,958,011	67,958,011	65,262,884	133,220,895
Other comprehensive loss			103,320,160	2,365,939	(297,615)	227,258	(732,942)	104,882,800		104,882,800	67,256,910	172,139,710
Total comprehensive income										172,840,811	132,519,794	305,360,605
Dividends									(36,106,413)	(36,106,413)	(143,797,485)	(179,903,898)
Other changes	—	—	—	—	297,615	—	—	297,615	(297,615)	—	—	—
Total changes in equity	—	—	103,320,160	2,365,939	—	227,258	(732,942)	105,180,415	31,553,983	136,734,398	(11,277,691)	125,456,707
Equity as of 6-30-2016	778,936,764	120,497,065	(160,420,941)	(6,330,850)	—	108,596	(779,480,996)	(946,124,191)	1,329,144,560	1,282,454,198	821,949,142	2,104,403,340

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

ENDESA AMÉRICAS S.A. AND SUBSIDIARIES

Unaudited Interim Consolidated Statements of Cash Flows, Direct

For four months ended June 30, 2016

(In thousands of Chilean pesos)

(Translation of financial statements originally issued in Spanish – See Note 1)

		Four months ended
	Note	6-30-2016
Cash flows from operating activities
Types of collection from operating activities
Collections from the sale of goods and services		496,533,658
Collections from royalties, payments, commissions, and other income from ordinary activities		1,270,090
Collections from premiums and services, annual payments, and other benefits from policies held		5,287,278
Types of payment in cash from operating activities
Payments to suppliers for goods and services		(223,736,360)
Payments to and on behalf of employees		(27,968,285)
Payments on premiums and services, annual payments, and other obligations from policies held		(170,573)
Other payments for operating activities		(27,211,020)
Cash generated from operating activities
Income taxes paid		(85,239,769)
Other outflows of cash		(6,169,954)
Net cash provided by operating activities		132,595,065
Cash flows from investment activities
Loans to related companies		(11,978,442)
Collections of loans to related companies		16,937,574
Purchases of property, plant and equipment		(57,177,812)
Payments from future, forward, option and swap contracts		(1,195,794)
Collections from future, forward, option and swap contracts		1,534
Dividends received		916,602
Interest received		6,580,060
Net cash used in investing activities		(45,916,278)
Cash flows from financing activities
Total proceeds from loans		52,799,350
Proceeds from short-term loans		52,799,350
Loans from related companies		44,184,249
Payment of loans to related companies		(24,436,286)
Payments on borrowings		(66,908,003)
Payments on financial lease liabilities		(4,679,489)
Dividends paid		(160,752,949)
Interest paid		(30,911,606)
Other outflows of cash		(318,047)
Net cash used in finance activities		(191,022,781)
Net decrease in cash and cash equivalents before the effect of exchange rate changes		(104,343,994)
Effect of exchange rate changes on cash and cash equivalents		6,729,241
Net decrease in cash and cash equivalents		(97,614,753)
Cash and cash equivalents at beginning of the period	5	211,252,436
Cash and cash equivalents at end of the year	5	113,637,683

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

ENDESA AMÉRICAS S.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

ENDESA AMÉRICAS S.A. AND SUBSIDIARIES

UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE FOUR MONTHS PERIOD ENDED JUNE 30, 2016

(In thousands of Chilean pesos)

(Translation of financial statements originally issued in Spanish–See Note 1)

1.	BACKGROUND

On April 28, 2015, Empresa Nacional de Electricidad S.A. (hereinafter “Endesa Chile”) informed the Superintendence of Securities and Insurance (the “SVS” for its acronym in Spanish) through a significant event, that the Board of Directors of its direct parent, Enersis S.A., communicated that it had decided to initiate an analysis of a corporate reorganization aimed at the separation of the activities of power generation and distribution in Chile from other activities conducted outside of Chile by Enersis S.A. and its subsidiaries Endesa and Chilectra S.A., while maintaining its inclusion in the Enel S.p.A. group.

In the same significant event, the Board of Directors of Endesa Chile reported that it had agreed to initiate studies to analyse a possible corporate reorganization consisting of the spin-off of Endesa’s businesses in Chile from those outside of Chile, and eventually merge the latter into a single company.

On July 27, 2015, pursuant to the provisions of Articles 9 and 10 of the Securities Market Law No. 18,045 and the provisions of General Norm No. 30 of the SVS, Endesa Chile informed the SVS by means of a significant event, that the Board of Directors of the Endesa Chile had decided unanimously, that if the separation of power generation and distribution activities in Chile from the rest of the activities of Enersis group outside of Chile were approved, the reorganization would be carried out through the following steps:

a.	Endesa Chile and Chilectra S.A. to affect spin-offs, resulting in a formation of new companies called Endesa Américas S.A. and Chilectra Américas S.A (hereinafter “Endesa Américas” and “Chilectra Américas”, respectively). The continuing companies of the spin-offs (hereinafter “Endesa Chile” and “Chilectra Chile”, respectively) would retain the business developed in Chile of each respective company before the spin-off and, to them will be allocated the shareholdings, the assets and liabilities of each current company, as well as administrative authorizations in Chile. To the companies created in the spin-off, namely, Endesa Américas and Chilectra Américas, would be allocated the shareholdings related to the international business (mainly participation in companies domiciled in Argentina, Brazil, Colombia and Peru). The new companies Endesa Américas and Chilectra Américas would be traded on the Stock Exchanges where the share of Endesa Chile and Chilectra S.A., respectively, are currently traded. Endesa Américas S.A. also would be governed by Title XII under the D.L. 3500 of November 4, 1980.

b.	Enersis S.A. to affect spin-off, resulting in a formation of a new company called Enersis Chile S.A. (hereinafter “Enersis Chile”). To the continuing company of the spin-off, Enersis Américas S.A. (hereinafter “Enersis Américas”), would be allocated the shareholdings and investments in companies Endesa Américas and Chilectra Américas and related liabilities assigned to the divided business. Thus, the new company, Enersis Chile, would get Chilean business held by Endesa Chile and Chilectra Chile, and the continuing company Enersis Américas would retain international business held by Endesa Américas and Chilectra Américas. The new company Enersis Chile would be listed on the Stock Exchanges, where the shares of Enersis are currently traded, and also would be governed by Title XII under the D.L. 3500 of November 4, 1980.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

c.	Once the previously mentioned spin-offs are completed, Enersis Américas would absorb by merger Chilectra Américas and Endesa Américas, thus grouping all international shares of the Enersis group outside of Chile in Enersis Américas. Enersis Chile, indirectly through ownership of Endesa Chile and Chilectra Chile, will develop the Chilean domestic business, which represent a significant simplification in comparison to the current structure.

At the Extraordinary Shareholders’ Meeting of Endesa held on December 18, 2015, shareholders approved the demerger of Endesa Chile into two companies. As a result of this spin-off to be created Endesa Américas S.A., a new publicly held company, governed by Title XII under the D.L. 3500 and to which to be allocated the shareholdings and other associated assets and liabilities of Endesa Chile outside Chile. All of Endesa Chile’s shareholders will participate in Endesa Américas in the same proportion that they had in the Endesa Chile’s equity, with a number of shares equal to what they had in Endesa Chile (ratio 1:1); remaining in the demerged company all the respective business currently performed in Chile, including the equity comprising the assets, liabilities and administrative authorizations in Chile not expressly allocated to Endesa Américas in this spin-off.

As part of the reorganization, among other amendments to the by-laws of Endesa Chile, it was agreed to (i) reduce the capital of Endesa Chile as a consequence of the spin-off from ThCh$ 1,331,714,085, divided into 8,201,754,580 registered shares of the one series and without par value, to the new amount of Ch$ 552,777,320,871 divided into 8,201,754,580 registered shares of the one series and of no par value. Additionally, to (ii) establish the capital of Endesa Américas, corresponding to the amount by which the capital of Endesa Chile has been decreased, divided into 8,201,754,580 registered common shares, all of the same series and without par value, and to (iii) distribute the company’s equity interest between Endesa Chile and Endesa Américas, by allocating assets and liabilities as indicated by the aforementioned meeting, to Endesa Américas.

Meanwhile, the by-laws of Endesa Américas were approved, which, as of its effectiveness, shall be subject, in an anticipated and voluntarily manner, to the norms set forth in Article 50 Bis of the Chilean Companies Law related to the election of independent directors and the creation of the Directors’ Committee.

In compliance with the agreement reached at the Extraordinary Shareholders’ Meeting of Endesa held on December 18, 2015, the Board of Directors of Endesa Chile acknowledged that the condition precedent regarding the spin-off of Endesa Chile has been met, and accordingly has also arranged to grant the public deed that declares the completion of the condition precedent, entitled “Public Deed of Compliance of the Condition of the Spin-Off of Empresa Nacional de Electricidad S.A.”. Consequently, and as agreed at this meeting, the Endesa Chile’s spin-off took effect on Tuesday, March 1, 2016, whereupon the new corporation, Endesa Américas S.A., began to exist, and verifies the capital decrease and the other amendments to the by-laws of Endesa Chile that have been approved. Shares of Endesa Américas have been distributed on April 21, 2016 to shareholders of Endesa Chile entitled to receive them free from any payment.

On May 6, 2016, Endesa Americas informed the SVS through a significant event that at the Extraordinary Shareholders’ Meeting held on the same date, was agreed to formally initiate the merger process by which Enersis Américas will absorb by merging Endesa Américas and Chilectra Américas (which would be dissolved without liquidation), succeeding all their rights and obligations. The merger is subject to compliance with conditions precedent and other resolutions adopted at the Extraordinary Shareholders’ Meeting, and, if approved, it could happen during the second half of this year.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

These interim consolidated financial statements of Endesa Américas do not include effects that eventually could arise as a result of potential merger mentioned above.

For the convenience of the reader, these financial statements and their accompanying notes have been translated from Spanish into English.

1.1 The Group’s activities

Endesa Américas S.A. (hereinafter “Parent Company” or “Company”) and its subsidiaries, comprise the Group Endesa Américas (hereinafter “Endesa Américas” or the “Group”).

Endesa Américas is a publicly traded corporation with registered address and head office located at Avenida Santa Rosa, No. 76, in Santiago, Chile. The Company is registered in the Securities Registers of the SVS from April 13, 2016 and of the Securities and Exchange Commission of the United States (the “SEC”) from March 31, 2016. In addition, Company’s shares are traded on the Santiago Stock Exchange, the Chilean Electronic Stock Exchange, the Valparaiso Stock Exchange and the New York Stock Exchange since April 21, 2016.

Endesa Américas is a subsidiary of Enersis Américas S.A., the company which in turn is a subsidiary of Enel Iberoamérica S.R.L., a company controlled by Enel S.p.A. (hereinafter “Enel”).

The Company was incorporated under the name of Endesa Américas S.A. as of January 19, 2016. For tax purposes the Company operates under Tax ID 76.536.351-9.

As of June 30, 2016 the Group has 1,323 employees. Average number of the employees of the Group for the four months ended June 30, 2016 was 1,321. For more information in respect of distribution of the employees by type and geographical location please see Note 32.

Endesa Américas’ principal corporate purpose consists of generating, transporting, producing and distributing electrical energy, for what the Company may obtain, acquire and use the respective concessions and grants.

The corporate purpose of the Company also includes providing consultancy services in all areas of engineering and business management; acquiring, designing, constructing, maintaining and operating works of civil or hydraulic infrastructure directly related to public concessions; exploiting the goods that comprise its assets; investing, developing projects and carrying out energy-related operations or activities; investing, developing projects and carrying out operations or activities in industrial processes where electricity is essential, decisive and intensively used.

In addition the Company’s corporate purpose also includes investing (as well as acquiring, managing and disposing) in real estate and in financial assets, such as bonds or securities, ownership in companies and general business instruments, as long as they are related to the principal corporate purpose.

In order to comply with its purpose, the Company may act directly or through subsidiaries or related parties, both domestically and abroad.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

2.	BASIS OF PREPARATION OF THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS FOR THE ACCOUNTING PERIOD REFERRED IN THESE FINANCIAL STATEMENTS

2.1. Basis of preparation

The interim consolidated financial statements of Endesa Américas as of June 30, 2016 have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), including the compliance with the requirements established in International Accounting Standard (IAS) 34 “Interim Financial Reporting”. They were approved by the Board of Directors at its meeting held on July 27, 2016.

These interim consolidated financial statements include all information and disclosures required for annual financial statements.

These interim consolidated financial statements reflect the financial position of Endesa Américas and its subsidiaries as of June 30, 2016 and March 1, 2016, and the results of operations, changes in equity and cash flows for the four-month period ended June 30, 2016.

These interim consolidated financial statements have been prepared under going concern assumptions on a historical cost basis except for, in accordance with IFRS, those assets and liabilities that are measured at fair value and those non-current assets and disposal groups held for sale, which are recognized at their carrying amount or fair value less cost of disposal, whichever is lower (see Note 3).

These interim consolidated financial statements have been prepared from accounting records maintained by the Company and its subsidiaries. Each entity prepares its financial statements according to the accounting principles and standards in force in each country, so the necessary adjustments and reclassifications have been made in the consolidation process in order to present the consolidated financial statements in accordance with IFRS.

These interim consolidated financial statements are presented in thousands of Chilean pesos (unless expressly stated otherwise), as the Chilean peso is the functional currency of the Company. Foreign operations are reported in accordance with the accounting policies stated in Notes 2.6 and 3.k.

As disclosed in Note 1, the newly incorporated company, Endesa Américas, represents a continuation of an existing business, specifically a foreign business of Endesa Chile, which shareholdings and related assets and liabilities were transferred to Endesa Américas as of March 1, 2016. As a result of this common control transaction the opening balances of Endesa Américas represent the same balances from foreign businesses outside of Chile that had previously formed part of the consolidated financial statements of Endesa Chile.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

2.2. New accounting pronouncements

a) Accounting pronouncements effective from January 1, 2017 and subsequent periods:

As of the date of issue of these interim consolidated financial statements, the following accounting pronouncements had been issued by the IASB, but their application was not yet mandatory:

Standards, Interpretations and Amendments	Mandatory Application for:

Recognition of Deferred Tax Assets for Unrealized Losses (Amendments to IAS 12)

The objective of the amendments to IAS 12 “Income Taxes” is to clarify the accounting of the deferred tax assets related to debt instruments measured at fair value.

Annual periods beginning on or after January 1, 2017.

Disclosure Initiative (Amendments to IAS 7)

Amendments to IAS 7 Statement of Cash Flows clarify that entities shall provide disclosures that enable users of financial statements to evaluate changes in liabilities arising from financing activities.

Annual periods beginning on or after January 1, 2017.

IFRS 9: Financial Instruments

This is the final version of the standard issued in July 2014 and which completes the IASB project to replace IAS 39 “Financial Instruments: Recognition and Measurement”. This project was divided into 3 phases:

Phase 1 – Classification and measurement of financial assets and financial liabilities. This introduces a logical focus for the classification of financial assets driven by cash flow characteristics and the business model. This new model also results in a single impairment model being applied to all financial instruments.

Phase 2 – Impairment methodology. The objective is a more timely recognition of expected credit losses. The standard requires entities to account for expected credit losses from the time when financial instruments are first recognized in the financial statements.

Phase 3 – Hedge accounting. This establishes a new model aimed at reflecting better alignment between hedge accounting and risk management activity. Also included are enhancements to required disclosures.

This final version of IFRS 9 replaces the previous versions of the Standard.

Annual periods beginning on or after January 1, 2018.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

Standards, Interpretations and Amendments	Mandatory Application for:

IFRS 15: Revenue from Contracts with Customers

This new standard applies to all contracts with customers except leases, financial instruments and insurance contracts. Its purpose is to make financial information more comparable, and it provides a new model for revenue recognition and more detailed requirements for contracts with multiple obligations. It also requires more itemized information. This standard will replace IAS 11 and IAS 18 as well as their interpretations (IFRIC 13, IFRIC 15, IFRIC 18 and SIC 31).

Annual periods beginning on or after January 1, 2018.

Clarifications to IFRS 15 ‘Revenue from Contracts with Customers’

Amends IFRS 15 “Revenue from Contracts with Customers” to clarify four aspects of the standard (identifying performance obligations, principal versus agent considerations, and licensing) and to provide some transition relief for modified contracts and completed contracts.

Annual periods beginning on or after 1 January 2018.

IFRS 2: Classification and Measurement of Share-based Payment Transactions

These amendments specify the requirements in respect of: i) the accounting for cash-settled share-based payment transactions that include a performance condition; ii) the classification of share-based payment transactions with net settlement features; and iii) the accounting for modifications of share-based payment transactions from cash-settled to equity-settled.

Annual periods beginning on or after 1 January 2018.

IFRS 16: Leases

The new standard brings most leases on-balance sheet for lessees under a single model, eliminating the distinction between operating and finance leases. Lessor accounting however remains largely unchanged and the distinction between operating and finance leases is retained. However, for lessee accounting, the new standard requires recognition of a right of use an asset and a corresponding liability, similar to finance lease accounting under IAS 17 for most lease contracts. IFRS 16 supersedes IAS 17 “Leases” and related interpretations and is effective for periods beginning on or after 1 January 2019, with earlier adoption permitted if IFRS 15 “Revenue from Contracts with Customers” has also been applied.

Annual periods beginning on or after January 1, 2019.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

Standards, Interpretations and Amendments	Mandatory Application for:

Amendments to IFRS 10 and IAS 28: Sale or Contribution of Assets between an Investor and its Associate or Joint Venture

Amendments correct inconsistency existed in IFRS 10 “Consolidated Financial Statements” and IAS 28 “Investments in Associates and Joint Ventures” in respect to the accounting treatment of the sale or contribution of assets from an investor to its associate or joint venture.

IASB decided to defer the effective date of the amendments to these standards indefinitely until the research project on the equity method has been concluded.

Effective date deferred indefinitely

The Group is assessing the impact of applying IFRS 9, IFRS 15 and IFRS 16 as of their effective date. In Management’s opinion, the future application of the other standards and amendments pending application is not expected to have a significant effect on the consolidated financial statements of the Endesa Américas.

2.3 Responsibility for the information, judgments and estimates provided

Management is responsible for the information contained in these consolidated financial statements and expressly states that all IFRS principles and standards, as issued by the IASB, have been fully implemented.

In preparing the consolidated financial statements, certain judgments and estimates made by the Company’s Management have been used to quantify some of the assets, liabilities, revenue, expenses and commitments recognized in the statements.

The most important areas that have required professional judgment are:

•	In a service concession agreement, the decision as to whether a principal controls or regulates which services the operator should provide, to whom and at what price. These are essential details when applying IFRIC 12 Service Concession Arrangements.

•	The identification of Cash Generating Units (CGU) for impairment testing (see Note 3.d).

•	The hierarchy of information used to value assets and liabilities measured at fair value (see Note 3.g).

These estimates refer basically to:

•	The valuations performed to determine the existence of impairment losses in assets and goodwill (see Note 3.d).

•	The assumptions used to calculate the actuarial liabilities and obligations with employees, such as discount rates, mortality tables, salary increases, etc. (see Notes 3.j.1 and 21).

•	The useful lives of property, plant and equipment, and intangible assets (see Notes 3.a and 3.c).

•	The assumptions used to calculate the fair value of financial instruments (see Notes 3.g and 18).

•	Certain assumptions inherent in the electricity system affecting transactions with other companies, such as production, customer billings, energy consumption, etc. that allow for estimating electricity system settlements that must occur on the corresponding final settlement dates, but that are pending as of the date of issuance of the consolidated financial statements and could affect the balances of assets, liabilities, income and expenses recognized in the statements (see Appendix 5.2).

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

•	The probability that uncertain or contingent liabilities will be incurred and their related amounts (see Note 3.j).

•	Future disbursements for the closure of facilities and restoration of land, as well as the discount rates to be used (see Note 3.a).

•	The tax results of the various subsidiaries of the Group that will be reported to the respective tax authorities in the future, and that have been used as the basis for recording different balances related to income taxes in these consolidated financial statements (see Note 3.m).

•	The fair values of assets acquired and liabilities assumed, and any pre-existing interest in the Company acquired in a business combination.

Although these judgments and estimates have been based on the best information available on the issuance date of these consolidated financial statements, future events may occur that would require a change (increase or decrease) to these judgments and estimates in subsequent periods. This change would be made prospectively, recognizing the effects this change of judgments and estimates in the corresponding future consolidated financial statements.

2.4 Consolidated subsidiaries

Subsidiaries are defined as entities that are controlled either directly or indirectly by Endesa Américas. Control is achieved when the following conditions are met: the Company has i) power over the subsidiary; ii) is exposed, or has rights to variable returns from its involvement with the subsidiary; and iii) has the capacity to use its power to affect its returns.

Endesa Américas has power over its subsidiaries when it holds the majority of the substantive voting rights or when it has less than a majority of the voting rights, and those rights are sufficient to give it the practical ability to direct the relevant activities of the subsidiary unilaterally.

The Group will reassess whether or not it controls a subsidiary if facts and circumstances indicate that there are changes to one or more of the elements of control listed above.

The subsidiaries are consolidated in accordance with the accounting policy described in Note 2.6.

Appendix 1 “Group Companies” to these interim consolidated financial statements describes the relationship of Endesa Américas with each of its subsidiaries.

2.4.1 Consolidated companies with an ownership interest of less than 50%

Although the Group holds a 26.87% economic ownership in the company Empresa Generadora de Energía Eléctrica S.A. (also hereinafter “Emgesa” or “Emgesa S.A.E.S.P.”), this entity is considered a subsidiary since Endesa Américas exercises control over the entity through contracts or agreements with shareholders, or as a consequence of its structure, composition and shareholder classes. The Group holds 56.43% of the voting rights of Emgesa and its subsidiary Emgesa Panamá S.A.

2.5 Investments in associated companies

Associated are those entities in which Endesa Américas, either directly or indirectly, exercises significant influence.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

Significant influence is the power to participate in the financial and operational policy decisions of the investee but does not control or have joint control over these policies. In assessing the existence of significant influence the Company considers the potential voting rights exercisable or convertible at the end of each period, taking into account also the potential voting rights hold by Endesa Américas or other company. In general, if the Group holds 20% or more of the voting power of an investee, it is presumed that the Group has significant influence over an investee.

Investments in associated companies are recognized in these interim consolidated financial statements using the equity method, in accordance with accounting policy described in Note 3.h.

Appendix 2 “Associated Companies” to these interim consolidated financial statements describes the relationship of Endesa Américas and each of these companies.

2.6 Basis of consolidation and business combinations

The subsidiaries are consolidated and all their assets, liabilities, revenues, expenses, and cash flows are included in the consolidated financial statements once the adjustments and eliminations from intra-group transactions have been made.

The comprehensive income of subsidiaries is included in the consolidated statement of comprehensive income from the date that the Parent Company gains control of the subsidiary until the date when it ceases to control the subsidiary.

The operations of the Parent Company and its subsidiaries have been consolidated under the following basic principles:

1.	At the date the Parent obtains control, the identifiable assets acquired and liabilities assumed are recognized at their fair value, except for certain assets and liabilities that are recognized using valuation principles established in other IFRS standards. Goodwill is recognized as the excess of the sum of the consideration transferred and the amount of any non-controlling interests in the acquiree over the fair value of the net assets acquired and liabilities assumed. In the case when the net of the acquisition-date amounts of the identifiable assets acquired and liabilities assumed exceeds the sum of the consideration transferred and the amount of any non-controlling interests in the acquiree, the excess after reassessment is recognized immediately in profit or loss as a bargain purchase gain.

For each business combination, the Group chooses whether to value the non-controlling interests in an acquired company at fair value or at the proportional share of the net identifiable assets acquired.

If it is not possible to determine the fair value of all assets acquired and liabilities assumed at the acquisition date, the Group will report the provisional amounts for the items for which the accounting is incomplete. Those provisional amounts are adjusted retrospectively during the measurement period (which cannot exceed one year from the acquisition date), or additional assets or liabilities are recognized, to reflect new information obtained about facts and circumstances that existed at the acquisition date that, if known, would have affected the amounts recognized at that date.

For business combinations achieved in stages, the Company’s previously held equity interest in the acquiree is remeasured to its acquisition-date fair value and the resulting gain or loss, if any, is recognized in profit or loss.

2.

Non-controlling interests in equity and in comprehensive income of the subsidiaries are presented, respectively, under the line items “Total Equity: Non-controlling interests” in the consolidated statement of

The accompanying notes are an integral part to the Interim Consolidated Financial Statements financial position and “Net profit attributable to non-controlling interests” and “Comprehensive income attributable to non-controlling interests” in the consolidated statement of comprehensive income.

3.	The financial statements of the Group companies with functional currencies other than the Chilean peso are translated as follows:

a.	For assets and liabilities the prevailing closing exchange rate is used.

b.	For items of the comprehensive income, the average exchange rate for the period is used (unless this average is not a reasonable approximation of the cumulative effect of the exchange rates in effect on the dates of the transactions, in which case the exchange rate in effect on the date of each transaction is used).

c.	For equity accounts the historical exchange rate from the date of acquisition or contribution is used, and retained earnings are translated at the average exchange rate at the date of origination.

d.	Exchange differences arising in translation of financial statements are recognized in the item “Foreign currency translation losses, net” in other comprehensive income (See Note 22.2).

4.	The balances and transactions between consolidated companies were eliminated in full on consolidation.

5.	Changes in the ownership interests in subsidiaries that do not result in the Group taking or losing control are accounted for as equity transactions. The carrying amounts of the controlling and non-controlling interests are adjusted to reflect the changes in their relative interests in the subsidiaries. Any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received is recognized directly in Equity attributable to the shareholders of the Parent.

6.	Business combinations between entities under common control are accounted for using, as a reference, the ‘pooling of interest’ method. Under this method, the assets and liabilities involved in the transaction remain reflected at the same carrying amounts at which they were recognized in the ultimate controlling company, although subsequent accounting adjustments may need to be made to align the accounting policies of the companies involved.

Any difference between assets and liabilities contributed to the consolidation and the consideration paid is recorded directly in equity, as a charge or credit to “Other reserves”. The Company does not restate comparative periods in its financial statements for business combinations under common control.

3.	ACCOUNTING POLICIES

The principle accounting policies used in preparing the accompanying consolidated financial statements are the following:

a) Property, plant and equipment

Property, plant and equipment are measured at acquisition cost, net of accumulated depreciation and any impairment losses they may have experienced. In addition to the price paid to acquire each item, the cost also includes, where applicable, the following concepts:

•	Financing expenses accrued during the construction period that are directly attributable to the acquisition, construction, or production of qualified assets, which require a substantial period of time

The accompanying notes are an integral part to the Interim Consolidated Financial Statements before being ready for use such as, for example, electricity generation or distribution facilities. The Group defines “substantial period” as one that exceeds twelve months. The interest rate used is that of the specific financing or, if none exists, the weighted average financing rate of the company carrying out the investment (see Note 14.b.1).

•	Employee expenses directly related to construction in progress (see Note 14.b.2).

•	Future disbursements that the Group will have to make to close their facilities are incorporated into the value of the asset at fair value, recognizing in the accounting the corresponding provision for dismantling or restoration. The Group reviews its estimate of these future disbursements on an annual basis, increasing or decreasing the value of the asset based on the results of this estimate (see Note 20).

Items for construction work in progress are transferred to operating assets once the testing period has been completed and they are available for use, at which time depreciation begins.

Expansion, modernization or improvement costs that represent an increase in productivity, capacity or efficiency, or a longer useful life are capitalized as increasing the cost of the corresponding assets.

The replacement or overhaul of entire components that increase the asset’s useful life or economic capacity are recognized as an increase in the carrying amount of the respective assets, derecognizing the replaced or overhauled components.

Expenditures for periodic maintenance, conservation and repair are recognized directly as an expense for the period in which they are incurred.

Property, plant and equipment, net of its residual value, is depreciated by distributing the cost of the different items that comprise it on a straight-line basis over its estimated useful life, which is the period during which the Group companies expect to use the assets. Useful life estimates and residual values are reviewed on an annual basis and if appropriate adjusted prospectively.

The following table sets forth the main categories of property, plant and equipment with their respective estimated useful lives:

Categories of Property, plant and equipment	Years of estimated useful lives
Buildings	22 – 100
Plant and equipment	3 – 85
IT equipment	3 – 15
Fixtures and fittings	5 – 21
Motor vehicles	5 – 10

Additionally, the following table sets for greater detail on the useful lives of plant and equipment items:

Categories of Property, plant and equipment	Years of estimated useful lives
Generating facilities:
Hydro electrical plants
Civil engineering works	35 – 65
Electromechanical equipment	10 – 85
Coal/fuel power stations	10 – 35
Combined Cycle stations	3 – 25

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

Land is not depreciated since it has an indefinite useful life.

Regarding the administrative concessions held by the Group’s electric companies, the following table lists the remaining periods until expiration of the concessions that do not have an indefinite term:

Concession holder and operator	Country	Year concession started	Concession term	Period remaining to expiration
Hidroeléctrica El Chocón S.A. (Generación)	Argentina	1993	30 years	7 years

To the extent that the Group recognizes the assets as Property, plant and equipment, they are amortized over their economic life or the concession term, whichever is shorter, when the economic benefit from the asset is limited to its use during the concession term. At the end of each concession period it can be renewed at the discretion of the granting authority, otherwise all assets and facilities will be returned to the granting authority.

Any required investment, improvement or replacement made by the Group is considered in the impairment test to Property, plant, and equipment as a future contractual cash outflow that is necessary to obtain future cash inflow.

The Group’s management analysed the specific contract terms of the concession described above and has concluded that there are no determining factors indicating that the grantor of the concession (a governmental body) controls the infrastructure and, at the same time, can continuously set the price to be charged for the services. These requirements are essential for applying IFRIC 12 Service Concession Arrangements, an interpretation that establishes how to recognize and measure certain types of concessions.

Gains or losses that arise from the sale or disposal of items of Property, plant, and equipment are recognized as “Other gains, net” in the comprehensive income statement and are calculated by deducting the net carrying amount of the asset and any sales costs from the consideration received in the sale.

b) Goodwill

Goodwill arising from business combinations, and reflected upon consolidation, represents the excess value of the consideration paid plus the amount of any non-controlling interests over the Group’s share of the net value of the assets acquired and liabilities assumed, measured at fair value at the acquisition date. If the accounting for a business combination is completed, after the end of the reporting period in which the combination occurs, the amounts previously reported presented are adjusted, for comparative purposes, to include the value of the assets acquired and liabilities assumed and the value of the final goodwill as of acquisition date.

Goodwill arising from acquisition of companies with functional currencies other than the Chilean peso is measured in the functional currency of the acquired company and translated to Chilean pesos using the exchange rate effective as of the date of the statement of financial position.

Goodwill is not amortized; instead, at the end of each reporting period or when there are indicators that an impairment might have occurred, the Company estimates whether any impairment has reduced its recoverable amount to an amount less than carrying amount and, if so, an impairment loss is immediately recognized in the statement of comprehensive income (see Note 3.d).

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

c) Intangible assets other than goodwill

Intangible assets are initially recognized at their acquisition cost or production cost, and are subsequently measured at their cost, net of accumulated amortization and impairment losses they may have experienced.

Intangible assets are amortized on a straight line basis during their useful lives, starting from the date when they are ready for use, except for those with an indefinite useful life, which are not amortized. As of June 30 and March 1, 2016 there were no significant amounts in intangible assets with an indefinite useful life.

The criteria for recognizing these assets’ impairment losses and, if applicable, recovery of impairment losses recognized in previous periods are explained in Note 3.d below.

An intangible asset is derecognized on disposal, or when no future economic benefits are expected from use or disposal.

Gains or losses arising from derecognition of an intangible asset, measured as the difference between the net disposal proceeds and the carrying amount of the asset, are recognized in profit or loss when the asset is derecognized.

c.1) Research and development expenses

The Group recognizes in the statement of financial position the costs incurred in a project’s development phase as intangible assets as long as the project’s technical feasibility and economic returns are reasonable assured.

Research expenditures are recognized in the consolidated statement of comprehensive income when incurred.

c.2) Other intangible assets

These intangible assets correspond primarily to computer software, water rights, and easements. They are initially recognized at acquisition or production cost and are subsequently measured at cost less accumulated amortization and impairment losses, if any.

Computer software programs are amortized (on average) over five years. Certain easements and water rights have indefinite useful lives and, are therefore, not amortized, while others have useful lives ranging from 40 to 60 years, depending on their characteristics, and they are amortized over that term.

d) Impairment of non-financial assets

During the period, and principally at the end of each reporting period, the Group evaluates whether there is any indication that an asset has been impaired. If any such indication exists, the Company estimates the recoverable amount of that asset to determine the amount of the impairment loss. In the case of identifiable assets that do not generate cash flows independently, the Company estimates the recoverable amount of the Cash Generating Unit (CGU) to which the asset belongs, which is understood to be the smallest identifiable group of assets that generates independent cash inflows.

Notwithstanding the preceding paragraph, in the case of CGUs to which goodwill or intangible assets with an indefinite useful life have been allocated, a recoverability analysis is performed routinely at the end of each reporting period.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

The recoverable amount is the higher of fair value less the cost of disposal and value in use, which is defined as the present value of the estimated future cash flows. In order to calculate the recoverable amount of Property, plant, and equipment, as well as of goodwill, and intangible assets, the Group uses value-in-use criteria in practically all cases.

To estimate the value in use, the Group prepares future pre-tax cash flow projections based on the most recent budgets available. These budgets incorporate management’s best estimates of CGUs’ revenue and costs using sector projections, past experience and future expectations.

In general, these projections cover the next five years, estimating cash flows for subsequent years by applying reasonable growth rates which, in no case, are increasing rates nor exceed the average long-term growth rates for the particular sector and country in which the Group operates. As of June 30, 2016 future cash flows projections were extrapolated using the following rates:

Country	Currency	Growth rate
Argentina	Argentine peso(Ar$)	11.1%
Brazil	Brazilian real	5.0%-6.0%
Peru	Sol	3.2%
Colombia	Colombian peso (CP)	4.1%

These cash flows are discounted to calculate their present value at a pre-tax rate that covers the cost of capital for the business activity and the geographic area in which it is being carried out. The time value of money and the risk premiums generally used among analysts for the business activity and the geographic zone are taken into account to calculate the pre-tax rate.

The following are the pre-tax discount rates applied as of June 30, 2016, expressed in nominal terms:

Country	Currency	Min	Max
Argentina	Argentine peso	41.0%	46.9%
Brazil	Real	13.0%	22.9%
Peru	Sol	11.8%
Colombia	Colombian peso	15.0%

If the recoverable amount of the CGU is less than the net carrying amount of the asset, the corresponding impairment loss is recognized for the difference in the consolidated statement of comprehensive income under the item “Impairment loss”. The impairment is first allocated to the carrying amount of any goodwill allocated to the CGU, and then to the other assets of the unit pro rata on the basis of the carrying amount of each asset in the unit. The carrying amount of an asset is not reduced below the highest of fair value less costs of disposal, its value in use; or zero.

Impairment losses recognized for an asset for an asset other than goodwill in prior periods are reversed if, and only if, there are indications that the impairment loss no longer exists or may have decreased, thus increasing the asset’s carrying amount with a credit to earnings. The increase in the asset’s carrying amount shall not exceed that carrying amount that would have been determined had no impairment loss been recognized for the asset. Goodwill impairment losses are not reversed in subsequent periods.

e) Leases

In order to determine whether an arrangement is, or contains, a lease, the Group assesses the economic substance of the agreement, to assess whether fulfilment of the arrangement depends on the use of a specific

The accompanying notes are an integral part to the Interim Consolidated Financial Statements asset and whether the agreement conveys the right to the use of the asset. If both conditions are met, at the inception of the arrangement the Group separates the payments and other considerations relating to the lease, at their fair values, from those corresponding to the other components of the arrangement.

Leases that substantially transfer all of the risks and rewards of ownership to the Group are classified as finance leases. All other leases are classified as operating leases.

Finance leases in which the Group acts as a lessee are recognized at the inception of the arrangement. At that time, the Group records an asset based on the nature of the lease and a liability for the same amount, equal to the fair value of the leased asset or the present value of the minimum lease payments, if the latter is lower. Subsequently, the minimum lease payments are apportioned between finance expenses and reduction of the lease obligation. Finance expenses are recognized in the income statement and allocated over the lease term, so as to obtain a constant interest rate for each period over the remaining balance of the liability. Leased assets are depreciated on the same terms as other similar depreciable assets, as long as there is reasonable certainty that the lessee will acquire ownership of the asset at the end of the lease. If no such certainty exists, the leased asset is depreciated over the shorter term of the useful lives of the asset and the lease term.

In the case of operating leases, payments are recognized as an expense in the case of the lessee and as income in the case of the lessor, both on a straight-line basis, over the term of the lease unless another type of systematic basis of distribution is deemed more representative.

f) Financial instruments

Financial instruments are contracts that give rise to both a financial asset in one entity and a financial liability or equity instrument in another entity.

f.1) Financial assets other than derivatives

The Group classifies its non-derivative financial assets, whether permanent or temporary, excluding investments accounted for using the equity method (see Notes 3.h and 11) and non-current assets and disposal groups held for sale, into four categories:

•	Loans and trade and other receivables: Trade and other receivables and accounts receivable from related parties, that are not quoted in the active market, are measured at amortized cost, which is the initial fair value less principal repayments made, plus accrued and uncollected interest, calculated using the effective interest method.

The effective interest method is used to calculate the amortized cost of a financial asset or liability (or group of financial assets or financial liabilities) and of allocating finance income or cost over the relevant period. The effective interest rate is the discount rate that exactly matches discounts estimated future cash flows to be received or paid through the expected life of the financial instrument (or, when appropriate, over a shorter period) to the net carrying amount of the financial asset or financial liability.

•	Held-to-maturity investments: Investments quoted in an active market that the Group intends to hold and is capable of holding until their maturity are accounted for at amortized cost as defined in the preceding paragraph.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

•	Financial assets at fair value through profit or loss: This category includes the trading portfolio and those financial assets that have been designated as such upon initial recognition and that are managed and evaluated on a fair value basis. They are measured in the consolidated statement of financial position at fair value, with changes in value recognized directly in consolidated comprehensive income statement when they occur.

•	Available-for-sale financial assets: These are financial assets specifically designated as available for sale or that do not fit within any of the three preceding categories. They are mainly all financial investments in equity instruments (see Note 6).

These financial assets are recognized in the consolidated statement of financial position at fair value when it can be reliably determined. For investments in equity instruments in unlisted companies or companies with lower levels of liquidity, normally the fair value cannot be reliably determined. When this occurs, those investments in equity instruments are measured at acquisition cost less impairment losses, if any.

Changes in fair value, net of taxes, are recognized in other comprehensive income, until the investments are disposed of, at which date the amount accumulated in other comprehensive income is reclassified to profit or loss.

If the fair value is lower than the acquisition cost, and if there is objective evidence that the asset has been more than temporarily impaired, the difference is recognized directly in profit or loss.

Purchases and sales of financial assets are accounted for using their trade date.

f.2) Cash and cash equivalents

This item within the consolidated statement of financial position includes cash and bank balances, time deposits with original maturity of less than or equal to 90 days, and other highly liquid investments (with original maturity of less or equal to 90 days) that are readily convertible to cash and are subject to insignificant risk of changes in value.

f.3) Impairment of financial assets

The following criteria are used to determine if a financial asset has been impaired:

•	For trade receivables in the electricity generation, transmission and distribution segments, the Company’s policy is to recognize impairment losses when there is objective evidence that the balance will not be recoverable. In general terms, the Group’s entities have a defined policy to recognize impairment losses based on aging of past-due balances. This is the policy generally applied except in those cases where a specific collective basis analysis is recommended, such as in the case of receivables from government-owned companies (see Note 7).

•	In the case of receivables of a financial nature, that are included in the loans and trade and other receivables and held-to-maturity investments categories, impairment is determined on a case-by-case basis and it is measured as the difference between the carrying amount and the present value of estimated future cash flows, discounted at the original effective interest rate (see Notes 6 and 18).

•	For financial investments available-for-sale, impairment criteria are detailed in Note 3.f.1.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

f.4) Financial liabilities other than derivatives

Financial liabilities are recognized based on cash received, net of any costs incurred in the transaction. In subsequent periods, these obligations are measured at their amortized cost using the effective interest method (see Note 3.f.1).

In the particular case that a liability is the hedged item in a fair value hedge, as an exception, such liability is measured at its fair value for the portion of the hedged risk.

In order to calculate the fair value of debt, both when it is recognized in the statement of financial position and for fair value disclosure purposes as shown in Note 16, debt has been divided into fixed interest rate debt (hereinafter “fixed-rate debt”) and variable interest rate debt (hereinafter “floating-rate debt”). Fixed-rate debt is that on which fixed-interest coupons established at the beginning of the transaction are paid explicitly or implicitly over its term. Floating-rate debt is that issued at a variable interest rate, i.e., each coupon is established at the beginning of each period based on the reference interest rate. All debt has been measured by discounting expected future cash flows with a market interest rate curve based on the payment currency.

f.5) Derivative financial instruments and hedge accounting

Derivatives held by the Group are primarily transactions entered into to hedge interest and/or exchange rate risk, intended to eliminate or significantly reduce these risks in the underlying transactions being hedged.

Derivatives are recognized at fair value at the end of each reporting period as follows: if their fair value is positive, they are recognized within “Other financial assets”; and if their fair value is negative, they are recognized within “Other financial liabilities”. For derivatives on commodities, the positive fair value is recognized in “Trade and other receivables”, and negative fair values are recognized in “Trade and other payables”.

Changes in fair value are recognized directly in profit or loss, except when the derivative has been designated for accounting purposes as a hedging instrument (in a cash flow hedge) and all of the conditions established under IFRS for applying hedge accounting are met, including that the hedge be highly effective. In this case, changes are recognized as follows:

•	Fair value hedges: The underlying portion for which the risk is being hedged (hedged risk) and the hedge instrument are measured at fair value, and any changes in value of both items are recognized in the consolidated statement of comprehensive income by offsetting the effects within the same comprehensive income statement account.

•	Cash flow hedges: Changes in the fair value of the effective portion of the hedged item and hedge instrument are recognized in other comprehensive income and accumulated in an equity reserve known as “Reserve for cash flow hedges”. The cumulative loss or gain in this account this reserve is transferred to the consolidated statement of comprehensive income to the extent that the hedged item impacts the consolidated statement of comprehensive income because of the hedged risk, offsetting the effect in the same comprehensive income statement account. Gains or losses from the ineffective portion of the hedge relationship are recognized directly in the consolidated statement of comprehensive income.

A hedge relationship is considered highly effective when changes in fair value or in cash flows of the underlying item directly attributable to the hedged risk are offset by changes in fair value or cash flows of the hedging instrument, with an effectiveness ranging from 80% to 125%.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

The Group does not apply hedge accounting for net investments in foreign operations.

As a general rule, long-term commodity purchase or sale agreements are recognized in the consolidated statement of financial position at their fair value at the end of each reporting period, recognizing any differences in value directly in profit or loss, except for, when all of the following conditions are met:

•	The sole purpose of the agreement is for the Group’s own use, which is understood as: (i) in the case of fuel purchase agreements its used to generate electricity; (ii) in the case of electrical energy purchased for sale, its sale to the end-customer; and, (iii) in the case of electricity sales its sales to the end-customer.

•	The Group’s future projections evidence the existence of these agreements for its own use.

•	Past experience with agreements evidence that they have been utilized for the Group’s own use, except in certain isolated cases when for exceptional reasons or reasons associated with logistical issues have been used beyond the control and projection of the Group.

•	The agreement does not stipulate settlement by differences and the parties have not made it a practice to settle similar contracts by differences in the past.

The long-term commodity purchase or sale agreements maintained by the Group, which are mainly for electricity, fuel, and other supplies, meet the conditions described above. Thus, the purpose of fuel purchase agreements is to use them to generate electricity, the electricity purchase contracts are used to sell to end-customers, and the electricity sale contracts are used to sell the Group’s own products.

The Group also evaluates the existence of derivatives embedded in contracts or financial instruments to determine if their characteristics and risk are closely related to the principal contract, provided that when taken as a whole they are not being accounted for at fair value. If they are not closely related, they are recognized separately and changes in value are accounted for directly in profit or loss.

f.6) Derecognition of financial assets and liabilities

Financial assets are derecognized when:

•	The contractual rights to receive cash flows from the financial asset expire or have been transferred or, if the contractual rights are retained, the Group has assumed a contractual obligation to pay these cash flows to one or more recipients.

•	The Group has substantially transferred all the risks and rewards of ownership of the financial asset, or, if it has neither transferred nor retained substantially all the risks and rewards, when it does not retain control of the financial asset.

Transactions in which the Group retains substantially all the inherent risks and rewards of ownership of the transferred asset, it continues recognizing the transferred asset in its entirety and recognizes a financial liability for the consideration received. Transactions costs are recognized in profit and loss by using the effective interest method (see Note 3.f.1).

Financial liabilities are derecognized when they are extinguished, that is, when the obligation arising from the liability has been paid or cancelled, or has expired.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

f.7) Offsetting financial assets and liabilities

The Group offsets financial assets and liabilities, and the net amount is presented in the statement of financial position when and only when:

•	there is a legally enforceable right to set-off the recognized amounts; and

•	there is an intention to settle on a net basis, or to realize the asset and settle the liability simultaneously.

The right of set-off is enforceable in the normal course of business, in an event of default, and in an event of insolvency or bankruptcy of one or all counterparties.

f.8) Financial guarantees

The financial guarantee contracts, defined as the guarantees issued by the Group and its subsidiaries to third parties, are initially measured at fair value, adjusting for transaction costs that are directly attributable to the issuance of the guarantee.

Subsequent to initial recognition, financial guarantee contracts are measured at the higher of:

•	The amount of the liability determined under accounting policy described in Note 3.j; and

•	The amount initially recognized less, when appropriate, any accumulated amortization recognized in accordance with the revenue recognition accounting policy (see Note 3.n).

g) Fair value measurement

The fair value of an asset or liability is defined as the price that would be received from the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fair value measurement assumes that the transaction to sell an asset or transfer a liability occurs in the principal market, namely, the market with the greatest volume and level of activity for that asset or liability. In the absence of a principal market, it is assumed that the transaction is carried out in the most advantageous market available to the entity, namely, the market that maximizes the amount that would be received on selling the asset or minimizes the amount that would be paid to transfer the liability.

In estimating fair value the Group uses valuation techniques that are appropriate for the circumstances and for which there are sufficient data to conduct the measurement. The Group maximizes the use of relevant observable data and minimizes the use of unobservable data.

Considering the hierarchy of the data used in these valuation techniques, the assets and liabilities measured at fair value can be classified into the following levels:

Level 1: Quoted price (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the assets or liabilities, either directly (i.e. as prices) or indirectly (i.e. derived from prices). The methods and assumptions used to determine the fair values at Level 2 by type of financial asset or financial liability take into consideration estimated future cash flows discounted at zero coupon interest rate curves for each currency (all these valuations are carried out using external tools such as Bloomberg).

Level 3: Inputs for assets or liabilities that are not based on observable market data (unobservable inputs).

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

When measuring fair value, the Group takes into account the characteristics of the asset or liability, particularly:

•	For non-financial assets, fair value measurement takes into account the ability of a market participant to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use;

•	For liabilities and equity instruments, the fair value measurement assumes that the liability would not be settled and an equity instrument would not be cancelled or otherwise extinguished on the measurement date. The fair value of the liability reflects the effect of non-performance risk, namely, the risk that an entity will not fulfil the obligation, which includes, but is not limited to, the Company’s own credit risk;

•	The Group measures derivatives not traded on active markets by using the discounted cash flow method and generally accepted options valuation models, based on current and future market conditions as of end of period. It also adjusts the value according to its own credit risk (Debt Valuation Adjustment, DVA), and the counterparty risk (Credit Valuation Adjustment, CVA). These CVA and DVA adjustments are measured on the basis of the potential future exposure of the instrument (creditor or borrower position) and the risk profile of both the counterparties and the Group itself;

•	In the case of financial assets and financial liabilities with offsetting positions in market risks or counterparty credit risks, it is permitted to measure the fair value on a net basis. However, this must be consistent with the manner in which market participants would price the net risk exposure at the measurement date.

Assets and liabilities measured at fair value are presented in the Note 18.3.

h) Investments accounted for using the equity method

The Group’s interests in associates are recognized using the equity method.

Under the equity method, an investment in an associate is initially recognized at cost. As of the acquisition date, the investment is recognized in the statement of financial position based on the share of its equity that the Group’s interest represents in its capital, adjusted for, if appropriate, the effect of transactions with Group’s entities plus any goodwill generated in acquiring the entity. If the resulting amount is negative, zero is recognized for that investment in the statement of financial position, unless the Group has a present obligation (either legal or constructive) to support the investee’s negative equity position, in which case a provision is recognized.

Goodwill from the associate is included in the carrying amount of the investment. It is not amortized but is subject to impairment testing as part of the overall investment carrying amount when impairment indicators exist.

Dividends received from these investments are deducted from the carrying amount of the investment, and any profit or loss obtained from them to which the Group is entitled based on its ownership interest is recognized under “Share of profit (loss) of investments accounted for using equity method”.

Appendix 2 “Associated Companies” to these consolidated financial statements describes the relationship of the Company and each of these entities.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

i) Inventories

Inventories are measured at their weighted average acquisition price or the net realizable value, whichever is lower. The net realisable value is the estimated selling price in the ordinary course of business less the estimated costs necessary to make the sale.

j) Provisions

Provisions are recognized when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of economic benefits will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation.

The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligation. When a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows (when the effect of the time value of money is material). The unwinding of the discount is recognized as finance cost. Incremental legal cost expected to be incurred in resolving a legal claim is included in measuring the provision.

Provisions are reviewed at the end of each reporting period and adjusted to reflect the current best estimate. If it is no longer probable that an outflow of resources embodying economic benefits will be required to settle the obligation, the provision is reversed.

A contingent liability does not result in the recognition of a provision. Legal costs expected to be incurred in defending a legal claim are expensed as they are incurred. Significant contingent liabilities are disclosed unless the likelihood of an outflow of resources embodying economic benefits is remote.

j.1) Provisions for post-employment benefits and similar obligations

Some of the Group’s entities have pension and similar obligations to their employees. Such obligations, which combine defined benefits and defined contributions, are basically formalized through pension plans, except for certain non-monetary benefits, mainly electricity supply commitments, which, due to their nature, have not been externalized and are covered by the related in-house provisions.

For defined benefit plans, the cost of providing benefits is determined using the Projected Unit Credit Method, with actuarial valuations being carried out at the end of each reporting period. Past service costs relating to changes in benefits are recognized immediately.

The defined benefit plan obligations in the statement of financial position represent the present value of the accrued obligations, adjusted, once the fair value of the different plans’ assets has been deducted, if applicable.

For each of the defined benefit plans, any deficit between the actuarial liability for past services and the plan assets is recognized under line item “Provisions for employee benefits” within current and non-current liabilities in the consolidated statement of financial position.

Actuarial gains and losses arising in the measurement of both the plan liabilities and the plan assets are recognized directly as a component of other comprehensive income.

Contributions to defined contribution benefit plans are recognized as an expense in the consolidated statement of comprehensive income when the employees have rendered their services.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

k) Translation of foreign currency balances

Transactions carried out by each entity in a currency other than its functional currency are recognized using the exchange rates prevailing as of the date of each transaction. During the period, any differences that arise between the prevailing exchange rate at the date of the transaction and the exchange rate as of the date of collection or payment are recognized as “Foreign currency exchange losses, net” in the consolidated statement of comprehensive income.

Likewise, at the end of each reporting period, receivable or payable balances denominated in a currency other than each entity’s functional currency are translated using the closing exchange rate. Any differences are recognized as “Foreign currency exchange losses, net” in the consolidated statement of comprehensive income.

The Group has established a policy to hedge the portion of revenue from its subsidiaries that is directly linked to variations in the U.S. dollar, through obtaining financing in such currency. Exchange differences related to this debt, which is regarded as the hedging instrument in cash flow hedge transactions, are recognized, net of taxes, in other comprehensive income and are accumulated in an equity reserve and reclassified to profit or loss when the hedged cash flows impact profit or loss. This term has been estimated at ten years.

l) Current/Non-current classification

In these consolidated statements of financial position, assets and liabilities expected to be recovered or settled within twelve months are presented as current items, except for post-employment and other similar obligations; and those assets and liabilities expected to be recovered or settled in more than twelve months are presented as non-current items. Deferred income tax assets and liabilities are classified as non-current.

When the Company has any obligations that mature in less than twelve months but can be refinanced over the long term at the Company’s discretion, through unconditionally available credit agreements with long-term maturities, such obligations are classified as long-term liabilities.

m) Income taxes

Income tax expense for the period is determined as the sum of current taxes from the Group’s subsidiaries and results from applying the tax rate to the taxable income for the period, after permitted deductions have been made, plus any changes in deferred tax assets and liabilities and tax credits, both for tax losses and deductions. Differences between the carrying amount and tax basis of assets and liabilities originate deferred tax asset and liability balances, which are calculated using the tax rates expected to apply when the assets and liabilities are realized or settled, based on tax rates that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax assets are recognized for all deductible temporary differences, tax losses and unused tax credits to the extent that it is probable that sufficient future taxable profits exist to recover the deductible temporary differences and make use of tax credits. Such deferred tax asset is not recognized if the deductible temporary difference arises from the initial recognition of an asset or liability that:

•	Did not arise from a business combination; and

•	At initial recognition affected neither accounting profit nor taxable profit (loss).

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

In respect of deductible temporary differences associated with investments in subsidiaries, associates and joint arrangements, deferred tax assets are recognized only to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profits will be available against which the temporary differences can be utilized.

Deferred tax liabilities are recognized for all temporary differences, except those derived from the initial recognition of goodwill and those that arose from investments in subsidiaries and associates in which the Group can control their reversal and where it is probable that they will not be reversed in the foreseeable future.

Current tax and changes in deferred tax assets or liabilities are recognized in profit or loss or in equity, depending on where the gains or losses that triggered these tax entries have been recognized.

Any tax deductions that can be applied to current tax liabilities are credited to earnings within the line item “Income tax expenses”, except when doubts exist about their tax realization, in which case they are not recognized until they are effectively realized, or when they correspond to specific tax incentives, in which case they are recognized as government grants.

At the end of each reporting period, the Group reviews the deferred taxes assets and liabilities recognized, and makes, if any, necessary corrections based on the results of its analysis.

Deferred tax assets and deferred tax liabilities are offset in the consolidated statement of financial position if it has a legally enforceable right to offset current tax assets against current tax liabilities, and only when the deferred taxes relate to income taxes levied by the same taxation authority.

n) Revenue and expense recognition

Revenue is recognized when the gross inflow of economic benefits arising in the course of the Group’s ordinary activities in the period occurs, provided that this inflow of economic benefits results in an increase in total equity other than increases relating to contributions from equity participants and such benefits can be measured reliably.

Revenues and expenses are recognized on an accrual basis and depending on the type of transaction, the following criteria for recognition are taken:

•	Generation and transmission of electricity: Revenue is recognized based on physical delivery of energy and power, at prices established in the respective contracts; at prices stipulated in the electricity market by applicable regulations; or at marginal cost determined on the spot market, as the case may be. This revenue includes an estimate of the service provided and not billed until the closing date (see Note 2.3).

Revenue from rendering of services is only recognized, when it can be estimated reliably, by reference to the stage of completion of the service rendered at the date of the statement of financial position.

Revenue is recognized based on the economic substance of the transaction and is recognized when all of the following conditions are met:

•	the entity has transferred to the buyer the significant risks and rewards of ownership of the goods;

•	the entity retains neither continuing managerial involvement to the degree usually associated with ownership nor effective control over the goods sold;

•	the amount of revenue can be measured reliably;

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

•	it is probable that the economic benefits associated with the transaction will flow to the entity; and

•	the costs incurred or to be incurred in respect of the transaction can be measured reliably.

Revenue is measured at the fair value of the consideration received or receivable that gives rise to the revenue.

In arrangements under which the Group will perform multiple revenue-generating activities (multiple-element arrangement), the recognition criteria are applied to the separately identifiable components of the transaction in order to reflect the substance of the transaction or to two or more transactions together when they are linked in such a way that the commercial effect cannot be understood without reference to the series of transactions as a whole. The Group excludes from revenue those gross inflows of economic benefits it receives when it acts as an agent or commission agent on behalf of third parties, and only recognizes as revenue economic benefits received for its own activity.

When goods or services are exchanged or swapped for goods or services of a similar nature and value, the exchange is not regarded as a revenue-generating transaction.

The Group recognizes the net amount of non-financial asset purchase or sale contracts that are settled for a net amount of cash or through some other financial instruments. Contracts entered into and maintained for the purpose of receiving or delivering these non-financial assets are recognized on the basis of the contractual terms of the purchase, sale, or usage requirements expected by the entity.

Financial income (expense) is recognized using the effective interest method.

Expenses are recognized on an accruals basis, immediately in the event of expenditures that do not generate future economic benefits or when not meet the requirements for recording them as assets.

o) Earnings per share

Basic earnings per share are calculated by dividing net profit attributable to shareholders of the Parent (the numerator) by the weighted average number of ordinary shares outstanding (the denominator) during the period, excluding the average number of shares of the Parent held by other subsidiaries within the Group, if any.

Basic earnings per share are calculated as the ratio of the net profit for the period after tax from continuing and discontinued operations, less the corresponding portion attributable to non-controlling interests, and the weighted average number of common shares of the parent company outstanding during the period, excluding the average number of shares of the parent held by the Group, if any.

Between March 1 and June 30, 2016 the Group did not engage in any transaction of any kind with potential dilutive effects leading to diluted earnings per share that could differ from basic earnings per share.

p) Dividends

Article No. 79 of the Chilean Companies Act establishes that, unless unanimously agreed otherwise by the shareholders of all issued shares, listed corporations must distribute a cash dividend to shareholders on an annual basis, pro rata to the shares owned or the proportion established in the company’s by-laws if there are preferred shares, of at least 30% of net income for each period, except when accumulated losses from prior years must be absorbed.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

As it is practically impossible to achieve a unanimous agreement given the Group’s highly fragmented share capital, at the end of each reporting period the amount of the minimum statutory dividend obligation to its shareholders is determined, net of interim dividends approved during the period, and then accounted for in “Trade and other payables” and “Accounts payable to related parties”, as appropriate, and recognized in Equity.

Interim and final dividends are deducted from Equity as soon as they are approved by the competent body, which in the first case is normally the Board of Directors and in the second case is the Ordinary Shareholders’ Meeting.

q) Cash flow statement

The cash flow statement reflects changes in cash and cash equivalents that took place during the period, determined with the direct method. It uses the following expressions and corresponding meanings:

•	Cash flows: inflows and outflows of cash or cash equivalents, which are defined as highly liquid investments maturing in less than three months with a low risk of changes in value.

•	Operating activities: the principal revenue-producing activities of the Group and other activities that cannot be considered investing or financing activities.

•	Investing activities: the acquisition and disposal of long-term assets and other investments not included in cash and cash equivalents.

•	Financing activities: activities that result in changes in the size and composition of the total equity and borrowings of the Group.

4.	SECTOR REGULATIONS AND ELECTRICITY SYSTEM OPERATIONS

4.1 Regulatory framework

Argentina

Argentina has shown signs of intervention in the electricity market since the crisis of 2002. Under the previous regulations, generators sold to distributors at prices obtained from centralized calculations of the average spot market price. The distributers’ purchase price was the average price forecast for the next six months, called the Seasonal Price (Precio Estacional). Any differences between the Seasonal Price (the purchase price) and the actual spot price (the selling price) was charged to the Seasonal Fund (Fondo Estacional) managed by the Electricity Wholesale Market Administration Company (CAMMESA – Compañía Administradora del Mercado Mayorista Eléctrico).

However, after the 2002 crisis, the authorities changed the price-setting criteria, bringing the marginal pricing system to an end. First, marginal prices were calculated without taking into consideration the natural gas shortages. In effect, despite the fact that generation is dispatched on the basis of the fuels actually used, Resolution SE 240/2003 establishes that the marginal price is to be calculated taking into consideration all of the generation units as if there were no restrictions in effect on natural gas supplies. In addition, the expense of water is not included in the calculations if its opportunity cost is higher than the cost of generating power with natural gas. Second, it established a spot price ceiling of Ar$120/MWh. However, CAMMESA pays the actual variable costs of the thermal plants that run on liquid fuels through the Temporary Dispatch Cost Overruns program.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

In addition, as the dollarized economy was devalued and went back to the Argentine peso, payment for capacity fell from US$10 to Ar$10 per MWh. Capacity payments have subsequently risen slightly, to Ar$12 pesos.

Additionally, the freezing of prices paid by distributors caused a gap in relation to actual generation costs, resulting in various types of special agreements for recovering costs, in accordance with regulations in force.

It was within this context that the government announced in 2012 its plan to change the current regulatory framework for one based on an average cost scheme.

Resolution 95/2013 was published in March of 2013, significantly changing the system for generators’ remunerations and setting new prices for capacity depending on the type of technology used and availability. It also set new values for paying for non-fuel variable costs, as well as additional remuneration for energy generated.

In May 2013, the Group’s generating companies (Central Costanera S.A. and Hidroeléctrica El Chocón S.A.) accepted the terms of Resolution SE 95/2013.

This resolution marked the end of marginal pricing as a payment system in the Argentine power generation market and established, instead, payment by type of technology and size of plant. For each case, it recognizes fixed costs (determined on the basis of fulfilment of availability) and variable costs, plus an additional remuneration (the two parts are determined on the basis of the energy generated). Part of the additional remuneration will be placed in a trust for future investments.

In principle, commercial management and fuel dispatch will be in the hands of CAMMESA; Terminal Market agreements cannot be extended or renewed, and large users, once their respective contracts are up, must purchase their supply from CAMMESA. However, the Energy Secretariat, in Note SE 1807/13, gave generators the opportunity to express their intention to continue handling collections for their entire contract portfolio, thus ensuring a certain amount of cash flow and a continuing relationship with the customer.

It is also important to mention that Central Costanera has availability contracts signed in 2012 that are still in effect, as well as Combined Cycle contracts (until 2015) and steam generation contracts (until 2019) that will enable the company to implement a plan for investing in the Central Costanera plant generation units in order to optimize the reliability and availability of that plant. The contracts also include payment of the commitments under the Long-Term Service Agreement (LTSA) for the plant’s Combined Cycles.

Through Resolution 529/2014, the Energy Secretariat updated generators’ remuneration, which had been in effect since they were set in February 2013 under Resolution 95/2013. The new resolution increased recognition of fixed costs for Combined Cycle and large hydro electrical plants by 25% and adjusted variable costs by 41% for thermal plants and 25% for hydro electrical plants. A new variable remuneration was set for biodiesel-fired plants. The additional remuneration increased 25% for thermal plants, and a new charge of AR$21/MWh was set for one-time maintenance for Combined Cycle and Ar$24/MWh for other thermal generation plants. The resolution is retroactive to February 2014.

Through Resolution 482/2015, the Energy Secretariat updated generators’ remuneration, which had been in effect since they were set in February 2014 under Resolution 529/2014. The new resolution increased recognition of fixed costs for Combined Cycle and large hydro electrical plants by 28%, and 64% for mid-size hydro electrical plants. The variable costs were adjusted by 23%, hydro electrical plants are exempted of variable electric transmission payments and has been implemented a new incentive scheme for generation

The accompanying notes are an integral part to the Interim Consolidated Financial Statements and operative effectiveness for thermal plants. The additional remuneration increased by 26% for thermal plants and 10% for mid-size hydro electrical plants. The cost for non-recurrent maintenance was increased by 17% and the same concept is created for hydro electrical plants in Ar$ 8/MWh. Finally, a new charge of Ar$ 15.8/MWh for thermal plants and Ar$ 6.3/MWh for hydro electrical plants was set for investments funding, which will be effective from February 2015 to December 2018 only for those generators participating in the projects. The new generation will have an additional remuneration equivalent to 50% of the direct additional remuneration based on technology for a 10-year period. The resolution is retroactive to February 2015.

On March 30, 2016, the Energy Secretariat under the supervision of Ministry of Energy and Mining through Resolution 22/2016 updated the generators’ remuneration in effect under Resolution 482/2015, replacing for this purpose Appendices I, II, III, IV, V, VI and VII of the mentioned Resolution. It is noteworthy that the increases were based on the remuneration charged by the generators. The new resolution increased recognition of fixed costs for thermal plants by 70% and for hydro electrical plants by 120%. The variable costs were adjusted by 40% for thermal and hydro electrical plants. The cost for non-recurrent maintenance was increased by 60% for thermal plants and 25% for hydro electrical plants, respectively. The additional remuneration was not updated. The increases were applied retroactively to February 2016 to all remuneration concepts that are collected by the generators. This new resolution is a temporary measure adopted until the new regulatory framework announced by the government becomes effective.

On the other hand, on March 22, 2016, the Energy Secretariat through Resolution 21/16 required to offer new capacity for thermal generation for the summer 2016/17, winter 2017 and Summer 2017/18 periods. The resolution stated that the offer cannot include, at the date the resolution was published, pre-existent generation units already interconnected to the Argentine Interconnection System (“SADI” for its acronym in Spanish) or that the capacity offered it was already committed in other agreements.

The contract for 5 to 10 years will be entered into with CAMMESA as representative of MEM’s agents, the monthly remuneration for the capacity will be in US$/MW, while for energy generated with each fuel will be in US$/MWh, being the payment priority equivalent to that for payment of liquid fuel. The supply and/or the recognition of the fuel costs will be made based on current regulations, as appropriate.

The minimum capacity at each interconnection node must not be less than 40MW and preferably must be of dual capacity for fuel consumption, with specific maximum consumption of up to 2,500 kcal/kWh. CAMMESA will inform the expected locations for generation between 50 MW to 150 MW.

The order of priority for the offers was based on increasing costs, therefore, the assessment formulas must be available to the bidders.

On June 14, 2016, the results of the New Thermal Generation Bid were published in the Official Bulletin, granting a total of 1,915 MW (out of more than 6,000 MW total offers). Four offers propose to deliver new energy (545 MW of capacity) to the National Interconnected System in December 2016; 10 offers propose to deliver new energy (685 MW) in the first quarter of 2017 and four more offers are expecting to deliver new energy (229 MW) in the second quarter of 2018. In addition, 26 offers are committed to start their service in the second half of 2017, and another five offers in 2018. Likewise, through Note No. 355 the Energy Secretariat instructed CAMMESA to encourage pricing improvements to those entities whose offers were considered acceptable but no bid was granted. The deadline to provide new pricing offers was July 4, 2016. Currently, there is no official information about the results of such bidding process.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

Brazil

Legislation in Brazil allows the participation of private capital in the electricity sector, upholds free competition among companies in electricity generation, and defines criteria to avoid certain levels of economic concentration and/or market practices that may cause a decline in free competition.

Based on the contract requirements as stated by distribution companies, the Ministry of Energy has been involved in planning the expansion of the electricity system, setting capacity quotas by technology on the one hand and, on the other, promoting separate tender processes for thermal, hydraulic, or renewable energies, or directly holding tender processes for specific projects. The operation is being coordinated in a centralized fashion in which one independent operator coordinates centralized load dispatch based on variable production costs and seeks to guarantee to meet demand at the minimum cost for the system. The price at which transactions take place on the spot market is called the Difference Liquidation Price (Precio de Liquidación de las Diferencias, PLD).

Generation companies sell their energy on the regulated or unregulated market through contracts, and they trade their surpluses or deficits on the spot market. The free market is aimed at large users, with a limit of 3,000 kW or 500 kW if they purchase energy produced with renewable resources.

In the unregulated market, suppliers and their clients directly negotiate energy purchase conditions. In the regulated market, in contrast, where distribution companies operate, energy purchases must go through a tender process coordinated by the National Electricity Agency (ANEEL). In this way, the regulated purchase price used in the determination of tariffs to end users is based on average prices of open bids, and there are separate bidding processes for existing and new energy. Bidding processes for new energy contemplate long-term generation contracts in which new generation projects must cover the growth of demand foreseen by distributors. The open bids for existing energy consider shorter contractual terms and seek to cover the distributors’ contractual needs arising from the expiry of prior contracts. Each bidding process is coordinated centrally. Authorities set maximum prices and, as a result, contracts are signed where all distributors participating in the process buy pro rata from each offering generator.

On November 25, 2014, the ANEEL approved the new PLD limits for 2015. The maximum limits (decreased from R$ 823 to R$ 388/MWh) and the minimum (increased from R$ 16 to R$ 30/MWh). The decision was the result of extensive debate, which began with Public Consultation number 09/2014 and later with Public Hearing number 54/2014.

The main effect of the new limit is to reduce the financial impact for distributors of potential future risks when contracting energy on the spot market, as in 2014 the spot price was at its maximum for much of the year. The new maximum price also mitigates the risk of unrecoverable economic and financial losses for generators, when production is below contract values. However, the possibility of selling excess energy at higher prices decreases. Currently generators can divide their excess energy across the months of the year, to boost their revenues by allocating more energy to those months where higher prices are expected, as the ceiling is lower.

Annually, the ANEEL confirms through Resolutions the minimum and maximum values for the PLD limits. In 2016, the maximum and minimum PLD limits are R$ 422.56/MWH and R$ 30/MWh, respectively. Such PLD limits reflect the estimated costs of the Itaipú mega hydro power plant, which will have a tariff of 25.78 US$/kW in 2016.

These regulatory mechanisms ensure the creation of regulatory assets, whose rate adjustment for deficits in 2014, took place in the tariff adjustments starting in 2015 (March for Ampla Energía E Serviços S.A.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

(Ampla) and April for Compañía Energética Do Ceará S.A. (Coelce), subsidiaries of our associate). This mechanism has existed since 2001, and is called the Compensation Clearing Account – Part A (Cuenta de Compensación de Valores – Parte A, “CVA”). They aimed to maintain consistent operating margins for the dealer by allowing tariff revenue due to the costs of Parcel A.

Compensation Clearing Account (“CVA” for its acronym in Portuguese) helps maintain stability in the market and enables the creation of deferred costs, which is compensated through tariff adjustments based on the fees necessary to compensate for deficits from the previous year.

In December 2014 an addendum was signed to the concession contract for distributors in Brazil (Ampla and Coelce), which allows these regulatory assets (CVA’s and others) to be included in indemnitee assets at the end of the concession, and if this is not possible over time, it allows compensation through tariffs. Therefore, the recognition for these regulatory assets/liabilities is allowed under IFRS.

Brazil continued to experience drought conditions throughout 2014. In November the system reached the maximum risk of energy rationing. The average reservoir levels were 1% lower than at the last rationing. However, the Government has stated that there is no risk to supply.

The Government has created the ACR account to cover the additional energy costs through bank loans to be paid within two years through the tariff. Distributors had used approximately R$18 billion from the ACR account by December 31, 2014. However, this was not sufficient to cover the shortfall. In March 2015, it was approved a new loan against the ACR account to cover the shortfall of November and December 2014. In addition, it was approved an extension in the payment period for all loans, which currently will have to be paid in 54 months from November 2015.

In January 2015, based on the mismatches between the costs recognized in tariffs and actual costs other than those related to operations of the distribution entities, and increased inherent drought conditions costs, ANEEL began the application of a system (known as Tariffs Flags) of monthly charges over the tariff to the customers, provided that the marginal cost of the system is higher than the regulatory standard. The purpose of the regulator is to indicate the customers the generating cost of the following month, and paying in advance to the distribution companies an amount that would only be available in the next tariff review process.

The system consists of three levels of coloured flags: Green, Yellow and Red as follows:

Colour	Description	To be applied when CMO (R$/MWh)	Additional Tariff (R$/MWh)
Green	Favourable generation of energy conditions	< 200	None
Yellow	Less favourable generation of energy conditions	200 > < 388.48	+ 0.025
Red	Higher costs generation conditions	> 388.48	+ 0.045

From January until the reporting date, the values have been changing based on new expectations of future generation costs.

In summary, with this mechanism the generation cost that is currently transferred to the customer only once a year (when the annual tariff adjustment is performed) will generate a monthly variation and the customer can improve control over their electricity consumption. That is, the consumers will notice a lower tariff

The accompanying notes are an integral part to the Interim Consolidated Financial Statements adjustment as they are paying a higher amount during the month. The flags system implemented by the ANEEL, is an accurate indicator of the actual cost of energy generated, allowing consumers a rational use of electrical energy.

Beginning on February 1, 2016, the Red flag was separated into to levels: R$ 3.00 and R$ 4.50, applicable to a consumption of 100 kWh. Also, the Yellow flag value was reduced from R$ 2.5 to R$ 1.5, applicable to a consumption of 100 kWh (or portions). The improved conditions of the rain season in 2016 that increased the hydro electrical reserves to its normal levels and the combined effects of a decrease in the demand and the addition of new power plants to the Brazilian electricity system, have led to a change in the Tariff Flags in the last months, so that in March 2016 the flag was Yellow and in April 2016 it was Green.

In 2015, as a result of the effects of the drought conditions, most of the generating companies had preliminary judicial decisions that limited their risks and passed part of the costs to the customers. The ANEEL, looking for a solution, approved in November 2015 the conditions to “renegotiate” the hydrological risk with the generation agents participating in the Electricity Reallocation Mechanism (“MRE” for its acronym in Portuguese) which were pending until that date.

In 2015, six electric power tenders were carried out for purposes of re-establishing the energy supply:

•	One A-1 tender: 1,954 MWavg, allocated to Hydro (94%), Biomass (4%) and Gas (2%); from 1 to 3 years of energy supply;

•	Four A-3 tenders and reserve:

•	97 MWavg, allocated to Wind (30%) and Biomass (70%), at an average price of R$ 200/MWh

•	233 MWavg, allocated in 100% to Solar, at an average price of R$ 301.8/MWh

•	314.3 MWavg, allocated to Wind (72%), Hydro (15%), Gas (7%), and Biomass (6%), at an average price of R$ 189/MWh

•	508 MWavg, allocated to Wind (52%) and Solar (48%), at an average price of R$ 249/MWh.

•	One A-5 tender: 1,147 MWavg, allocated to Gas (76%), Hydro (18%) and Biomass (7%), at an average price of R$ 259.2MWh.

Also, a Tender for Contracting Hydro electrical Plants Concessions was carried out through the quota regime, in which the seller is granted energy (3,223 MWavg) and capacity (6,061 MW) for an Annual Operational Revenue from Generation.

In 2016, A-5 tender was carried out:

•	for 202 MWavg, allocated to Gas (2%), Hydro (58%) and Biomass (40%), at an average price of R$ 198.59 MWh.

Energy Development Account (“CDE” for its acronym in Portuguese)

The CDE, created under Law 10,438/2002, is a state-owned fund that provides energy development from alternative sources, promotes energy service globalization, and subsidizes the low income residential sub-class. The fund is financed through a charge in the tariff of customers and generators.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

Pro rata allocation of the CDE due to judicial matters

At the end of September 2015, ANEEL, based on certain judicial outcomes referring to suspend collection of CDE charges to certain industrial participants (Abrace’s members), had to recalculate the CDE pro rata allocation to the rest of the applicable participants. Despite having transferred Parcel A costs, the deficit originated for the revenue losses will be included in the tariff adjustments of the distribution companies.

CDE 2016

On December 15, 2015, ANEEL organized a public hearing to discuss with agents and the community the 2016 economic budget for the CDE.

The preliminary proposal of ANEEL is a 36% budget reduction for the charge of the Fuel Consumption Account (“CCC” for its acronym in Portuguese) efficiency energy interruptions leading to a lower charge to the final tariff for the consumers.

The deadline for the contributions is January 15, 2016.

Among the variables explaining the decline in the Budget are the reduction in the operating cost of the CCC and the amounts for compensation awards that are still pending of payment.

Open discussions on Renewal of Distribution Concession Contract

From September 2012, distribution concessions under Article 22 of Law No. 9,074/1995 could be one-time renewed for a maximum 30-year period upon decision of the Grantor Power, in order to ensure the continuity, efficiency in rendering services, tariff model and acknowledging an operational and economic rationale.

The renewal of the concession for such distributions companies will be conditional to the render of quality services based on criteria relating to operational efficiency and economic/financial management.

On October 20, 2015, ANEEL approved the “draft version” of the amendment to the Concession Contract and recommended to the Ministry of Energy and Mining to extend the concessions. On December 28, 2015, the government extended the period to sign the contract for extending concessions due to complexity in the analysis of current grantors, and only approving the CELG’s concession.

Distributed Generation

In May 2015, the regulator in a public hearing began the process to modify the regulations related to the distributed micro- and mini-generation aimed to making it more viable. The most important modification is to allow the installation of generation systems (of any renewable source, up to 3 MW for hydro and 5 MW for other sources) in locations other than where is located the load.

On November 24, 2015, ANEEL approved the regulation on distributed micro- and mini-generation by using an energy compensation mechanism (Resolution No. 687/15).

Under the new regulations, effective on March 1, 2016, the use of any source of renewable energy as well as qualified co-generation are allowed. Distributed micro-generation is defined as a generating power plant with installed capacity of up to 75 kW. Distributed mini-generation is defined as a generating power plant with installed capacity of more than 75kW and less than 5 MW (3 MW are for water supply) connected to the distribution network through consumption units facilities.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

If the volume of energy generated in a particular month is higher than the energy consumed in that particular month, the consumer has a credit that can be used to reduce the next month invoice. In accordance with the new regulation, the effective period for energy credits was increased from 36 to 60 months, also the credits can be applied to the consumption of units of the same owner located in other place, as long as the service area is from a same distributor. This type of use for credits is referred to as “distance consumption”.

Another new feature available in the regulation is the possibility to install distributed generation in condominiums (companies with multiples consumption units). Under this feature, the energy generated can be distributed in specific percentages defined by the own consumers.

ANEEL also create the scheme “shared generation” which allows the parties interested in be part of a consortium or cooperative to install distributed mini/micro generation and use the energy generated to reduce the invoices of all members of the consortium or cooperative.

In terms of the procedures necessary to connect the micro/mini generator to the distribution network, the ANEEL set up rules that simplifies the process with specific forms for access requests to be completed by the consumers and reducing the period, from 82 days to 34 days, that distributors have to connect the 75 kW plants. In addition, from January 207, customers will be able to make access requests and to monitor their progress online.

Shared Personnel and Contracts between Related Parties

On January 28, 2016, the ANEEL issued new rules on sharing personnel and infrastructure between entities of a same Group, and also for the approval of contracts between related parties.

The new rules on sharing personnel and infrastructure between entities of a same Group are as follows:

•	To allow share personnel and administrative infrastructure between entities from different business activities (generation, distribution, transmission, commercial and holdings);

•	For hiring personnel it must be compared the service to be rendered and sharing the human resources, and the most viable economic option must be used. The service contracts will be for a maximum 5-year term, with an extending option upon request and the verification of economic advantages;

•	To use the Gross Non-Movable Asset (“AIB” in its Spanish acronym) as the regulatory criteria to separate the full amount of personnel expenses and third-party services, as well as the shared infrastructure between the participating entities. The share ratio of personnel expenses for distributors is limited to a 40% of its total personnel expenses recorded in their accounting records;

•	The contracts to share personnel and administrative infrastructure shall comply with the economic, financial, administrative and operational individuality principles of the companies:

•	The principles shall be stated in the request to ANEEL;

•	The contracts to share personnel and administrative infrastructure will be for a maximum 5-year term, with an extending option upon request and the verification of economic advantages;

•	The contracts shall contain an exit clause so that in case of an administrative intervention, the intervenor could keep the contracts terms for a period not less than 1 year.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

•	The proposed structure that the distribution companies must present to the ANEEL, shall consider that:

•	The operation, engineering and people defence processes cannot be shared;

•	The procurement, accounting, market, financing, audit and other processes can be share, based on ANEEL decision after analysing the prior request for approval;

New rule for approval of contracts between related parties:

•	The contracts between related parties of purchase/sale of energy in the free market (“CCEAL” in its Portuguese acronym) are not preliminary reviewed by the ANEEL, instead are reviewed after the parties have stated the terms of the contracts;

•	The contracts between related parties which will not be reviewed preliminary by the ANEEL, on an individual basis, under the following conditions:

Prior Year Contract Revenues	Annual Limit of Disbursement of the Contract
More than R$3.5 billion	ThR$ 650
Less than R$3.5 billion and more than R$1 billion	ThR$ 350
Less than R$1 billion	ThR$ 150

•	The loan agreements between related parties must have a maximum 4-year term.

Resolution No. 237

On June 6, 2016, the Ministry of Mining and Energy (“MME” for its acronym in Portuguese) issued Resolution No. 237 allowing energy distribution companies to request to the MME that their investments in high voltage distribution systems and in substations be categorized as priority. Such classification allows the distributors to issue “infrastructure debentures” which are financing bonds with maturities longer than those of normal bonds, and that also have tax benefits for creditors. The granting of this benefit to the energy distribution companies was the result of an initiative carried out between the Brazilian Electric Energy Distributors Association (“ABRADEE” for its acronym in Portuguese) and the Ministry of Mining and Energy.

Provisional Measure No. 735

On June 22, 2016, ANEEL issued Provisional Measure No 735, establishing the following changes:

1)	Sectoral Commissions

•	Beginning on January 1, 2017, the Chamber of Electric Energy Commercialization (“CCEE” for its acronym in Portuguese) will replace Eletrobás in performing the activities to collect the Global Reserve of Reversal (“RGR” for its acronym in Portuguese), Energy Development Account (“CDE”) and the Fuel Consumption Account (“CCC”), as well as, in managing the financing for the payment of the administration and operational expenditures incurred in this sectorial funds.

•	Beginning on January 1, 2030, the CDE’s annual instalments allocation will be made in proportion to the electric energy consumer market in MWh served by the distribution companies and the distribution and transmission concessionaires. The geographical location will no longer be taken into account. From January 1, 2017 to December 31, 2019 a gradual and uniform reduction will be applied in order to eliminate the actual proportion (4.53 for the CDE instalments in the South, South East, North, and North-East regions).

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

•	Beginning on January 1, 2030, the cost per MWh of the CDE’s annual instalments paid by the consumers will be pro rata allocated to their voltage levels, as follows:

•	High Voltage = 1/3 x Low Voltage cost

•	Medium Voltage = 2/3 x Low Voltage cost

•	From January 1, 2017 to December 31, 2029 a gradual and uniform reduction will be applied in order to reach above proportions.

2)	Itaipú Binacional’s Tariff

Itaipú Binacional (“Itaipú”) is an hydro electrical power plant constructed as part of the International Agreement signed between Brazil and Paraguay on April 26, 1973, for the development of the hydroelectric resources of the Paraná River located at the Brazilian-Paraguayan border (from and including the Guairá Falls to the mouth of the Iguazú River).

The transfer tariff of Itaipú’s energy is fixed in US$/kW of monthly contracted capacity. Brazilian energy distribution companies must pay monthly to Eletrobas in the Itaipú Electric Energy Commercialization account the amount determined by multiplying the monthly contracted capacity quota times the transfer tariff of Itaipú’s energy, both approved by the ANEEL.

Beginning on January 1, 2016, in accordance with Article 6 of Provisional Measure No. 735, a new transfer tariff of Itaipú’s energy was established, which will be included in the total cost of 15.3 of the multiplier factor over the energy transfer cost referred to as in Appendix C of the Brazilian-Paraguayan Itaipú Agreement.

3)	Tenders

For the concession of electric energy generation, transmission and distribution that will not be renewed, the Brazilian government can propose a sale/tender of the new 30-year period concession.

CDE’s Monthly Rate: Indemnification for discounts granted to consumers under judicial orders

Resolution No. 1,576 authorized electric energy distributors to recover the lower amounts billed due to judicial orders against the Energy Development Account, through the CDE’s monthly instalments.

The difference between the regular tariff and the judicial order tariffs shall be deducted from the CDE’s monthly instalment. This adjustment will not be implemented through the tariffs and no regulatory assets will be included in the tariffs. The discount applied to the CDE’s monthly instalment of consumers with judicial orders will be compensated, that is, the monthly payment of the instalments will be lower than the instalments defined in the resolution.

Law No. 13,203: Beneficiaries to the discount in the Tariffs for Using Distribution System (“TUSD”) and Tariffs for Using Transmission System (“TUST”)

Law No. 13,203, published on December 8, 2015, broaden the scope of beneficiaries to the discount in the TUSD/TUST, as well as, the volume and use of the energy when it is considered and used for self-generation:

•	ANEEL will establish a discount of up to 50% to the TUSD/TUST tariffs for those hydro electrical energy projects with total capacity less than or equal to 3,000 kW and those energy projects based on

The accompanying notes are an integral part to the Interim Consolidated Financial Statements solar, wind, biomass and qualified co-generation whose total capacity connected to the distribution and transmission systems is less than or equal to 30,000 kW. The discount will be applicable to the energy production and consumption that is:

i)	purchased/sold for this type of projects; and

ii)	used in own production for those entities beginning operations on January 1, 2016.

•	ANEEL will establish a discount of up to 50% to the TUSD/TUST tariffs for those solar, wind, biomass and qualified co-generation energy projects whose total capacity connected to the distribution and transmission systems is more than 30,000 kW and less than 300,000 kW and that comply with the following criteria:

i)	the project was originated as a result of the energy auction carried out on January 1, 2016; or

ii)	the project was authorized to begin operations on January 1, 2016.

In implementing the Law, ANEEL established Public Audience No. 38 that will replace Resolution No. 77/2004. The discounts will result in a significant increase in the amounts that are subsidized by the CDE, thus, increasing the tariffs for the consumers of our subsidiaries Ampla and Coelce. The fix percentage of discount of 50% proposed by ANEEL for this type of energy projects is the minimum to be applied based on current regulations.

Public Audience No. 34. Criteria to limit the payment of dividends and interest on net equity

ANEEL called to Public Audience No. 34 to establish the criteria to limit the payment of dividends and interest on net equity as a result of non-compliance of indicators of public service continuity for those energy distribution contracts signed under Law No. 12,783/2013 and Decree No. 8,461/2015. The criteria are the following:

•	Dividend distribution and interest on net equity are limited to 25% of net income or 25% increase in the amounts allocated as legal reserve and contingency reserve and the reversal of such reserve from prior periods;

•	The limit will be applied at the beginning of the following year that the non-compliance occurred;

•	If a higher amount of cash and cash equivalent is paid as consideration of net equity, updated by the SELIC rate, within the 180 days after received notification from ANEEL to the controlling party.

Colombia

The Public Utility Law (Ley de Servicios Públicos Domiciliarios, Law No. 142) and the Electricity Law (Ley Eléctrica, Law No. 143) were passed in 1994 establishing the new framework ordered by the Constitution. These laws set out the general criteria and policies that are to govern public utility service provision in the country, as well as the procedures and mechanisms for regulating, monitoring and overseeing them.

The Electricity Law puts the constitutional focus into practice, regulating the generation, transmission, distribution and sale of electricity, creating the market and competitive environment, strengthening the industry and setting the boundaries for government intervention. Taking into account the nature of each activity or business, general guidelines were established for developing the regulatory framework, creating

The accompanying notes are an integral part to the Interim Consolidated Financial Statements and implementing the rules that would allow for free competition in the power generation and sales industries, while the directives for the transmission and distribution industries were geared toward treating these activities as monopolies while seeking out competitive conditions wherever possible.

The main institution in the electricity sector is the Mining and Energy Ministry, who’s Mining Energy Planning Unit (Unidad de Planeación Minero Energética, UPME) draws up the National Energy Plan and the Generation and Transmission Expansion Plan. The Energy and Gas Regulatory Commission (Comisión de Regulación de Energía y Gas, CREG) and the Public Service Superintendency (Superintendencia de Servicios Públicos, SSPD) regulate and oversee, respectively, the companies in the industry, and the Superintendency of Industry and Commerce is the national authority for free trade protection issues.

The electricity industry operates on the basis of electricity-selling companies and the large consumers being able to buy and sell energy through bilateral contracts or on a short-term energy exchange market, called the energy exchange, that operates freely according to supply and demand conditions. In addition, long-term auctions of Firm Energy within a Reliable Charge scheme are carried out to promote the expansion of the system. The market is operated and administered by XM, which is in charge of the National Dispatch Centre (Centro Nacional de Despacho, CND), and the Commercial Interchange System Manager (Administrador del Sistema de Intercambios Comerciales, ASIC).

Peru

The Electricity Concessions Law and its regulations, the Law to Ensure Efficient Development of Electricity Generation (Law No. 28,832), the Electricity Industry Antimonopoly and Oligopoly Law, the Technical Standard for Electricity Service Quality, the Environmental Protection Regulations for Electricity Activities, the Law Creating the Energy and Mining Investment Supervisory Agency (“OSINERGMIN” for its acronym in Spanish) and its regulations, and the Regulations for Unregulated Electricity Users and Decree Law No. 1221 which improves the regulation of distribution of electricity to promote access to electricity in Peru, all comprise the main legislation in the regulatory framework for doing business in the power industry in Peru.

Law No. 28,832, whose purpose is to ensure enough efficient power generation to reduce the risk of price volatility and rationing, promotes the establishment of market prices based on competition, planning and ensuring a mechanism that guarantees expansion of the transmission grid, and also allows Large Unregulated Users and Distributors to participate in the short-term market. Accordingly, the law promotes tender processes for long-term power supply contracts at firm prices in order to encourage investment in efficient generation and contracts with distribution companies. Distribution companies must begin the tender processes at least three years ahead of time in order to keep Regulated Users’ demand covered.

Expansion in transmission must be planned through a binding Transmission Plan drawn up by the COES SINAC and approved first by the OSINERGMIN and then by the Energy and Mining Ministry. There are two types of system: a) the Guaranteed Transmission System, which is paid for by the demand; and b) the Complementary Transmission System, which is financed jointly by the generation companies and by the demand.

The purpose of the COES SINAC is to coordinate operations at the lowest possible cost while ensuring a reliable system and the best use of energy resources, to plan transmission and to manage the short-term market. It is made up of generation, transmission and distribution companies and Large Unregulated Users

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

(those with demand of 10 MW or higher) who belong to the National Interconnected Grid (Sistema Eléctrico Interconectado Nacional).

Generation companies may sell their power to: (i) Distribution companies through tender contracts or regulated bilateral contracts; (ii) Unregulated clients; and (iii) the spot market, where surplus energy is traded among generation companies. Generation companies are also paid for the firm capacity they contribute to the system which covers the maximum demand plus a margin regardless of their dispatch.

Peru’s spot price, given the definition of its ideal marginal cost and the ability of natural gas plants to declare gas prices lower than their actual costs, does not necessarily reflect the costs in the system, as it does not consider the current shortages in the natural gas and electricity transport system. Furthermore, it sets a ceiling price for the market. This was established in an emergency regulation in 2008 (Emergency Decree 049 of 2008) that will remain in effect at least until the end of 2016.

Decree Law No. 1221, published on September 24, 2015, amends certain aspects of the current framework, among others:

•	In tariff distribution, VAD (Value Added Distribution) and Internal Rate of Return (IRR) calculation will be made individually for each distribution company with more than 50,000 customers.

•	The Energy and Mining Ministry will define a Technical Responsibility Zone (ZRT) for each distributor, taking into consideration the environment of the regions where they operate (near to concession zones). The works conducted at the ZRT shall be approved by the Distributor, and it will have priority to conduct them or might be subsequently transferred to them. A VAD will be recognized for investment and audited actual costs (with an upper threshold).

•	Add to the VAD a charge for Technological Innovation and/or Energy Efficiency in Distribution.

•	Add an adjustment factor to the VAD that encourages service quality in distribution.

•	Establishes an obligation to the Distributors to assure their regulated demand for 24 months.

•	Establishes an obligation to the Distributor for of urban electrification or return the contribution once 40% of habitability is reached.

•	Regarding the concessions, it limits to 30 years those granted through bidding processes, it establishes a requirement for a favourable report of basin management for hydro electrical generation, and the granting and expiration of concessions shall be ruled through Ministry Resolution.

•	Establish conditions for distributed generation of non-conventional renewable energy and co-generation that allows them to inject the surpluses to the distribution system without affecting the operational assurance.

It is expected that the publication of regulations under this Decree Law for its subsequent implementation will take effect during 2016.

Non-conventional renewable energy

•	In Brazil, the ANEEL holds auctions by technology considering the expansion plan set by the EPE, the planning agency, so that the target amount set for non-conventional renewable energy capacity is met.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

•	In Colombia, Law No. 697 was issued in 2001 by the Program for the Rational and Efficient Use of Energy and Other Forms of Non-Conventional Energy (Programa de Uso Racional y Eficiente de la Energía y demás formas de Energías No Convencionales – PROURE). Subsequently, indicative targets were defined for non-conventional renewable energy (NCRE) of 3.5% for 2015 and 6.5% for 2020. Law No. 1,715 was enacted in 2014, which created a legal framework for the development of non-conventional renewable energy, in which guidelines for declarations of public interest, as well as tax, tariff and accounting incentives were established. As part of the implementation, the Ministry of Mines and Energy enacted Decree No. 2,469 in 2014 establishing guidelines for energy policy on supply of self-generation surpluses. Likewise, the Energy and Gas Regulatory Commission (“CREG” for its acronym in Spanish) issued Resolution 24/2015 regulating high-scale self-generation activity, and the Mining Energy Planning Unit (“UPME” for its acronym in Spanish) issued Resolution No. 281/2015 establishing the limit for low-scale (equal to 1MW) self-generation. Additionally, the CREG issued Resolutions No. 11/2015 and No. 212/2015 encouraging demand response mechanisms. In 2015 the CREG issued Resolution No. 138 that amends the remuneration scheme for confidence charged for minor plants. This new regulation establishes that such plants will belong to the centralized scheme of the charge and will declare ENFICC in order to obtain OEF assignments. If the difference between actual and programmed generation in those plants is lower than +/- 5%, they could keep the current remuneration scheme. By CREG Resolution No. 177/2015 a transition period for the implementation of this measure was established as until June 2016. The Ministry of Mines and Energy issued in 2015 Law Decree No. 1,623 that establishes guidelines on zone expansion policies and Law Decree No. 2,143 in 2015 that provides guidelines for the implementation of fiscal and tax incentives established in Law No. 1,715. In 2016 the UPME issued Resolution No. 45/2016, establishing the procedures to request certificates to support FNCE’s projects and to obtain the list of goods and services exempted from duties or VAT.

•	In Peru, a target of 5% has been set as the NCRE share in the country’s energy system. It is a nonbinding target and the regulatory agency, the OSINERGMIN, holds differential tenders by technology and limited prices to help reach the goal.

•	In Argentina, on October 21, 2015, the new Law No. 27,191 for Renewable Energy was published in the Official Bulleting, replacing the current Law No. 26,190. The new regulation postpones to December 31, 2017 the goal to reach 8% share in the national demand of energy with renewable sources for generation and establishes as a second stage goal to reach 20% share in 2025 establishing mid-objectives of 12%, 16% and 18% for the end of years 2019, 2021 and 2023. The enacted Law creates a Fiduciary Fund (“FODER”) to finance works, grants tax benefits to renewable energy projects and establishes exemptions for specific taxes, national, provincial and municipality royalties until December 31, 2025. The customers categorized as Large Users (> 300 kW) shall comply on an individual basis with the renewable share goals, establishing that the price of the contracts shall not exceed 113 US$/MWh, and setting sanctions to those not fulfilling the goals.

The Decree 531/16, published on March 30, 2016, regulates Law No. 26,190 and its amendment Law no. 27,191 on renewable energy. Basically it regulates certain formalities:

•	Designates the Ministry of Energy and Mining as the regulator authority;

•	Enables generators/marketers to enter into contracts for a demand of more than or equal 300 KW or with distribution companies acting on their behalf;

•	CAMMESA will call to public tenders to supply demand for less than 300 KW;

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

•	All CAMMESA’s purchases are guaranteed by the Fiduciary Fund (“FODER”);

•	The FODER will be incorporated with funds from Treasure and a specific fee applied to the demand supplied by CAMMESA;

•	The energy goals must be fulfilled with renewable energy generated from power plants within the country;

•	To use the tax benefits it is necessary to have an authorized certificate of inclusion within the renewable energy regime.

The Ministry of Energy and Mining, CAMMESA and the Executive Committee, will be responsible for establishing the methodology to determine the fines for non-compliance of goals, use of the Fiduciary Fund and tender specifications.

Resolutions No. 71/2016 and No. 71/2016, both issued on May 17, 2016, begin the process of public tenders for contracting within the Electric Wholesale Market of renewable energy under the so called “Programa Renovar – Ronda 1” with a total requirement of 1,000 MW divided into:

•	Wind: 600 MW;

•	Solar: 300 MW;

•	Biomass: 65 MW;

•	Mini-hydro: 20 MW;

•	Biogas: 15 MW.

The tender is structured with a maximum price for technology established by the government.

The preliminary specifications of the tender and the preliminary framework for the Energy Supply Contract were issued for public comments. The preliminary specifications set up a timetable for the tender process, where: the final specifications will be published on July 1, 2016, the submission of the offers will be on August 22, 2016, the granting of the offers will be on September 28, 2016 and the signing-off of the contracts will be in October 28, 2016.

CAMMESA is the buyer of the energy with prices in USD/MW (without indexation) and contracts of a 20-year term.

Through Resolution No. 106/2016, issued on June 13, 2016, postponed the date for public comments to July 1, 2016. Up to date, it is still expected the final tender specifications and confirmation of the timetable of the process.

Limits on integration and concentration

In general, all of the countries have legislation in effect that defends free competition and, together with specific regulations that apply to the electricity market, defines criteria to avoid certain levels of economic concentration and/or abusive market practices.

In principle, the regulators allow the participation of companies in different activities (e.g. generation, distribution, and commercialization) as long as there is an adequate separation of each activity, for both accounting and company purposes. Nevertheless, most of the restrictions imposed involve the transmission

The accompanying notes are an integral part to the Interim Consolidated Financial Statements sector mainly due to its nature and to the need to guarantee adequate access to all agents. In Argentina and Colombia there are specific restrictions if generation or distribution companies want to become majority shareholders in transmission companies.

Regarding concentration in a specific sector, in Argentina, there are no specific limits that affect the vertical or horizontal integration of a company. In Peru, integration is subject to authorization. In Colombia, no company may have a direct or indirect market share of over 25% in electricity sale activities, although two criteria have been established for generating activity. One of these relates to participation limits depending on market concentration (HHI) and the size of the players according to their Firm Energy, and the other relates to pivotally conditions in the market depending on the availability of resources to meet system demand. In addition, Colombian companies created after the Public Service Law was enacted in 1994 can only engage in activities that complement generation/sales and distribution/sales. Finally, in Brazil, with the changes taking place in the power industry under Law No. 10,848/2004 and Decree 5,163/2004, the ANEEL gradually perfected regulations, eliminating concentration limits as no longer compatible with the prevailing regulatory environment. However, regulatory approval is required for consolidations or mergers to take place between players operating within the same business segment.

Market for unregulated customers

In all of the countries where the Group operates, distributing companies can supply their customers under regulated or freely agreed conditions. The supply limitations imposed on the unregulated market are as follows:

Country	kW threshold
Argentina	> 30 kW
Brazil	> 3.000 kW or > 500 kW(1)
Colombia	> 100 kW or 55 MWh-month
Peru	> 200 kW(2)

(1)	The >500 kW limit applies if energy is purchased from renewable sources, for which the government provides incentives through a discount on tolls.
(2)	In April 2009, it was established that clients between 200 kW and 2,500 kW could choose between the regulated and unregulated markets. Those using over 2,500 kW are required to be unregulated customers.

5	CASH AND CASH EQUIVALENTS

a)	The detail of cash and cash equivalents as of June 30 and March 1, 2016 is as follows:

Cash and cash equivalents	Balance as of
	6-30-2016	3-1-2016
	ThCh$	ThCh$
Cash balances	18,486	24,243
Bank balances	76,061,618	131,838,924
Time deposits	14,861,829	26,546,792
Other cash and cash equivalents	22,695,750	52,842,477
Total	113,637,683	211,252,436

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

Time deposits included in cash and cash equivalents represent interest-bearing time deposits with original maturity of less or equal to 90 days. Other fixed-income investments are mainly comprised of repurchase agreements with original maturities of less than or equal to 90 days. There is no significant available cash held by the Group that is restricted.

b)	The detail of cash and cash equivalents by currency is as follows:

Currency	Balance as of
	6-30-2016 ThCh$	3-1-2016 ThCh$
Chilean peso	860,172	33,977,634
Argentine peso	15,110,601	12,493,810
Colombian peso	81,630,612	143,455,480
Peruvian sol	8,197,670	17,416,962
U.S. dollar	7,838,628	3,908,550
Total	113,637,683	211,252,436

6	OTHER FINANCIAL ASSETS

The detail of other financial assets as of June 30 and March 1, 2016 is as follows:

Other Financial Assets	Balance as of
	6-30-2016		3-1-2016
	Current	Non-current	Current	Non-current
	ThCh$	ThCh$	ThCh$	ThCh$
Available-for-sale financial investments – non-quoted equity securities or with limited liquidity	—	1,489,313	—	570,183
Financial assets held to maturity	2,482,940	—	3,429,689	—
Hedging derivatives (*)	367,908	1,699	596,654	7,536
Non-hedging derivatives (**)	480,111	—	—	—
Total	3,330,959	1,491,012	4,026,343	577,719

(*)	See Note 18.2.a
(**)	See Note 18.2.b

The amounts included in “financial assets held to maturity” and “financial assets at fair value through profit or loss” correspond mainly to time deposits and other highly liquid investments that are readily convertible to cash and subject to a low risk of changes in value, but that do not fulfil the definition of cash equivalent as defined in Note 3.f.2 (with maturity over 90 days from time of investment).

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

7	TRADE AND OTHER RECEIVABLES

a)	The detail of trade and other receivables as of June 30 and March 1, 2016 is as follows:

Trade and Other Receivables, Gross	Balance as of
	6-30-2016		3-1-2016
	Current	Non-current	Current	Non-current
	ThCh$	ThCh$	ThCh$	ThCh$
Trade and other receivables, gross	235,707,729	218,201,571	219,724,982	220,651,649
Trade receivables, gross	217,646,382	206,959,522	201,822,287	217,115,983
Other receivables, gross	18,061,347	11,242,049	17,902,695	3,535,666

Trade and Other Receivables, Gross	Balance as of
	6-30-2016		3-1-2016
	Current	Non-current	Current	Non-current
	ThCh$	ThCh$	ThCh$	ThCh$
Trade and other receivables, net	228,027,444	218,201,571	211,703,393	220,651,649
Trade and other receivables, net	211,296,144	206,959,522	195,564,258	217,115,983
Other receivables, net	16,731,300	11,242,049	16,139,135	3,535,666

There are no significant restrictions related to these trade and other receivables.

The balances in this account do not generally accrue interest.

The Group did not have clients to which it had sales representing 10% or more of its revenues for the four months period ended June 30, 2016.

Refer to Note 8.1 for detailed information on amounts, terms and conditions associated with accounts receivable from related parties.

b)	As of June 30 and March 1, 2016 the balance of unimpaired, past due trade receivables is as follows:

Trade Receivables Past Due But Not Impaired	Balance as of
	6-30-2016	3-1-2016
	ThCh$	ThCh$
Less than four months	32,199,606	18,959,176
Between four and six months	10,524,384	10,728,597
Between six and twelve months	24,214,165	8,219,903
More than twelve months	20,847	—
Total	66,959,002	37,907,676

c)	The reconciliation of changes of allowance for impairment of trade receivables is as follows:

Trade Receivables Past Due and Impaired	Current and Non-current
ThCh$
Balance as of March 1, 2016	8,021,589
Increases (decreases) for the period (*)	(114,573)
Foreign currency translation differences	(226,731)
Balance as of June 30, 2016	7,680,285

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

Write-offs of bad debt

Past-due debt is written off once all collection measures and legal proceedings have been exhausted and the debtors’ insolvency has been demonstrated. In our power generation business, this process normally takes at least one year of procedures for the few cases that arise in each country.

d)	Additional information:

•	Additional statistical information required under Official Bulletin 715 of the Superintendencia de Valores y Seguros (Chilean Superintendency of Securities and Insurance) of February 3, 2012, XBRL Taxonomy: see Appendix 5.

•	Complementary information on trade receivables: see Appendix 5.1.

8	BALANCES AND TRANSACTIONS WITH RELATED PARTIES

Related party transactions are performed at current market conditions.

Transactions between the companies of the Group have been eliminated on consolidation and are not itemized in this note.

As of the date of these consolidated financial statements, no guarantees have been given or received nor has any allowance for bad or doubtful accounts been recognized with respect to receivable balances for related party transactions.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

8.1 Balances and transactions with related parties

The balances of accounts receivable and payables between the Group and its non-consolidated related parties are as follows:

a)	Receivables from related parties:

							Balance as of
							6-30-2016	3-01-2016
Taxpayer ID No. (RUT)	Company	Description of the transaction	Term of the transaction	Relationship	Currency	Country	Current	Current
							ThCh$	ThCh$
Foreign	Endesa Cemsa S.A.	Other services	Less than 90 days	Associate	Ar$	Argentina	38,894	—
Foreign	Endesa Cemsa S.A.	Other services	Less than 90 days	Associate	Ar$	Argentina	224,784	—
Foreign	Chilectra S.A.	Other services	Less than 90 days	Common control	Ch$	Chile	3,500	—
Foreign	Comercializadora de Energía del Mercosur S.A.	Energy sales	Less than 90 days	Associate	Ar$	Argentina	—	39,143
Foreign	Comercializadora de Energía del Mercosur S.A.	Other services	Less than 90 days	Associate	CH$	Argentina	—	292,117
Foreign	Companhía Interconexao Energética S.A.	Tolls	Less than 90 days	Common control	Ar$	Brazil	5,378,920	5,242,895
Foreign	Compañía Distribuidora y Comercializadora de Energía S.A.	Energy sales	Less than 90 days	Common control	CP	Colombia	12,472,747	19,270,991
Foreign	Compañía Distribuidora y Comercializadora de Energía S.A.	Other services	Less than 90 days	Common control	CP	Colombia	54,415	36,674
Foreign	Compañía Distribuidora y Comercializadora de Energía S.A.	Loans	Less than 90 days	Common control	CP	Colombia	—	4,796,859
Foreign	Empresa de Energía de Piura S.A.	Other services	Less than 90 days	Common control	Sol	Peru	79,579	66,331
Foreign	Empresa de Distribución Eléctrica de Lima Norte S.A.A.	Energy sales	Less than 90 days	Common control	Sol	Peru	23,089,514	11,369,318
Foreign	Empresa de Distribución Eléctrica de Lima Norte S.A.A.	Other services	Less than 90 days	Common control	Sol	Peru	802,818	247,182
Foreign	Empresa de Distribución Eléctrica de Lima Norte S.A.A.	Loans	Less than 90 days	Common control	Sol	Peru	10,921	—
Foreign	Empresa Distribuidora Sur S.A.	Current account	Less than 90 days	Common control	Ar$	Argentina	4,675	2,507
Foreign	Empresa de Energía de Cundinamarca S.A.	Energy sales	Less than 90 days	Common control	CP	Colombia	727,223	1,124,151
94.271.000-3	Enersis Chile S.A.	Other services	Less than 90 days	Parent	CP	Chile	5,481	5,031
91.081.000-6	Endesa S.A.	Other services	Less than 90 days	Parent	Ch$	Chile	24,324	—
Foreign	Enel Produzione	Current account	Less than 90 days	Common control	US$	Italy	—	145,761
Foreign	Distrilec Inversora S.A.	Dividends	Less than 90 days	Associate	US$	Argentina	3,804	3,801
Foreign	Central Dock Sud S.A.	Other services	Less than 90 days	Common control	Ar$	Argentina	3,157	—
Foreign	Endesa Energía S.A.	Other services	Less than 90 days	Common control	CP	Spain	500	—
Foreign	Enel Brasil S.A.	Dividends	Less than 90 days	Associate	Ch$	Brazil	21,125,979	10,619,928
Foreign	Enel Brasil S.A.	Dividends	Less than 90 days	Associate	Real	Brazil	2,441,984	1,224,862
Foreign	Central Termica Manuel Belgrano	Dividends	Less than 90 days	Associate	Ar$	Argentina	21,764	—
Foreign	Central Termica Manuel Belgrano	Current account	Less than 90 days	Associate	Ar$	Argentina	6,148	—
Foreign	Central Termica San Martin	Dividends	Less than 90 days	Associate	Ar$	Argentina	16,762	—
Foreign	Central Termica San Martin	Current account	Less than 90 days	Associate	Ar$	Argentina	4,736	—
Foreign	Enel Produzione S.p.a.	Other services	Less than 90 days	Parent	US$	Italy	145,675	—
Foreign	Energía Nueva Energía Limpia Mexico S.R.L	Other services	Less than 90 days	Common control	Ch$	Italy	1,007	—
Foreign	Central Dock Sud	Other services	Less than 90 days	Common control	Ch$	Spain	—	2,066
Foreign	Endesa Energía S.A.	Other services	Less than 90 days	Common control	Ch$	Spain	—	457
Foreign	Enel Green Power Colombia	Other services	Less than 90 days	Common control	CP	Colombia	18,331	17,221
	Total						66,707,642	54,507,295

As of June 30, and March 1, 2016 the Group did not have non-current receivables from related parties.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

b)	Accounts payable to related parties:

							Balance as of l
							6-30-2016	3-01-2016
Taxpayer ID No. (RUT)	Company	Description of the transaction	Term of the transaction	Relationship	Currency	Country	Current ThCh$	Current ThCh$

91.081.000-6	Endesa S.A.	Current account	Less than 90 days	Common control	Ch$	Chile	—	2,366,402
91.081.000-6	Endesa S.A.	Other services	Less than 90 days	Common control	Ch$	Chile	—	67,357
Foreign	Comercializadora de Energía del Mercosur S.A.	Fuel purchase	Less than 90 days	Associate	Ar$	Argentina	—	944,899
Foreign	Compañía Distribuidora y Comercializadora de Energía S.A.	Energy purchase	Less than 90 days	Common control	CP	Colombia	2,685,394	12,313,082
Foreign	Compañía Distribuidora y Comercializadora de Energía S.A.	Other services	Less than 90 days	Common control	CP	Colombia	46,826	34,986
Foreign	Compañía de Transmisión del Mercosur S.A.	Tolls	Less than 90 days	Common control	Ar$	Argentina	5,378,920	5,242,895
Foreign	Empresa de Energía de Piura S.A.	Other services	Less than 90 days	Common control	Sol	Peru	3,240	27,734
Foreign	Empresa de Energía de Piura S.A.	Tolls	Less than 90 days	Common control	Sol	Peru	584,712	437,703
Foreign	Empresa de Energía de Piura S.A.	Energy purchase	Less than 90 days	Common control	Sol	Peru	35,836	41,525
Foreign	Empresa de Energía de Piura S.A.	Loans	Less than 90 days	Common control	Sol	Peru	8,615,660	—
Foreign	Empresa de Distribución Eléctrica de Lima Norte S.A.A.	Other services	Less than 90 days	Common control	Sol	Peru	132,693	171,671
Foreign	Empresa de Distribución Eléctrica de Lima Norte S.A.A.	Tolls	Less than 90 days	Common control	Sol	Peru	6,805	3,897
Foreign	Empresa de Distribución Eléctrica de Lima Norte S.A.A.	Current account	Less than 90 days	Common control	Sol	Peru	110,670	—
Foreign	Empresa Distribuidora Sur S.A.	Current account	Less than 90 days	Common control	Ar$	Argentina	699,189	210,065
Foreign	Empresa de Energía de Cundinamarca S.A.	Energy purchase	Less than 90 days	Common control	CP	Colombia	173,243	145,665
94.271.000-3	Enersis Américas S.A.	Current account	Less than 90 days	Parent	Ch$	Chile	11,072,352	24,445,370
94.271.000-3	Enersis Américas S.A.	Dividends	Less than 90 days	Parent	CP	Chile	23,517,489	8,361,236
76.536.353-5	Enersis Chile S.A.	Other services	Less than 90 days	Parent	Ch$	Chile	322,177	22,568
76.536.353-5	Enersis Chile S.A.	Other services	Less than 90 days	Parent	Ch$	Chile	—	14,950
76.536.353-5	Enersis Chile S.A.	Other services	Less than 90 days	Parent	CP	Chile	13,496	28,319
76.536.353-5	Enersis Chile S.A.	Other services	Less than 90 days	Parent	Eur	Chile	14,950	—
91.081.000-6	Endesa S.A.	Other services	Less than 90 days	Parent	Ch$	Chile	289,563	—
91.081.000-6	Endesa S.A.	Other services	Less than 90 days	Parent	Sol	Chile	1,115,705	—
91.081.000-6	Endesa S.A.	Other services	Less than 90 days	Parent	CP	Chile	30,371	—
96.770.940-9	Compañía Eléctrica Tarapacá S.A.	Other services	Less than 90 days	Common control	Ch$	Chile	1,619	1,619
Foreign	Endesa Cemsa S.A.	Other services	Less than 90 days	Associate	Ar$	Argentina	1,103,175	—
76.107.186-6	Servicios Informáticos e Inmobiliarios Ltda.	Other services	Less than 90 days	Common control	Ch$	Chile	3,918	—
Foreign	Enel Iberoamérica, srl	Other services	Less than 90 days	Common control	CP	Spain	35,469	45,152
Foreign	Enel Iberoamérica, srl	Other services	Less than 90 days	Common control	Ar$	Spain	131,064	131,499
Foreign	Enel Iberoamérica, srl	Other services	Less than 90 days	Common control	Ch$	Spain	105,420	99,248
Foreign	Enel Produzione	Other services	Less than 90 days	Common control	CP	Italy	—	203,522
Foreign	Enel Ingegneria e Innovazione	Current account	Less than 90 days	Common control	Eur	Italy	—	796,362
Foreign	Enel Ingegneria e Innovazione	Other services	Less than 90 days	Common control	CP	Italy	—	179,540
79.913.810-7	Endesa España	Other services	Less than 90 days	Common control	Eur	Spain	25,267	31,602
Foreign	Endesa Latinoamerica	Other services	Less than 90 days	Common control	CP	Italy	94,669	50,113
Foreign	Enel Ingegneria & Ricerca SPA	Other services	Less than 90 days	Parent	Eur	Chile	814,696	—
Foreign	Enel Produzione S.p.a.	Other services	Less than 90 days	Parent	CP	Colombia	295,724	—
Foreign	Enel S.p.A	Other services	Less than 90 days	Parent	CP	Italy	71,372	27,155
Foreign	Enel S.p.A	Other services	Less than 90 days	Parent	Ch$	Italy	8,732	8,535
Foreign	Enel S.p.A	Other services	Less than 90 days	Parent	Eur	Italy	1,984,492	1,510,179
Foreign	Enel Trade S.p.A	Other services	Less than 90 days	Common control	Ch$	Italy	50,874	12,736
Foreign	Enel Italia Servizi SRL	Other services	Less than 90 days	Parent	Ch$	Italy	119,772	—
	Total						59,695,554	57,977,586

As of June 30, and March 1, 2016 the Group did not have non-current accounts payable with related parties.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

c)	Significant transactions and effects on income/expenses:

Transactions with related parties that are not consolidated and their effects on profit or loss for both continuing and discontinued operations are as follows:

Taxpayer ID No. (RUT)	Company	Relationship	Description of Transaction	Country	Four months ended 6-30-2016
					ThCh$
94.271.000-3	Enersis Américas	Common control	Received services	Chile	(5,339)
94.271.000-3	Enersis Américas	Parent	Financial income (loans)	Chile	312,994
76.536.353-5	Enersis Chile	Common control	Received services	Chile	(270,737)
76.536.353-5	Enersis Chile	Common control	Provided services	Chile	5,339
91.081.000-6	Endesa Chile	Common control	Received services	Chile	(227,802)
Foreign	Empresa Distribuidora Sur S.A.	Common control	Received services	Argentina	(428,438)
Foreign	Empresa Distribuidora Sur S.A.	Common control	Energy sale	Argentina	3,521
Foreign	Compañía Distribuidora y Comercializadora de Energía S.A.	Common control	Energy sale	Colombia	45,646,452
Foreign	Compañía Distribuidora y Comercializadora de Energía S.A.	Common control	Energy purchase	Colombia	(182,887)
Foreign	Compañía Distribuidora y Comercializadora de Energía S.A.	Common control	Provided services	Colombia	32,052
Foreign	Compañía Distribuidora y Comercializadora de Energía S.A.	Common control	Received services	Colombia	(47,514)
Foreign	Compañía Distribuidora y Comercializadora de Energía S.A.	Common control	Financial income (loans)	Colombia	31,730
Foreign	Compañía Distribuidora y Comercializadora de Energía S.A.	Common control	Electricity tolls	Colombia	(8,620,042)
Foreign	Comercializadora de Energía del Mercosur S.A.	Associate	Received services	Argentina	(145,138)
Foreign	Empresa de Distribución Eléctrica de Lima Norte S.A.A.	Common control	Energy sale	Peru	33,360,242
Foreign	Empresa de Distribución Eléctrica de Lima Norte S.A.A.	Common control	Provided services	Peru	9,684,557
Foreign	Endesa Trading.	Common control	Received services	Spain	(36,443)
Foreign	Empresa de Energía de Piura S.A.	Common control	Energy sale	Peru	122,069
Foreign	Empresa de Energía de Piura S.A.	Common control	Energy purchase	Peru	(53,586)
Foreign	Empresa de Energía de Piura S.A.	Common control	Provided services	Peru	63,824
Foreign	Empresa de Energía de Piura S.A.	Common control	Provided services	Peru	211
Foreign	Empresa de Energía de Piura S.A.	Common control	Financial expense (loans)	Peru	(5,708)
Foreign	Empresa de Energía de Cundinamarca S.A.	Common control	Electricity tolls	Colombia	(373,076)
Foreign	Empresa de Energía de Cundinamarca S.A.	Common control	Energy sale	Colombia	2,666,010
Foreign	Compañía de Transmisión del Mercosur S.A.	Common control	Electricity tolls	Argentina	(179,598)
76.107.186-6	ICT Servicios informáticos Ltda.	Common control	Received services	Chile	(3,429)
Foreign	Companhía Interconexao Energética S.A.	Common control	Electricity tolls	Brazil	179,598
Foreign	Enel Iberoamérica, srl	Common control	Received services	Spain	(39,839)
Foreign	CENTRAL DOCK SUD	Common control	Energy sale	Argentina	851
Foreign	Enel Ingegneria e Innovazione	Common control	Received services	Chile	(9,150)
Foreign	Endesa España	Common control	Received services	Spain	(26,774)
Foreign	Enel Produzione	Common control	Received services	Italy	(76,794)
Foreign	Enel LATINOAMERICA	Common control	Received services	Spain	(39,839)
Foreign	Enel S.p.A	Parent	Received services	Italy	(483,564)
Foreign	Energía Nueva Energía Limpia Mexico S.R.L	Common control	Provided services	Italy	981
				Total	80,854,734

Transfers of short-term funds between related parties are treated as current accounts changes, with variable interest rates based on market conditions used for the monthly balance. The resulting amounts receivable or payable are usually at 30 day terms, with automatic rollover for the same periods and amortization in line with cash flows.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

8.2 Board of directors and key management personnel

The Company is managed by a Board of Directors which consists of nine members. Each director serves for a four-year term after which they can be re-elected.

The current Board of Directors has been elected at the Ordinary Shareholders’ Meeting as of April 27, 2016. Chairman and Vice Chairman were appointed on the meeting of the Board of Directors held on April 28, 2016.

Board of Directors members:

•	Rafael Fauquié Bernal (Chairman)

•	Vittorio Vagliasindi (Vice Chairman)

•	María Loreto Silva Rojas

•	Umberto Magrini

•	Francesco Buresti

•	Mauro Di Carlo

•	Luca Noviello

•	Hernán Cheyre Valenzuela

•	Eduardo Novoa Castellón

a)	Accounts receivable and payable and other transactions

•	Accounts receivable and payable

As of June 30 and March 1, 2016 there are no outstanding amounts receivable or payable between the Company and the members of the Board of Directors and key management personnel.

•	Other transactions

As of June 30 and March 1, 2016 no transactions other than transactions in the normal course of business-electricity supply have taken place between the Company and the members of the Board of Directors and key management personnel.

b)	Directors’ compensation

In accordance with Article 33 of Law No. 18,046 governing stock corporations, the compensation of Directors is established each year at the Ordinary Shareholders Meeting of the Company. The methodology to determining the compensation, described below, was established at the 2016 Annual Shareholders Meeting of the Company.

The remuneration breaks down as follows:

•	174 UF as a fixed monthly fee, and

•	84 UF per diem for each Board of Directors meeting attended.

In accordance with the provisions of the bylaws both fees are 100% higher for the Chairman and 50% higher for the Vice Chairman as compare to the Directors’ fees mentioned above.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

If any Director of the Company is a member of more than one Board of Directors in any Chilean or foreign subsidiaries and/or associates, or holds the position of director or advisor in other Chilean or foreign companies or legal entities in which the Company has a direct or indirect ownership interest, that Director can be compensated for his/her participation in only one of those Boards or Management Committees. The Executive Officers the Company and/or any of its Chilean or foreign subsidiaries or associates will not receive any compensation or per diem if they hold the position of director in any of the Chilean or foreign subsidiaries or associates of the Group.

Directors’ Committee

Each member of the Directors’ Committee receives a fixed monthly remuneration as well as a remuneration for each session. The remuneration breaks down as follows:

•	58 UF as a fixed monthly fee, and

•	28 UF per diem for each Board meeting attended, without limits on the number of sessions.

The enactment of Law No. 20,382 on improved Corporate Governance resulted in the merger of the Directors’ Committee and the Audit Committee.

The following tables show details of the compensation paid to the members of the Board of Directors for the periods ended June 30, 2016:

Four months ended 6-30-2016
Name	Position	Period in Position	Endesa Board	Board of subsidiaries	Directors’ Committee
			ThCh$	ThCh$	ThCh$
Rafael Fauquié Bernal (*)	Chairman	3-1-2016 – 6-30-2016	—	—	—
Vittorio Vagliasindi (*)	Vice Chairman	3-1-2016 – 6-30-2016	—	—	—
Umberto Magrini (*)	Director	3-1-2016 – 6-30-2016	—	—	—
Francesco Buresti (*)	Director	3-1-2016 – 6-30-2016	—	—	—
Mauro Di Carlo (*)	Director	3-1-2016 – 6-30-2016	—	—	—
Luca Noviello (*)	Director	3-1-2016 – 6-30-2016	—	—	—
Loreto Silva Rojas	Director	3-1-2016 – 6-30-2016	44,255,171	—	14,032,216
Hernán Cheyre Valenzuela	Director	3-1-2016 – 6-30-2016	44,255,171	—	14,032,216
Eduardo Novoa Castellón	Director	3-1-2016 – 6-30-2016	44,255,171	—	14,032,216

(*)	Mr. (Mrs.) Rafael Fauquié Bernal, Vittorio Vagliasindi, Umberto Magrini, Francesco Buresti, Mauro Di Carlo and Luca Noviello renounced their fees and allowances as members of the Board of Endesa Américas.

c)	Guarantees established by the Company in favour of the Directors.

No guarantees have been granted to the Directors.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

d)	Compensation for Endesa Américas executives.

•	Compensation received by key management personnel

Chilean ID No. (RUT)	Company Executives
	Name	Position
24.789.926-K	Valter Moro	Chief Executive Officer
7.776.718-5	Luis Ignacio Quiñones Sotomayor	Fiscal
22.357.225-1	Ramiro Alfonsin Balza	Deputy Chief Executive Officer and Chief Financial Officer
7.012.475-0	Raúl Arteaga Errázuriz (1)	Chief Executive Officer and Chief Financial Officer

The members of key management personnel of Endesa Américas are paid exclusively by Endesa Chile, their official employer, which provides services to Endesa Américas under the intercompany contract between those entities.

(1)	Mr. Ramiro Alfonsín Balza presented his voluntary resignation to the Company starting April 30, 2016. From May 1, 2016, Mr. Raúl Arteaga Errázuriz took over as Chief Executive Officer and Chief Financial Officer.

•	Guarantees established by the Company in favour of Endesa Américas executives.

No guarantees have been granted to Endesa Américas executives.

e)	Compensation plans linked to share price.

There are no compensation plans linked to the share price.

9	INVENTORIES

As of June 30 and March 1, 2016, this caption is composed of the following:

Classes of Inventories	Balance as of
	6-30-2016	3-1-2016
	ThCh$	ThCh$
Supplies for Production	11,338,992	7,277,962
Oil	6,943,569	4,939,158
Coal	4,395,423	2,338,804
Other inventory (*)	15,756,123	15,284,363
Total	27,095,115	22,562,325

(*)	Other inventory includes ThCh$ 15,529,050 and ThCh$ 14,720,300 of spare parts as of June 30 and March 1, 2016, respectively.

For four months ended June 30 and March 1, 2016, the amount for raw materials and consumables recognized as fuel consumption for continuing operations was ThCh$ 46,355,758. See Note 24.

As of June 30 and March 1, 2016, no inventories have been pledge as a guarantee for liabilities.

As of June 30, 2016 impairment due to obsolesce was ThCh$ 64,051. As of March 1, 2016, no inventories have been written down due to obsolesce or impairment.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

10	CURRENT TAX RECEIVABLES AND PAYABLES

The detail of current tax receivables as of June 30 and March 1, 2016 is as follows:

Tax Receivables	Balance as of
	6-30-2016	3-1-2016
	ThCh$	ThCh$
Tax credit for absorbed profits	1,480,673	1,173,038
Other	5,863	7,342
Total	1,486,536	1,180,380

The detail of current tax payables as of June 30 and March 1, 2016 is as follows:

Tax Payables	Balance as of
	6-30-2016	3-1-2016
	ThCh$	ThCh$
Income tax	43,362,213	69,622,313
Other	2,238	1,302
Total	43,364,451	69,623,615

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

11	INVESTMENTS ACCOUNTED FOR USING THE EQUITY METHOD

11.1	Investments accounted for using the equity method

a)	The following tables represent the changes in investments accounted for using the equity method as of June 30 and March 1, 2016:

Changes in investments in associates	Country	Functional currency	Ownership interest, %	Balance as of 3-1-2016	Share of Profit (Loss)	Dividends declared	Foreign Currency Translation	Other Comprehensive Income	Balance as of 6-30-2016
				ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Enel Brasil S.A.	Brazil	Real	38.6367%	436,928,081	25,041,988	(9,118,659)	81,366,296	(761,606)	533,456,100
Endesa Cemsa S.A.	Argentina	Argentine peso	45.0000%	738,638	(67,450)	—	1,588	—	672,776
Distrilec Inversora S.A. (*)	Argentina	Argentine peso	0.8875%	152,449	(68,839)	—	6,060	(911)	88,759
Central Termica Manuel Belgrano	Argentina	Argentine peso	24.1760%	479,248	368,504	(504,174)	7,434	—	351,012
Central Termica San Martin	Argentina	Argentine peso	24.1760%	440,929	288,348	(465,976)	10,922	—	274,223
Central Vuelta Obligada S.A.	Argentina	Argentine peso	3.4500%	7,700	—	—	(48)	—	7,652
			TOTALES	438,747,045	25,562,551	(10,088,809)	81,392,252	(762,517)	534,850,522

(*)	Significant influence is exercised through the parent company of Endesa Américas, Enersis Américas 51.5% ownership of Distrilec Inversora S.A.

b)	Between March 1 and June 30, 2016, no significant changes in ownership interest in our investment associates had occurred.

11.2 Additional information on investments in associated companies

The following tables show financial information as of June 30 and March 1, 2016 from the financial statements of the significant investments in associates where the Group has significant influence:

Investments with Significant Influence	As of June 30, 2016
	Ownership Interest	Current Assets	Non-current Assets	Current Liabilities	Non-current Liabilities	Revenues	Expenses	Profit (Loss)	Other Comprehensive Income	Comprehensive Income
	%	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Endesa Cemsa S.A.	45.00%	19,212,222	114,446	17,831,608	—	1,049,551	(1,137,347)	(87,796)	—	(87,796)
Enel Brasil S.A.	38.64%	959,296,766	2,334,635,926	717,317,258	900,875,904	823,895,693	(749,395,847)	74,499,846	(2,524,980)	71,974,866
Distrilec Inversora S.A.	0.89%	493,807	10,056,890	549,306	—	—	(2,972,883)	(2,972,883)	(102,653)	(3,075,536)

Investments with Significant Influence	As of March 1, 2016
	Ownership Interest	Current Assets	Non-current Assets	Current Liabilities	Non-current Liabilities
	%	ThCh$	ThCh$	ThCh$	ThCh$
Endesa Cemsa S.A.	45.00%	18,920,425	126,280	17,405,287	—
Enel Brasil S.A.	38.64%	706,354,437	1,954,233,433	569,274,899	706,344,589
Distrilec Inversora S.A.	0.89%	17,229,391	479,361	—	530,740

None of our associates have published price quotations.

Appendix 2 to these consolidated financial statements provides information on the main activities of our associated companies and the ownership interest the Group holds in them.

c)	Additional information

Restrictions on funds transfers from associated companies

Enel Brasil must comply with certain financial ratios or covenants that require a minimum level of equity and restrict the transferring of assets to its owners. The Company’s ownership interest in Enel Brasil’s restricted net assets as of June 30, 2016 totaled ThCh$ 121,579,960.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

11.3	Commitments and contingencies

As of June 30, 2016 associated companies did not have significant commitments and contingencies

12	INTANGIBLE ASSETS OTHER THAN GOODWILL

Intangible assets as of June 30 and March 1, 2016 are detailed as follows:

Intangible Assets, Net	Balance as of
	6-30-2016	3-1-2016
	ThCh$	ThCh$
Development costs	5,265,153	5,469,686
Easements and water rights	22,069,754	20,082,855
Patents, registered trademarks and other rights	1,447,393	931,059
Computer software	1,310,573	1,268,063
Other identifiable intangible assets	1,438,788	1,187,199
Total	31,531,661	28,938,862

Intangible Assets, Gross	Balance as of
	6-30-2016	3-1-2016
	ThCh$	ThCh$
Development costs	7,532,102	7,531,239
Easements and water rights	29,625,887	26,849,263
Patents, registered trademarks and other rights	3,141,181	2,382,457
Computer software	6,348,312	5,864,662
Other identifiable intangible assets	3,231,067	2,921,594
Total	49,878,549	45,549,215

Accumulated Amortization and Impairment	Balance as of
	6-30-2016	3-1-2016
	ThCh$	ThCh$
Development costs	(2,266,949)	(2,061,553)
Easements and water rights	(7,556,133)	(6,766,408)
Patents, registered trademarks and other rights	(1,693,788)	(1,451,398)
Computer software	(5,037,739)	(4,596,599)
Other identifiable intangible assets	(1,792,279)	(1,734,395)
Total	(18,346,888)	(16,610,353)

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

The reconciliation of the carrying amounts of intangible assets for the four months period ended June 30, 2016 is as follows:

Changes in Intangible Assets	Development Costs	Easements and Water Rights	Patents, Registered Trademarks, and Other Rights	Computer Software	Other Identifiable Intangible Assets, Net	Intangible Assets, Net
	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Opening Balance as of March 1, 2016	5,469,686	20,082,855	931,059	1,268,063	1,187,199	28,938,862
Changes in identifiable intangible assets
Increases other than those from business combinations	124,075	1,028,467	521,874	32,287	415,204	2,121,907
Increase (decrease) from net foreign exchange differences, net	467,686	1,254,842	95,243	45,496	61,886	1,925,153
Amortization (*)	(20,432)	(296,410)	(111,251)	(186,704)	—	(614,797)
Increases (decreases) from transfers and other changes
Increases (decreases) from other changes	—	—	10,468	151,431	(161,899)	—
Disposals and withdrawals from service
Disposals	(775,862)	—	—	—	(63,602)	(839,464)
Total changes in identifiable intangible assets	(204,533)	1,986,899	516,334	42,510	251,589	2,592,799
Closing Balance as of June 30, 2016	5,265,153	22,069,754	1,447,393	1,310,573	1,438,788	31,531,661

(*)	See Note 26

According to the Group management’s estimates and projections, the expected future cash flows attributable to intangible assets allow recovery of the carrying amount of these assets recognized as of Mary 31, 2016 (see Note 3.d).

As of June 30 and March 1, 2016 the Group does not have significant intangible assets with an indefinite useful life.

13	GOODWILL

The following table shows goodwill by the Cash-Generating Unit or group of Cash-Generating Units to which it belongs and changes for the four months period ended June 30, 2016:

Compañía	Cash-Generating Unit	Balance as of 3-1-2016	Foreign Currency Exchange Differences	Balance as of 6-30-2016
		ThCh$	ThCh$	ThCh$
Hidroeléctrica El Chocón S.A.	Hidroeléctrica El Chocón S.A.	4,742,692	(30,204)	4,712,488
Edegel S.A.A.	Edegel S.A.A.	85,539,496	1,969,250	87,508,746
Emgesa S.A.E.S.P.	Emgesa S.A.E.S.P.	3,988,262	356,779	4,345,041
Total		94,270,450	2,295,825	96,566,275

The origin of goodwill is detailed below:

1.	Hidroeléctrica El Chocón S.A.

On August 31, 1993, the Group acquired 59% of Hidroeléctrica El Chocón in an international public bidding process held by the Argentine government.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

2.	Edegel S.A.A.

On October 9, 2009, in a transaction on the Lima Stock Exchange in Peru, the Group acquired an additional 29.3974% interest in Edegel S.A.A.

3.	Emgesa S.A.E.S.P.

On October 23, 1997, the Group, together with Endesa Spain, bought 48.5% of Generadora de Electricidad Emgesa de Santa Fé de Bogotá in Colombia. The purchase was made in an international public bidding process held by the Colombian government.

According to the Group management’s estimates and projections, the expected future cash flows projections attributable to the Cash-Generating Units or groups of Cash-Generating Units, to which the acquired goodwill has been allocated, allow recovery of its carrying amount as of June 30 and March 1, 2016 (see Note 3.d).

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

14	PROPERTY, PLANT AND EQUIPMENT

a)	Property, plant and equipment as of June 30 and March 1, 2016 is as follows:

Classes of Property, Plant and Equipment, Net	Balance as of
	6-30-2016	3-1-2016
	ThCh$	ThCh$
Construction in progress	106,133,945	117,303,651
Land	69,011,233	63,860,814
Buildings	13,721,096	12,873,583
Plant and equipment	2,402,829,420	2,231,258,542
Fixtures and fittings	9,521,924	8,085,841
Finance leases	31,175,297	31,396,511
Property, plant and equipment, net	2,632,392,915	2,464,778,942

Classes of Property, Plant and Equipment, Gross	Balance as of
	6-30-2016	3-1-2016
	ThCh$	ThCh$
Construction in progress	106,133,945	117,303,651
Land	69,011,233	63,860,814
Buildings	24,458,047	22,865,461
Plant and equipment	3,767,285,443	3,501,318,166
Fixtures and fittings	36,245,732	32,774,147
Finance leases	50,814,442	49,663,085
Property, plant and equipment, gross	4,053,948,842	3,787,785,324

Classes of Accumulated Depreciation and Impairment of Property, Plant and Equipment	Balance as of
	6-30-2016	3-1-2016
	ThCh$	ThCh$
Buildings	(10,736,951)	(9,991,878)
Plant and equipment	(1,364,456,023)	(1,270,059,624)
Fixtures and fittings	(26,723,808)	(24,688,306)
Finance leases	(19,639,145)	(18,266,574)
Total Accumulated Depreciation and Impairment in Property, Plant and Equipment	(1,421,555,927)	(1,323,006,382)

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

The detail of, and changes in, property, plant, and equipment for the four months period ended June 30, 2016 is as follows:

Changes for the period		Construction in Progress	Land	Buildings, Net	Plant and Equipment, Net	Fixtures and Fittings, Net	Other Property, Plant and Equipment under Finance Leases, Net	Property, Plant and Equipment, Net
		ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Opening Balance as of March 1, 2016		117,303,651	63,860,814	12,873,583	2,231,258,542	8,085,841	31,396,511	2,464,778,942
Change	Increases other than those from business combinations	37,719,800	2,490	34,745	4,638,836	37,116	—	42,432,987
	Increase (decrease) from net foreign exchange differences	2,579,232	5,256,880	884,293	150,945,706	456,289	736,841	160,859,241
	Depreciation (*)	—	—	(163,843)	(32,976,506)	(682,285)	(958,055)	(34,780,689)
	Increases (decreases) from transfers and other changes	(51,468,738)	(108,951)	92,318	49,855,744	1,629,627	—	—
	Increases (decreases) from transfers from construction in process	(51,468,738)	(108,951)	92,318	49,855,744	1,629,627	—	—
	Disposals and withdrawals from service	—	—	—	(892,902)	(4,664)	—	(897,566)
	Withdrawals	—	—	—	(892,902)	(4,664)	—	(897,566)
	Total changes	(11,169,706)	5,150,419	847,513	171,570,878	1,436,083	(221,214)	167,613,973
Closing balance as of June 30, 2016		106,133,945	69,011,233	13,721,096	2,402,829,420	9,521,924	31,175,297	2,632,392,915

(*)	See Note 26.

Additional information on Property, plant and equipment

a)	Acquisition commitments

As of March 1 and June 30, 2016, the Group had no contractual commitments for the acquisition of property, plant and equipment.

b)	Capitalized costs

b.1) Capitalized borrowing costs

There were no capitalized borrowing costs during the four months period ended June 30, 2016.

b.2) Capitalized personnel expenses

Personnel expenses directly related to the construction capitalized during four months ended June 30, 2016 amounted to ThCh$ 963,352.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

c)	Finance lease

The present value of future lease payments derived from these finance leases is as follows:

	Balance as of 6-30-2016			Balance as of 3-1-2016
	Gross	Unearned interest	Present value	Gross	Unearned interest	Present value
	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Less than one year	19,555,066	318,339	19,236,727	10,291,411	508,534	9,782,877
From one to five years	80,342	12,421	67,921	15,397,324	98,883	15,298,441
Total (*)	19,635,408	330,760	19,304,648	25,688,735	607,417	25,081,318

(*)	See Note 16.1.3.

Lease assets primarily relate to Edegel S.A.A. and represent lease agreements to finance the project of converting the Ventanilla thermoelectric plant to a Combined Cycle plant. The agreements were signed between Edegel S.A.A. and the financial institutions BBVA—Banco Continental, Banco de Crédito del Perú, Citibank del Peru, and Banco Internacional del Perú—Interbank. These agreements have an average term of 8 years and bear interest at an annual rate of Libor + 1.75% as of June 30, 2016.

The company also has an agreement with Scotiabank, which financed the construction of a new open cycle plant at the Santa Rosa Plant. This agreement has a term of 9 years and bears interest at an annual rate of Libor + 1.75%.

d)	Operating leases

The consolidated income statements for four months ended June 30, 2016 include ThCh$ 511,923 related to operating lease costs for material assets in operation from continuing operations (see Note 27).

As of June 30 future payments on non-cancellable operating lease contracts were as follows:

Future payments on non-cancellable operating lease contracts	Balance as of
6-30-2016
ThCh$
Less than one year	140,036
From one to five years	274,237
Total	414,273

As of March 1, 2016 there the Group did not have non-cancellable operating lease contracts.

e)	Other information

1.	As of June 30 and March 1, 2016 the Group had property, plant and equipment pledged as security for liabilities in the amount of ThCh$ 8,113,033 and ThCh$ 8,513,044, respectively (see Note 31).

2.	The Group have insurance policies for all risks, earthquake and machinery breakdown and damages for business interruption with a €1,000 million limit. Additionally, the Company has Civil Liability insurance to meet claims from third parties with a €500 million limit. The premiums associated with these policies are presented proportionally for each company in the caption “Prepaid Expenses”.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

3.	In November 2010, the Group signed the contract CEQ-21 with Consortium Impregilo-Obrascon Huarte Lain (“OHL”) for construction of the principal public works of the hydro electrical project El Quimbo. As of June 30, 2016, most of the relevant works of the contract are completed, and commenced the process of analysis, review and verification of all the terms inherent in the contract, especially with regard to the final acceptance of the works, required for the initiation of the final settlement process.

As part of the referred review and analysis process, and under the general framework of the contract, the Group is also verifying compliance with a series of contractual milestones (binding on the contractor of the Consortium Impregilo—OHL), whose violation leads to the application of fines or constraints, besides the additional future issues that may arise during the final settlement of the contract. Within these milestones under analysis, paragraph 15 of the contract section “works completion” was identified. This paragraph sets a deadline for the completion as October 15, 2015. Taking into account that as of April 15, 2016 Provisional Acceptance Certificate was issued, this led to a delay of 183 days and to a possible discount to be applied to the contractor amounting to approximately ThCP 83,849,329 (ThCh$ 19,008,130); equivalent to 10% of the total contract value (less other discounts already applied), which is the limited amount of discounts to apply to the contract.

On the other hand, the contract also establishes a variation margin to the agreed amounts, so that, as defined in clause:

a.	If as a result of the contract price adjustment the actual executed amount is below than the amount indicated in the price table, the contractor will get from the administration the additional amount equal to the pro rata portion of non-recovered indirect costs and expenses to reach the floor of eighty-five percent (85%) of the amount shown in the price table.

b.	If the actual executed amount exceeds the amount indicated in the price table, the corresponding price will be decreased for the volume of work that exceeds 115% of the amount of the price table, so that an excess of charged direct costs of that percentage will not be considered neither overheads nor indirect costs, except those that clearly apply to the provision of the necessary additional construction plant.

Consistent with the above, the Group by analysing the activities related to the contract, identified significant variations in quantity of work performed (“VICO” for its acronym in Spanish) that according to the agreement would generate a discount to be applied to the contractor amounted to ThCP 1,057,137 (ThCh$ 239,646).

Meanwhile, the Consortium Impregilo OHL presented to the Group eight claims for ThCP 147,685,420 (ThCh$ 33,479,381). This amount includes financial costs and estimated overruns generated by issues such as stripping, changes of materials used to fill dam and auxiliary dam, archaeological findings, achievement of skilled personnel and differences for volatility of the exchange rate. The Group, based on the technical and legal analysis performed on each of the claims considers, that they are not applicable because these conditions are not specified in the scope of the contract, and not authorized by the Group (as it required by the contract) to be included (agreed and settled) in the addendum 13. In 2016 the contractor presented two new claims for ThCP 3,086,026 (ThCh$ 699,583) and the update of financial costs for the claims of 2015-2016 for ThCP 17,995,403 (ThCh$ 4,079,448).

Additionally, as of June 30, 2016, the contractor submitted 83 change of order notifications (“NOC” for its acronym in Spanish) for ThCP 31,307,842 (ThCh$ 7,097,296). As a result of the preliminary

The accompanying notes are an integral part to the Interim Consolidated Financial Statements analysis of these notifications, the Group recognized ThCP 8,425,765 (ThCh$ 1,910,069) in the financial statements. The remained amounts were rejected for the reason that they correspond to costs that are not the responsibility of the Group or are recognized in the Addendum 12.

15	DEFERRED TAXES.

a)	The origin and changes in deferred tax assets and liabilities as of June 30 and March 1, 2016 is as follows:

			Deferred Tax Assets Relating to
Deferred Tax Assets		Accumulated Depreciation	Provisions	Post- Employment Benefit Obligations	Revaluation of financial instruments	Other	Deferred Tax Assets
		ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Opening Balance as of 3-1-2016		12,294,153	3,627,633	457,116	—	24,319	16,403,221
Change	Increase (decrease) in profit or loss	8,825	(129,000)	(76,147)	—	(27,311)	(223,633)
	Increase (decrease) in other comprehensive income	—	—	134,705	622,387	—	757,092
	Foreign currency translation	1,090,514	273,118	45,468	16,542	1,299	1,426,941
	Other increase (decrease)	(1,353,608)	(990,388)	17,387	(309,634)	4,388	(2,631,855)
Closing Balance as of 6-30-2016		12,039,884	2,781,363	578,529	329,295	2,695	15,731,766

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

		Deferred Tax Liabilities Relating to
Deferred Tax Liabilities		Accumulated Depreciation	Provisions	Post- Employment Benefit Obligations	Revaluation of Financial Instruments	Other	Deferred Tax Liabilities
		ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Opening Balance as of 3-1-2016		123,943,883	16,764	237	239,625	29,526,015	153,726,524
Change	Increase (decrease) in profit or loss	(307,633)	1,333	—	—	(2,700,100)	(3,006,400)
	Increase (decrease) in other comprehensive income	—	—	—	(478,870)	—	(478,870)
	Foreign currency translation	2,832,905	—	—	5,183	242,747	3,080,835
	Other increase (decrease)	(2,171,605)	(1,333)	—	508,363	(675,394)	(2,339,969)
Closing Balance as of 6-30-2016		124,297,550	16,764	237	274,301	26,393,268	150,982,120

Recovery of deferred tax assets will depend on whether sufficient tax profits are obtained in the future. The Group believes that the future profit projections for its various subsidiaries will allow these assets to be recovered.

b)	As of June 30 and March 1, 2016 the Group recognized a deferred tax assets related to tax loss carry forwards totalling ThCh$ 9,034,153 and ThCh$ 8,567,645 respectively (see Note 3.m).

The Group has not recognized deferred tax liabilities for taxable temporary differences associated with investments in subsidiaries, as it is able to control the timing of the reversal of the temporary differences and considers that it is probable that such temporary differences will not reverse in the foreseeable future. The aggregate amount of taxable temporary differences associated with investments in subsidiaries for which deferred tax liabilities have not been recognized totaled ThCh$ 383,657,420 as of June 30, 2016 (ThCh$ 315,848,350 as of March 1, 2016).

Additionally, the Group has not recognized deferred tax assets for deductible temporary differences associated with investments subsidiaries which as of June 30, 2016, totaled ThCh$ 111,302,825 (ThCh$ 146,920,475 as of March 1, 2016), because that it is not probable that sufficient future taxable profits exist to recover such temporary differences.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

The Group companies are potentially subject to income tax audits by the tax authorities of each country in which the Group operates. Such tax audits are limited to a number of annual tax periods and once these have expired audits of these periods can no longer be performed. Tax audits by nature are often complex and can require several years to complete. The following table presents a summary of tax periods potentially subject to examination:

Country (*)	Period
Argentina	2008-2015
Brazil	2010-2015
Colombia	2012-2014
Peru	2010-2014

(*)	The Parent Company, Endesa Américas S.A., began its existence on March 1, 2016, therefore has no tax periods open for inspection in Chile. However, the tax responsibility of the foreign subsidiaries was transferred to Endesa Américas S.A. as a result of spin-off, and tax periods indicated above are open for inspection of these investments.

Given the range of possible interpretations of tax standards, the results of any future inspections carried out by tax authorities for the periods subject to audit can give rise to tax liabilities that cannot currently be quantified objectively. Nevertheless, the Group Management estimates that the liabilities, if any, that may arise from such audits, would not significantly impact the companies’ future results.

The effects of deferred tax on the components of Other Comprehensive Income are as follows:

Effects of Deferred Tax on the Components of Other Comprehensive Income	Four months ended June 30, 2016
	Amount Before Income Tax	Income Tax Expense (Benefit)	Amount After Income Tax
	ThCh$	ThCh$	ThCh$
Foreign currency translation	168,911,249	—	168,911,249
Available-for-sale financial assets	845,643	—	845,643
Cash flow hedge	5,486,573	(1,510,020)	3,976,553
Investments accounted for using the equity method	(762,517)	—	(762,517)
Gain (loss) on revaluation of employee benefit plans	(1,349,033)	517,815	(831,218)
Income tax related to components of other income and expenses debited or credited to Equity	173,131,915	(992,205)	172,139,710

The reconciliation of deferred taxes in total comprehensive income for the four months ended June 30, 2016 is as follows:

Reconciliation of deferred taxes in total comprehensive income	Four months ended 6-30-2016
ThCh$
Total Increases (decreases) in profit or loss	1,235,962
Movements in hedge reserves in other comprehensive income	(2,228,167)
Total deferred taxes in total comprehensive income	(992,205)

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

c)	In Colombia, Law No. 1,739 dated 2014 increased from 8% to 9% indefinitely the rate for the specific income tax for financing social programs known as CREE, levied on taxable profits earned each year for the tax year 2016 onwards. Additionally, this Law established the CREE surcharge of 5%, 6%, 8% and 9% for 2015, 2016, 2017 and 2018, respectively.

The effect of temporary differences involving the payment of less or more income tax in the current period is recognized as a deferred tax credit or debit respectively at the tax rates in effect when the differences are reversed (39% in 2015 40% in 2016, 42% in 2017, 43% in 2018 and 34% from 2019), provided there is a reasonable expectation that such differences will reverse in the future and that the asset will generate sufficient taxable income.

d)	In Peru, from 2015, in accordance with the Law No. 30,296 from 2014, the rate of corporate income tax was established as 28% on taxable income after deducting the employees profit share for the years 2015 and 2016, 27% for the years 2017 and 2018, 26% for the year 2019 and further 26%.

16	OTHER FINANCIAL LIABILITIES

The balance of other financial liabilities as of June 30 and March 1, 2016 is as follows:

Other financial liabilities	Balance as of
	6-30-2016		3-1-2016
	Current	Non-current	Current	Non-current
	ThCh$	ThCh$	ThCh$	ThCh$
Interest-bearing borrowings	246,006,165	925,445,179	198,708,121	908,101,930
Hedging derivatives (*)	2,567,520	—	113,583	265,542
Non-hedging derivatives (**)	1,711,926	—	141,549	—
Total	250,285,611	925,445,179	198,963,253	908,367,472

(*)	See Note 18.2.a
(**)	See Note 18.2.b

16.1	Interest-bearing borrowings

The detail of current and non-current interest-bearing borrowings as of June 30 and March 1, 2016 is as follows:

Interest-bearing borrowings	Balance as of
	6-30-2016		3-1-2016
	Current	Non-current	Current	Non-current
	ThCh$	ThCh$	ThCh$	ThCh$
Bank loans	132,700,270	79,986,363	108,313,118	108,723,437
Unsecured liabilities	71,006,072	814,047,958	59,918,282	751,029,719
Finance leases	19,236,727	67,921	9,782,877	15,298,441
Other obligations	23,063,096	31,342,937	20,693,844	33,050,333
Total	246,006,165	925,445,179	198,708,121	908,101,930

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

16.1.1.	Bank loans

Bank loans by currency and contractual maturity as of June 30 and March 1, 2016 is as follows:

•	Summary of bank loans by currency and contractual maturity

Country	Currency	Effective Interest Rate	Nominal Interest Rate	Secured (Yes/No)	Balance as of 6-30-2016
					Current			Non-current
					One to three moths	Three to twelve months	Total	One to two years	Two to three years	Three to four years	Four to five years	More than five years	Total
					ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Peru	US$	2.69%	2.64%	No	958,068	17,217,427	18,175,495	19,135,064	836,984	—	—	—	19,972,048
Argentina	Ar$	39.02%	34.26%	No	766,796	2,043,673	2,810,469	91,565	—	—	—	—	91,565
Colombia	CP	7.43%	7.24%	No	461,497	66,897,975	67,359,472	9,218,884	9,218,884	9,218,884	9,218,884	23,047,214	59,922,750
Colombia	Sol	5.82%	5.65%	No	—	44,354,834	44,354,834	—	—	—	—	—	—
				Total	2,186,361	130,513,909	132,700,270	28,445,513	10,055,868	9,218,884	9,218,884	23,047,214	79,986,363

Country	Currency	Effective Interest Rate	Nominal Interest Rate	Secured (Yes/ No)	Balance as of 3-1-2016
					Current			Non-current
					One to three moths	Three to twelve months	Total	One to two years	Two to three years	Three to four years	Four to five years	More than five years	Total
					ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Peru	US$	2.83%	2.73%	No	25,997,518	2,764,757	28,762,275	20,669,078	1,168,740	—	—	—	21,837,818
Argentina	Ar$	45.59%	39.59%	No	2,141,785	3,677,795	5,819,580	601,929	—	—	—	—	601,929
Colombia	CP	6.92%	6.76%	No	230,108	31,254,708	31,484,816	35,512,258	8,461,905	8,461,905	8,461,905	25,385,717	86,283,690
Colombia	Sol	5.82%	5.65%	No	—	42,246,447	42,246,447	—	—	—	—	—	—
				Total	28,369,411	79,943,707	108,313,118	56,783,265	9,630,645	8,461,905	8,461,905	25,385,717	108,723,437

Fair value measurement and hierarchy

The fair value of current and non-current bank loans as of June 30 and March 1, 2016 totaled ThCh$ 222,298,800 and ThCh$ 226,831,392 respectively. As of June 30 and March 1, 2016, current and non-current bank loans, have been classified as Level 2 fair values based on the entry data from the valuation techniques used (see Note 3.g).

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

•	Identification of bank loans by company

Taxpayer ID No. (RUT)	Company	Country	Taxpayer ID No. (RUT)	Company	Country	Currency	Effective Interest Rate	Nominal Interest Rate	Interest payment	Balance as of 6-30-2016
										Current			Non-Current
										Less than 90 days	More than 90 days	Total	One to two years	Two to three years	Three to four years	Four to five years	More than five years	Total
										ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Foreign	Chinango S.A.C.	Peru	Foreign	Banco de Credito del Peru	Peru	US$	2.41%	2.39%	Quarterly	232,136	560,570	792,706	17,190,819	—	—	—	—	17,190,819
Foreign	Chinango S.A.C.	Peru	Foreign	Bank Of Nova Scotia	Peru	US$	3.42%	3.38%	Quarterly	424,619	1,242,398	1,667,017	828,266	—	—	—	—	828,266
Foreign	Chinango S.A.C.	Peru	Foreign	Bank Of Nova Scotia	Peru	US$	3.52%	3.40%	Quarterly	301,313	836,984	1,138,297	1,115,979	836,984	—	—	—	1,952,963
Foreign	Edegel S.A.A	Peru	Foreign	Bank Nova Scotia	Peru	US$	1.40%	1.38%	At maturity	—	14,577,475	14,577,475	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	BBVA Colombia	Colombia	CP	9.70%	9.48%	At maturity	—	6,961,940	6,961,940	6,800,816	6,800,816	6,800,816	6,800,816	17,002,044	44,205,308
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco de Bogota	Colombia	CP	9.73%	9.51%	At maturity	—	2,475,542	2,475,542	2,418,068	2,418,068	2,418,068	2,418,068	6,045,170	15,717,442
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	BBVA Colombia	Colombia	CP	8.08%	7.85%	At maturity	461,497	27,854,727	28,316,224	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco de Crédito del Peru	Colombia	Sol	5.87%	5.70%	At maturity	—	20,349,966	20,349,966	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco de Crédito del Peru	Colombia	Sol	5.93%	5.76%	At maturity	—	13,534,594	13,534,594	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco de Crédito del Peru	Colombia	Sol	5.65%	5.50%	At maturity	—	10,470,274	10,470,274	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	The Bank Of Tokyo	Colombia	CP	7.02%	6.90%	At maturity	—	29,605,766	29,605,766	—	—	—	—	—	—
Foreign	Central Costanera S.A.	Argentina	Foreign	Banco Galicia	Argentina	Ar$	46.45%	40.00%	At maturity	—	560,856	560,856	—	—	—	—	—	—
Foreign	Central Costanera S.A.	Argentina	Foreign	Banco Itaú Argentina	Argentina	Ar$	49.81%	42.50%	At maturity	—	217,976	217,976	13,408	—	—	—	—	13,408
Foreign	Central Costanera S.A.	Argentina	Foreign	Banco Santander Río	Argentina	Ar$	37.34%	33.00%	At maturity	—	141,777	141,777	8,251	—	—	—	—	8,251
Foreign	Central Costanera S.A.	Argentina	Foreign	Banco Supervielle	Argentina	Ar$	46.45%	40.00%	At maturity	—	206,709	206,709	12,892	—	—	—	—	12,892
Foreign	Central Costanera S.A.	Argentina	Foreign	Citibank	Argentina	Ar$	38.61%	34.00%	At maturity	—	683,559	683,559	42,575	—	—	—	—	42,575
Foreign	Central Costanera S.A.	Argentina	Foreign	ICBC Argentina	Argentina	Ar$	42.16%	36.75%	At maturity	—	232,796	232,796	14,439	—	—	—	—	14,439
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Santander–Sindicated IV	Argentina	Ar$	34.58%	30.81%	Quarterly	176,363	—	176,363	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Itau–Sindicated IV	Argentina	Ar$	34.58%	30.81%	Quarterly	161,027	—	161,027	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Galicia–Sindicated IV	Argentina	Ar$	34.58%	30.81%	Quarterly	153,359	—	153,359	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Hipotecario–Sindicated IV	Argentina	Ar$	34.58%	30.81%	Quarterly	53,676	—	53,676	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Ciudad–Sindicated IV	Argentina	Ar$	34.58%	30.81%	Quarterly	23,004	—	23,004	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	ICBC–Sindicated IV	Argentina	Ar$	34.58%	30.81%	Quarterly	199,367	—	199,367	—	—	—	—	—	—
					Total					2,186,361	130,513,909	132,700,270	28,445,513	10,055,868	9,218,884	9,218,884	23,047,214	79,986,363

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

Taxpayer ID No. (RUT)	Company	Country	Taxpayer ID No. (RUT)	Company	Country	Currency	Effective Interest Rate	Nominal Interest Rate	Interest payment	Balance as of 3-1-2016
										Current			Non-current
										Less than 90 days	More than 90 days	Total	One to two years	Two to three years	Three to four years	Four to five years	More than five years	Total
										ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Foreign	Chinango S.A.C.	Perú	Foreign	Banco de Credito del Perú	Perú	US$	2.37%	2.35%	Quarterly	203,119	587,071	790,190	18,199,208	—	—	—	—	18,199,208
Foreign	Chinango S.A.C.	Perú	Foreign	Bank Of Nova Scotia	Perú	US$	3.41%	3.37%	Quarterly	437,385	1,301,133	1,738,518	1,301,133	—	—	—	—	1,301,133
Foreign	Chinango S.A.C.	Perú	Foreign	Bank Of Nova Scotia	Perú	US$	3.52%	3.40%	Quarterly	307,417	876,553	1,183,970	1,168,737	1,168,740	—	—	—	2,337,477
Foreign	Edegel S.A.A	Perú	Foreign	Bank Nova Scotia	Perú	Sol	6.51%	6.32%	At maturity	25,049,597	—	25,049,597	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	BBVA Colombia	Colombia	CP	8.27%	8.11%	At maturity	—	3,869,619	3,869,619	6,242,389	6,242,389	6,242,389	6,242,389	18,727,168	43,696,724
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco de Bogota	Colombia	CP	8.30%	8.14%	At maturity	—	1,376,869	1,376,869	2,219,516	2,219,516	2,219,516	2,219,516	6,658,549	15,536,613
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	BBVA Colombia	Colombia	CP	7.40%	7.20%	At maturity	230,108	25,567,525	25,797,633	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco de Crédito del Perú	Colombia	CP	5.87%	5.70%	At maturity	—	19,381,419	19,381,419	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco de Crédito del Perú	Colombia	CP	5.93%	5.76%	At maturity	—	12,887,916	12,887,916	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco de Crédito del Perú	Colombia	CP	5.65%	5.50%	At maturity	—	9,977,112	9,977,112	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	The Bank Of Tokyo	Colombia	CP	7.02%	6.90%	At maturity	—	440,695	440,695	27,050,353	—	—	—	—	27,050,353
Foreign	Endesa Argentina S.A.	Argentina	Foreign	Citibank	Argentina	Ar$	36.74%	34.00%	At maturity	357,157	—	357,157	—	—	—	—	—	—
Foreign	Central Costanera S.A.	Argentina	Foreign	Banco Galicia	Argentina	Ar$	45.12%	39.00%	At maturity	—	570,153	570,153	141,166	—	—	—	—	141,166
Foreign	Central Costanera S.A.	Argentina	Foreign	Banco Itaú Argentina	Argentina	Ar$	43.14%	37.50%	At maturity	—	221,965	221,965	67,469	—	—	—	—	67,469
Foreign	Central Costanera S.A.	Argentina	Foreign	Banco Santander Río	Argentina	Ar$	39.89%	35.00%	At maturity	—	149,316	149,316	41,520	—	—	—	—	41,520
Foreign	Central Costanera S.A.	Argentina	Foreign	Banco Supervielle	Argentina	Ar$	44.79%	38.75%	At maturity	—	211,731	211,731	64,875	—	—	—	—	64,875
Foreign	Central Costanera S.A.	Argentina	Foreign	Citibank	Argentina	Ar$	49.13%	42.00%	At maturity	—	685,831	685,831	214,240	—	—	—	—	214,240
Foreign	Central Costanera S.A.	Argentina	Foreign	ICBC Argentina	Argentina	Ar$	50.49%	43.00%	At maturity	—	238,129	238,129	72,659	—	—	—	—	72,659
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Macro	Argentina	Ar$	43.63%	38.45%	At maturity	909,452	—	909,452	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Santander–Sindicated IV	Argentina	Ar$	47.04%	40.45%	Quarterly	201,291	368,154	569,445	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Itau–Sindicated IV	Argentina	Ar$	47.04%	40.45%	Quarterly	183,787	336,141	519,928	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Galicia–Sindicated IV	Argentina	Ar$	47.04%	40.45%	Quarterly	175,035	320,134	495,169	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Hipotecario–Sindicated IV	Argentina	Ar$	47.04%	40.45%	Quarterly	61,262	112,047	173,309	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Ciudad–Sindicated IV	Argentina	Ar$	47.04%	40.45%	Quarterly	26,255	48,020	74,275	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	ICBC–Sindicated IV	Argentina	Ar$	47.04%	40.45%	Quarterly	227,546	416,174	643,720	—	—	—	—	—	—
					Total					28,369,411	79,943,707	108,313,118	56,783,265	9,630,645	8,461,905	8,461,905	25,385,717	108,723,437

Appendix 3, letter a), presents details of estimated future cash flows (undiscounted) that the Group will have to disburse to settle the bank loans detailed above.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

16.1.2.	Unsecured and secured liabilities

The detail of unsecured liabilities by currency and maturity as of June 30 and March 1, 2016 is as follows:

Country	Currency	Effective Interest Rate	Nominal Interest Rate	Secured (Yes/No)	Balance as of 6-30-2016
					Current			Non-current
					One to three months	Three to twelve months	Total	One to two years	Two to three years	Three to four years	Four to five years	More than five years	Total
					ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Peru	US$	6.61%	6.50%	No	14,113,085	95,768	14,208,853	6,626,125	5,410,894	—	6,626,125	6,626,125	25,289,269
Peru	Sol	6.40%	6.30%	No	155,402	7,941	163,343	—	—	5,031,990	—	5,031,990	10,063,980
Colombia	CP	12.79%	12.29%	No	8,866,731	47,767,145	56,633,876	—	138,928,180	100,366,560	166,316,665	373,083,304	778,694,709
				Total	23,135,218	47,870,854	71,006,072	6,626,125	144,339,074	105,398,550	172,942,790	384,741,419	814,047,958

Country	Currency	Effective Interest Rate	Nominal Interest Rate	Secured (Yes/No)	Balance as of 3-1-2016
					Current			Non-current
					One to three months	Three to twelve months	Total	One to two years	Two to three years	Three to four years	Four to five years	More than five years	Total
					ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Peru	US$	6.61%	6.50%	No	351,052	14,069,191	14,420,243	6,939,377	5,666,695	—	6,939,377	6,939,377	26,484,826
Peru	Sol	6.40%	6.30%	No	—	108,431	108,431	—	—	4,918,753	—	4,918,753	9,837,506
Colombia	CP	12.09%	11.64%	No	8,394,535	36,995,073	45,389,608	—	127,518,055	42,001,203	202,741,523	342,446,606	714,707,387
				Total	8,745,587	51,172,695	59,918,282	6,939,377	133,184,750	46,919,956	209,680,900	354,304,736	751,029,719

There are no secured liabilities as of June 30 and March 1, 2016.

•	Fair value measurement and hierarchy

The fair value of current and non-current liabilities, both secured and unsecured, as of June 30 and March 1, 2016 totaled ThCh$ 1,062,352,668 and ThCh$ 933,988,466, respectively. As of June 30 and March 1, 2016, current and non-current liabilities, both secured and unsecured, have been classified as Level 2 fair values based on the entry data from the valuation techniques used (see Note 3.g).

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

•	Secured and unsecured liabilities by company

Taxpayer ID No. (RUT)	Company	Country	Taxpayer ID No. (RUT)	Company	Country	Currency	Effective Interest Rate	Nominal Interest Rate	Secured (Yes/No)	Balance as of 6-30-2016
										Current			Non-current
										Less than 90 days	More than 90 days	Total	One to two years	Two to three years	Three to four years	Four to five years	More than five years	Total
										ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Foreign	Edegel S.A.A	Peru	Foreign	Banco Continental	Peru	Sol	6.41%	6.31%	No	—	7,941	7,941	—	—	—	—	5,031,990	5,031,990
Foreign	Edegel S.A.A	Peru	Foreign	Banco Continental	Peru	Sol	6.38%	6.28%	No	155,402	—	155,402	—	—	5,031,990	—	—	5,031,990
Foreign	Edegel S.A.A	Peru	Foreign	Banco Continental	Peru	US$	6.44%	6.34%	No	180,982	—	180,982	—	—	—	—	6,626,125	6,626,125
Foreign	Edegel S.A.A	Peru	Foreign	Banco Continental	Peru	US$	7.93%	7.78%	No	187,127	—	187,127	—	5,410,894	—	—	—	5,410,894
Foreign	Edegel S.A.A	Peru	Foreign	Banco Scotiabank	Peru	US$	6.73%	6.63%	No	6,828,544	—	6,828,544	—	—	—	—	—	—
Foreign	Edegel S.A.A	Peru	Foreign	Banco Scotiabank	Peru	US$	6.09%	6.00%	No	6,735,456	—	6,735,456	—	—	—	—	—	—
Foreign	Edegel S.A.A	Peru	Foreign	Banco Scotiabank	Peru	US$	5.86%	5.78%	No	—	95,768	95,768	—	—	—	6,626,125	—	6,626,125
Foreign	Edegel S.A.A	Peru	Foreign	Banco Scotiabank	Peru	US$	6.57%	6.47%	No	180,976	—	180,976	6,626,125	—	—	—	—	6,626,125
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds B09-09	Colombia	CP	14.58%	13.85%	No	1,688,901	—	1,688,901	—	49,464,605	—	—	—	49,464,605
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds B10	Colombia	CP	14.45%	13.73%	No	696,236	—	696,236	—	36,284,623	—	—	—	36,284,623
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds B-103	Colombia	CP	13.77%	13.77%	No	—	40,457,751	40,457,751	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds B12	Colombia	CP	14.80%	14.04%	No	703,144	—	703,144	—	—	—	—	20,307,238	20,307,238
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds B15	Colombia	CP	14.79%	14.04%	No	246,738	—	246,738	—	—	—	—	12,581,510	12,581,510
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Foreign Bonds	Colombia	CP	10.17%	10.17%	No	—	892,890	892,890	—	—	—	20,402,449	—	20,402,449
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds Quimbo	Colombia	CP	10.17%	10.17%	No	—	6,416,504	6,416,504	—	—	—	145,914,216	—	145,914,216
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds Quimbo B10	Colombia	CP	12.01%	11.50%	No	385,832	—	385,832	—	—	—	—	67,955,190	67,955,190
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds Quimbo B15	Colombia	CP	12.14%	11.62%	No	259,883	—	259,883	—	—	—	—	45,297,489	45,297,489
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds Quimbo B12-13	Colombia	CP	13.61%	12.97%	No	584,754	—	584,754	—	—	—	—	82,232,463	82,232,463
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds Quimbo B6-13	Colombia	CP	12.80%	12.23%	No	231,678	—	231,678	—	—	34,558,939	—	—	34,558,939
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds B6-13	Colombia	CP	12.80%	12.23%	No	75,094	—	75,094	—	—	11,201,743	—	—	11,201,743
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds Quimbo B16-14	Colombia	CP	12.69%	12.13%	No	563,102	—	563,102	—	—	—	—	36,802,925	36,802,925
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds Quimbo B10-14	Colombia	CP	12.34%	11.81%	No	629,141	—	629,141	—	—	—	—	42,218,762	42,218,762
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds Quimbo B6-14	Colombia	CP	11.90%	11.40%	No	427,062	—	427,062	—	—	29,689,073	—	—	29,689,073
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds B6-14	Colombia	CP	11.90%	11.40%	No	358,410	—	358,410	—	—	24,916,805	—	—	24,916,805
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds B3-16	Colombia	CP	11.98%	11.47%	No	853,322	—	853,322	—	53,178,952	—	—	—	53,178,952
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds B7-16	Colombia	CP	13.27%	12.66%	No	1,163,434	—	1,163,434	—	—	—	—	65,687,727	65,687,727
				Total						23,135,218	47,870,854	71,006,072	6,626,125	144,339,074	105,398,550	172,942,790	384,741,419	814,047,958

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

Taxpayer ID No. (RUT)	Company	Country	Taxpayer ID No. (RUT)	Company	Country	Currency	Effective Interest Rate	Nominal Interest Rate	Secured (Yes/No)	Balance as of 3-1-2016
										Current			Non-current
										Less than 90 days	More than 90 days	Total	One to two years	Two to three years	Three to four years	Four to five years	More than five years	Total
										ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Foreign	Edegel S.A.A	Peru	Foreign	Banco Continental	Peru	Sol	6.41%	6.31%	No	—	59,512	59,512	—	—	—	—	4,918,753	4,918,753
Foreign	Edegel S.A.A	Peru	Foreign	Banco Continental	Peru	Sol	6.38%	6.28%	No	—	48,919	48,919	—	—	4,918,753	—	—	4,918,753
Foreign	Edegel S.A.A	Peru	Foreign	Banco Continental	Peru	US$	6.44%	6.34%	No	—	42,799	42,799	—	—	—	—	6,939,377	6,939,377
Foreign	Edegel S.A.A	Peru	Foreign	Banco Continental	Peru	US$	7.93%	7.78%	No	—	48,993	48,993	—	5,666,695	—	—	—	5,666,695
Foreign	Edegel S.A.A	Peru	Foreign	Banco Scotiabank	Peru	US$	6.73%	6.63%	No	—	6,998,121	6,998,121	—	—	—	—	—	—
Foreign	Edegel S.A.A	Peru	Foreign	Banco Scotiabank	Peru	US$	6.09%	6.00%	No	183,893	6,939,377	7,123,270	—	—	—	—	—	—
Foreign	Edegel S.A.A	Peru	Foreign	Banco Scotiabank	Peru	US$	5.86%	5.78%	No	167,159	—	167,159	—	—	—	6,939,377	—	6,939,377
Foreign	Edegel S.A.A	Peru	Foreign	Banco Scotiabank	Peru	US$	6.57%	6.47%	No	—	39,901	39,901	6,939,377	—	—	—	—	6,939,377
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds B09-09	Colombia	CP	13.94%	13.26%	No	963,506	—	963,506	—	45,399,140	—	—	—	45,399,140
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds B10	Colombia	CP	13.81%	13.14%	No	225,536	—	225,536	—	33,302,412	—	—	—	33,302,412
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds B-103	Colombia	CP	13.13%	13.13%	No	—	35,499,390	35,499,390	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds B12	Colombia	CP	14.15%	13.46%	No	401,432	—	401,432	—	—	—	—	18,638,199	18,638,199
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds B15	Colombia	CP	14.14%	13.45%	No	80,020	—	80,020	—	—	—	—	11,547,444	11,547,444
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Foreign bonds	Colombia	CP	10.17%	10.17%	No	—	182,707	182,707	—	—	—	18,727,167	—	18,727,167
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds Quimbo	Colombia	CP	10.17%	10.17%	No	—	1,312,976	1,312,976	—	—	—	133,894,844	—	133,894,844
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds Quimbo B10	Colombia	CP	11.23%	10.79%	No	1,457,498	—	1,457,498	—	—	—	—	62,370,606	62,370,606
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds Quimbo B15	Colombia	CP	11.36%	10.91%	No	982,396	—	982,396	—	—	—	—	41,577,483	41,577,483
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds Quimbo B12-13	Colombia	CP	12.82%	12.25%	No	2,053,184	—	2,053,184	—	—	—	—	75,479,063	75,479,063
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds Quimbo B6-13	Colombia	CP	12.02%	11.51%	No	810,681	—	810,681	—	—	31,719,761	—	—	31,719,761
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds B6-13	Colombia	CP	12.02%	11.51%	No	262,768	—	262,768	—	—	10,281,442	—	—	10,281,442
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds Quimbo B16-14	Colombia	CP	11.91%	11.41%	No	147,974	—	147,974	—	—	—	—	33,780,639	33,780,639
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds Quimbo B10-14	Colombia	CP	11.57%	11.09%	No	165,058	—	165,058	—	—	—	—	38,751,176	38,751,176
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds Quimbo B6-14	Colombia	CP	11.12%	10.69%	No	111,793	—	111,793	—	—	—	27,249,871	—	27,249,871
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds B6-14	Colombia	CP	11.12%	10.69%	No	93,822	—	93,822	—	—	—	22,869,641	—	22,869,641
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds B3-16	Colombia	CP	11.20%	11.41%	No	290,258	—	290,258	—	48,816,503	—	—	—	48,816,503
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds B7-16	Colombia	CP	12.49%	11.09%	No	348,609	—	348,609	—	—	—	—	60,301,996	60,301,996
				Total						8,745,587	51,172,695	59,918,282	6,939,377	133,184,750	46,919,956	209,680,900	354,304,736	751,029,719

Appendix 3, letter b) shows the detail of estimated future cash flows (undiscounted) that the Group will have to disburse to settle the secured and unsecured liabilities detailed above.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

16.1.3	Finance lease

•	Finance lease by company

Taxpayer ID No. (RUT)	Company	Country	Taxpayer ID No. (RUT)	Company	Country	Currency	Nominal Interest rate	Balance as of 6-30-2016
								Current			Non-current
								Less than 90 days	More than 90 days	Total	One to two years	Two to three years	Three to four years	Four to five years	More than five years	Total
								ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Foreign	Edegel S.A.A.	Peru	Foreign	Banco Scotiabank	Peru	US$	2.40%	2,357,307	16,832,726	19,190,033	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco Corpbanca	Colombia	CP	10.80%	4,814	14,966	19,780	21,219	8,838	—	—	—	30,057
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Equirent S.A.	Colombia	CP	6.55%	5,696	17,698	23,394	23,524	8,839	—	—	—	32,363
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Mareauto Colombia SAS	Colombia	CP	10.08%	847	2,673	3,520	3,891	1,610	—	—	—	5,501
				Total ThCh$				2,368,664	16,868,063	19,236,727	48,634	19,287	—	—	—	67,921

Taxpayer ID No. (RUT)	Company	Country	Taxpayer ID No. (RUT)	Company	Country	Currency	Nominal Interest rate	Balance as of 3-1-2016
								Current			Non-current
								Less than 90 days	More than 90 days	Total	One to two years	Two to three years	Three to four years	Four to five years	More than five years	Total
								ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Foreign	Edegel S.A.A.	Peru	Foreign	Banco Scotiabank	Peru	US$	2.37%	2,520,517	7,220,529	9,741,046	15,221,655	—	—	—	—	15,221,655
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco Corpbanca	Colombia	CP	10.80%	4,315	13,415	17,730	19,039	14,662	—	—	—	33,701
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Equirent S.A.	Colombia	CP	6.55%	5,107	15,870	20,977	21,738	15,200	—	—	—	36,938
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Mareauto Colombia SAS	Colombia	CP	10.08%	752	2,372	3,124	3,454	2,693	—	—	—	6,147
				Total ThCh$				2,530,691	7,252,186	9,782,877	15,265,886	32,555	—	—	—	15,298,441

Appendix 3 letter c) presents details of estimated future cash flows (undiscounted) that the Group will have to disburse to settle the finance lease obligations detailed above.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

16.1.4	Other obligations

•	Other obligations by company

Taxpayer ID No. (RUT)	Company	Country	Taxpayer ID No. (RUT)	Company	Country	Currency	Nominal Interest rate	Balance as of 6-30-2016
								Current			Non-current
								Less than 90 days	More than 90 days	Total	One to two years	Two to three years	Three to four years	Four to five years	More than five years	Total
								ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Foreign	Central Costanera S.A.	Argentina	Foreign	Mitsubishi (Secured debt)	Argentina	US$	0.25%	—	2,009,604	2,009,604	2,001,535	2,001,535	2,001,535	2,001,535	23,336,797	31,342,937
Foreign	Hidroinvest S.A.	Argentina	Foreign	Other	Argentina	US$	2.53%	—	367,791	367,791	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Other	Argentina	Ar$	28.78%	20,685,701	—	20,685,701	—	—	—	—	—	—
				Total ThCh$				20,685,701	2,377,395	23,063,096	2,001,535	2,001,535	2,001,535	2,001,535	23,336,797	31,342,937

Taxpayer ID No. (RUT)	Company	Country	Taxpayer ID No. (RUT)	Company	Country	Currency	Nominal Interest rate	Balance as of 3-1-2016
								Current			Non-current
								Less than 90 days	More than 90 days	Total	One to two years	Two to three years	Three to four years	Four to five years	More than five years	Total
								ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Foreign	Central Costanera S.A.	Argentina	Foreign	Mitsubishi (secured debt)	Argentina	US$	0.25%	—	2,160,172	2,160,172	2,114,199	2,114,198	2,114,198	2,114,198	24,593,540	33,050,333
Foreign	Hidroinvest S.A.	Argentina	Foreign	Other	Argentina	US$	2.53%	387,247	—	387,247	—	—	—	—	—	—
Foreign	Endesa Argentina S.A.	Argentina	Foreign	Other	Argentina	Ar$	34.00%	—	9,599	9,599	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Other	Argentina	Ar$	28.78%	18,136,826	—	18,136,826	—	—	—	—	—	—
				Total ThCh$				18,524,073	2,169,771	20,693,844	2,114,199	2,114,198	2,114,198	2,114,198	24,593,540	33,050,333

Appendix 3 letter d) presents details of estimated future cash flows (undiscounted) that the Group will have to disburse to settle these other obligations.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

16.2	Hedged debt

Of the U.S. dollar denominated debt held by the Group, as of June 30, 2016 ThCh 81,012,229 is related to future cash flow hedges for the Group’s U.S. dollar-linked operating income (see Note 3.k). As of March 1, 2016, this amount was ThCh$ 115,757,264.

The following table details changes in “Reserve for cash flow hedges” for four months ended June 30, 2016 due to exchange differences corresponding to this debt:

Hedging reserve	Four months ended 6-30-2016
ThCh$
Balance in hedging reserves (hedging income) at beginning of the period	(5,916,984)
Foreign currency exchange differences recorded in net equity	1,304,137
Recognition of foreign currency exchange differences in profit (loss)	(83,142)
Foreign currency translation differences	186,556
Balance in hedging reserves (hedging income) at the end of the period	(4,509,433)

16.3	Other information

As of June 30, 2016 the Group has unconditionally available lines of long-term credit totalling ThCh$ 20,391,572. As of March 1, 2016 the Group did not have long-term lines of credit unconditionally available for use.

17	RISK MANAGEMENT POLICY

The Group’s companies are exposed to certain risks that are managed by systems that identify, measure, limit concentration of, and monitor these risks.

The main principles in the Group’s risk management policy include the following:

•	Compliance with good corporate governance standards.

•	Strict compliance with all the Group’s internal policies.

•	Each business and corporate area determines:

I.	The markets in which it can operate based on its knowledge and ability to ensure effective risk management.

II.	Criteria regarding counterparties.

III.	Authorized operators.

•	Business and corporate areas establish their risk tolerance in a manner consistent with the defined strategy for each market in which they operate.

•	All of the operations of the businesses and corporate areas are conducted within the limits approved for each case.

•	Businesses, corporate areas, lines of business and companies design the risk management controls necessary to ensure that transactions in the markets are conducted in accordance with the Group policies, standards, and procedures.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

17.1. Interest rate risk

Changes in interest rates affect the fair value of assets and liabilities bearing fixed interest rates, as well as the expected future cash flows of assets and liabilities subject to floating interest rates.

The objective of managing interest rate risk exposure is to achieve a balance in the debt structure to minimize the cost of debt with reduced volatility in profit or loss.

In compliance with the current interest rate hedging policy, the proportion of fixed debt and/or hedged debt over the net total debt was 28% as of June 30, 2016.

Depending on the Group’s estimates and on the objectives of the debt structure, hedging transactions are performed by entering into derivatives contracts that mitigate interest rate risk. Derivative instruments currently used to comply with the risk management policy are interest rate swaps to set a floating rate at a fixed rate.

17.2. Exchange rate risk

Exchange rate risks involve basically the following transactions:

•	Debt taken on by the Group’s companies that is denominated in a currency other than that in which its cash flows are indexed.

•	Payments to be made for the acquisition of project-related materials in a currency other than that in which its cash flows are indexed.

•	Revenues in Group companies directly linked to changes in currencies other than those of its cash flows.

•	Flows from foreign subsidiaries to parent in Chile, exposed to exchange rate variations.

In order to mitigate exchange rate risk, the Group’s foreign currency risk management policy is based on cash flows and includes maintaining a balance between U.S. dollar flows and the levels of assets and liabilities denominated in this currency. The objective is to minimize the exposure to variability in cash flows that are attributable to foreign exchange risk.

The hedging instruments currently being used to comply with the policy are currency swaps and forward exchange contracts. In addition, the policy seeks to refinance debt in the functional currency of each of the Group’s companies.

17.3. Commodities risk.

The Group has a risk exposure to price changes in certain commodities, due basically to:

•	Purchases of fuel used to generate electricity.

•	Energy purchase/sale transactions that take place in local markets.

In order to reduce the risk in situations of extreme drought, the Company has designed a commercial policy that defines the levels of sales commitments in line with the capacity of its generating power plants in a dry year. It also includes risk mitigation terms in certain contracts with unregulated customers and, in the case of regulated customers subject to long-term tender agreements, it determines indexation polynomials that help reduce exposure to commodity risk.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

Considering the operating conditions faced by the power generation market in the countries in which the Group is represented, with drought and highly volatile commodity prices on international markets, the Company is constantly verifying the advisability of using hedging to lessen the impacts that these price swings have on its results. As of June 30, 2016, there were no hedging operations.

17.4. Liquidity risk

The Group’s liquidity risk management policy consists of entering into long-term committed banking facilities and temporary financial investments for amounts that cover the projected needs over a period of time that is determined based on the situation and expectations for debt and capital markets.

The projected needs mentioned above include maturities of financial debt, net of financial derivatives. For further details regarding the features and conditions of financial obligations and financial derivatives (see Notes 18, 19 and Appendix 3).

As of June 30, 2016, our current liabilities exceeded our current assets by ThCh$ 216,551,507. This amount does not represent material working capital deficit. Besides, we believe that cash flow generated by the business operations of our subsidiaries as well as cash balances, loans to banks and related parties, and broad access to capital markets are sufficient to meet all our working capital needs, debt service, dividend payments and planned capital expenditures.

As of June 30, 2016 the Group has liquidity of cash and cash equivalents totalling ThCh$ 113,637,683 and unconditionally available lines of long-term credit totalling ThCh$ 20,391,572. As of March 1, 2016 the Group has liquidity of cash and cash equivalents totalling ThCh$ 211,252,436 and unconditionally available lines of long-term credit totalling ThCh$ 0.

17.5. Credit risk

The Group closely monitors its credit risk.

Trade receivables:

The credit risk for receivables from the Group’s commercial activity has historically been very low, due to the short-term period of collections from customers, resulting in non-significant cumulative receivables amounts.

In some countries, regulations allow the suspension of energy service to customers with outstanding payments, and most contracts have termination clauses for payment default. The Company monitors its credit risk on an ongoing basis and measures its maximum exposure to payment default risk, which, as stated above, is very limited.

Financial assets, other than trade receivables:

Cash surpluses are invested in the highest-rated local and foreign financial entities (with risk rating equivalent to investment grade whenever possible) with thresholds established for each entity.

Investments may be backed with Chilean treasury bonds and/or with commercial paper issued by the highest rated banks; the latter are preferred, as they offer higher returns (always in line with current investment policies).

Derivative instruments are entered into with entities with solid creditworthiness; all derivative transactions are performed with entities with investment grade ratings.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

17.6. Risk management

The Group measures the Value at Risk (VaR) of its debt positions and financial derivatives in order to monitor the risk assumed by the Company, thereby reducing volatility in the income statement.

The portfolio of positions included in calculating the current VaR consists of the following:

•	Financial debt.

•	Hedge derivatives for debt, dividends and projects.

The VaR determined represents the potential variation in value of the portfolio of positions described above during a quarter within a 95% confidence level. To determine the VaR, we take into account the volatility of the risk variables affecting the value of the portfolio of positions including:

•	U.S. dollar Libor interest rate.

•	The different currencies with which our companies operate and the customary local indices used in the banking industry.

•	The exchange rates of the various currencies used in the calculation.

The calculation of VaR is based on generating possible future scenarios (at one quarter) of market values of the risk variables, using scenarios based on actual observations for the same period (quarter) for five years.

The quarterly 95%-confidence VaR number is calculated as the 5% percentile of the potential quarterly variations in the fair value of the portfolio.

Given the aforementioned assumptions, the quarterly VaR of the positions discussed above corresponds to ThCh$ 97,497,546.

These values represent the potential increase of the debt and derivatives’ portfolio, thus these VaRs are inherently related, among other factors, to the portfolio’s value at each quarter’s end.

18	FINANCIAL INSTRUMENTS

18.1 Financial instruments, classified by type and category

a)	The detail of financial assets, excluding cash and cash equivalents, classified by type and category as of June 30 and March 1, 2016, is as follows:

	Balance as of 6-30-2016					Balance as of 3-1-2016
	Held-for- trading investments	Held-to- maturity investments	Loans and receivables	Available- for-sale financial assets	Financial derivatives designated for hedging	Held-to- maturity investments	Loans and receivables	Available- for-sale financial assets	Financial derivatives designated for hedging
	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Derivative instruments	480,111	—	—	—	367,908	—	—	—	596,654
Other financial assets	—	2,482,940	288,088,540	—	—	3,429,689	263,637,853	—	—
Total current	480,111	2,482,940	288,088,540	—	367,908	3,429,689	263,637,853	—	596,654
Equity instruments	—	—	—	1,489,313	—	—	—	570,183	—
Derivative instruments	—	—	—	—	1,699	—	—	—	7,536
Other financial assets	—	—	218,201,571	—	—	—	220,651,649	—	—
Total non-current	—	—	218,201,571	1,489,313	1,699	—	220,651,649	570,183	7,536
Total	480,111	2,482,940	506,290,111	1,489,313	369,607	3,429,689	484,289,502	570,183	604,190

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

The detail of financial liabilities, classified by type and category as of June 30and March 1, 2016, is as follows:

	Balance as of 6-30-2016			Balance as of 3-1-2016
	Financial liabilities held for trading	Loans and payables	Financial derivatives designated for hedging	Financial liabilities held for trading	Loans and payables	Financial derivatives designated for hedging
	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Interest-bearing loans	—	246,006,165	—	—	198,708,121	—
Derivative instruments	1,711,926	—	2,567,520	141,549	—	113,583
Other financial liabilities	—	304,556,387	—	—	271,802,607	—
Total current	1,711,926	550,562,552	2,567,520	141,549	470,510,728	113,583
Interest-bearing loans	—	925,445,179	—	—	908,101,930	—
Derivative instruments	—	—	—	—	—	265,542
Total non-current	—	925,445,179	—	—	908,101,930	265,542
Total	1,711,926	1,476,007,731	2,567,520	141,549	1,378,612,658	379,125

18.2	Derivative instruments

In accordance with its risk management policy the Group primarily uses interest rate and foreign exchange rate derivatives to hedge its exposure to interest rate and foreign currency risks.

The Company classifies its derivatives as follows:

Derivatives designated for Cash flow hedges: Those that hedge the cash flows of the underlying hedged item.

Derivatives designated for Fair value hedges: Those that hedge the fair value of the underlying hedged item.

Non-hedge derivatives: Financial derivatives that do not meet the requirements established by IFRS to be designated as hedge instruments are recognized at fair value with changes in net profit (assets held for trading).

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

a)	Assets and liabilities of hedge derivative instruments

As of June 30 and March 1, 2016 financial derivative transactions qualifying as hedge instruments resulted in recognition of the following assets and liabilities in the consolidated statement of financial position:

	Balance as of 6-30-2016				Balance as of 3-1-2016
	Assets		Liabilities		Assets		Liabilities
	Current	Non-current	Current	Non-current	Current	Non-current	Current	Non-current
	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Interest rate hedges:	43,485	1,699	195,728	—	—	7,536	68,381	265,542
Cash flow hedges	43,485	1,699	195,728	—	—	7,536	68,381	265,542
Exchange rate hedges:	324,423	—	2,371,792	—	596,654	—	45,202	—
Cash flow hedges	324,423	—	2,371,792	—	596,654	—	45,202	—
TOTAL	367,908	1,699	2,567,520	—	596,654	7,536	113,583	265,542

•	General information on hedge derivative instruments

Hedge derivative instruments and their corresponding hedged instruments are shown in the following table:

Detail of hedge instruments	Description of instrument hedged	Fair value of instruments hedged		Type of risks hedged
		6-30-2016	3-1-2016
		ThCh$	ThCh$
SWAP	Bank borrowings	(150,544)	(326,387)	Cash flow hedge
SWAP	Unsecured liabilities (bonds)	(2,047,369)	551,452	Cash flow hedge

For the four months period ended June 30, 2016 the Group has not recognized significant gains or losses for ineffective cash flow hedges.

b)	Financial derivative assets and liabilities at fair value through profit or loss

	Non-hedging derivatives
	Asset	Liability	Asset	Liability
	Current		Non-current
	ThCh$	ThCh$	ThCh$	ThCh$
March 1, 2016	—	141,549	—	—
June 30, 2016	480,111	1,711,926	—	—

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

Non-hedging derivatives correspond to forward contracts entered into by the Group, whose purpose is to cover the foreign currency risk related to dividends receivable from subsidiaries abroad. While this hedge has an economic background, it does not qualify for accounting hedge as does not strictly comply with the requirements of IAS 39 “Financial Instruments: Recognition and Measurement”.

In addition, non-hedging derivatives may include cross currency swaps whose purpose is to cover the interest and foreign currency risk of financial debt, which due to the corporate reorganization was transferred to the Group, and hedge accounting of which was discontinued as a result of this transfer.

c)	Other disclosures on financial derivatives

The following tables present the fair value of hedging and non-hedging financial derivatives entered into by the Group as well as the remaining contractual maturities as of June 30 and March 1, 2016:

Financial Derivatives	Balance as of 6-30-2016				Balance as of 3-1-2016
	Fair value	Notional value			Fair value	Notional value
		Less than one year	One to two years	Total		Less than one year	One to two years	Total
	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Interest rate hedges:	(150,544)	43,551,308	826,713	44,378,021	(326,387)	8,811,792	12,489,878	21,301,670
Cash flow hedges	(150,544)	43,551,308	826,713	44,378,021	(326,387)	8,811,792	12,489,878	21,301,670
Exchange rate hedges:	(2,047,369)	45,889,772	—	45,889,772	551,452	44,648,114	—	44,648,114
Cash flow hedges	(2,047,369)	45,889,772	—	45,889,772	551,452	44,648,114	—	44,648,114
Non-hedging derivatives	(1,231,815)	55,360,882	—	55,360,882	(141,549)	10,493,705	—	10,493,705
Total	(3,429,728)	144,801,962	826,713	145,628,675	83,516	63,953,611	12,489,878	76,443,489

The hedging and non-hedging derivatives contractual maturities do not represent the Group’s total risk exposure, as the amounts recorded in the above tables have been drawn up based on undiscounted contractual cash inflows and outflows for their settlement.

18.3 Fair value hierarchy

Financial instruments recognized at fair value in the consolidated statement of financial position are classified based on the hierarchy described in Note 3.g above.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

The following table presents financial assets and liabilities measured at fair value as of June 30 and March 1, 2016:

Financial instruments measured at fair value	Fair value measured at end of reporting period using:				Fair value measured at end of reporting period using:
	6-30-2016	Level 1	Level 2	Level 3	3-1-2016	Level 1	Level 2	Level 3
	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Financial Assets
Financial derivatives designated as cash flow hedges	369,607	—	369,607	—	604,190	—	604,190	—
Non-hedging derivatives	480,111	—	480,111	—	—	—	—	—
Total	849,718	—	849,718	—	604,190	—	604,190	—
Financial Liabilities
Financial derivatives designated as cash flow hedges	2,567,520	—	2,567,520	—	379,125	—	379,125	—
Non-hedging derivatives	1,711,926	—	1,711,926	—	141,549	—	141,549	—
Total	4,279,446	—	4,279,446	—	520,674	—	520,674	—

19	TRADE AND OTHER PAYABLES

The breakdown of trade and other payables as of June 30 and March 1, 2016 is as follows:

Trade and other payables	Balance as of
	6-30-2016		3-1-2016
	Current	Non-current	Current	Non-current
	ThCh$	ThCh$	ThCh$	ThCh$
Trade payables	29,967,406	—	25,858,507	—
Other payables	238,170,782	35,396,432	212,688,676	37,652,705
Total	268,138,188	35,396,432	238,547,183	37,652,705

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

The detail of trade and other payables as of June 30 and March 1, 2016 is as follows:

Trade and other payables	Balance as of
	6-30-2016		3-1-2016
	Current	Non-current	Current	Non-current
	ThCh$	ThCh$	ThCh$	ThCh$
Energy suppliers	18,926,280	—	16,184,171	—
Fuel and gas suppliers	11,041,126	—	9,674,336	—
Payables to tax authorities other than Corporate Income Tax	15,121,504	—	16,380,816	—
Payables for goods and services	114,473,930	—	106,502,960	—
VAT	8,155,851	35,396,432	8,341,346	37,652,705
Dividends payable to non-controlling interests	56,110,480	—	36,696,541	—
Mitsubishi contract (LTSA)	17,678,410	—	21,930,258	—
Accrued interest	1,192,448	—	1,294,890	—
Payables to personnel	16,972,462	—	15,286,189	—
Other payables	8,465,697	—	6,255,676	—
Total	268,138,188	35,396,432	238,547,183	37,652,705

See Note 17.4 for the description of the liquidity risk management policy.

The detail of payments due and paid as of June 30 and March 1, 2016 is presented in Appendix 6.

20	PROVISIONS

a)	The breakdown of provisions as of June 30 and March 1, 2016 is as follows:

Provisions	Balance as of
	6-30-2016		3-1-2016
	Current	Non-current	Current	Non-current
	ThCh$	ThCh$	ThCh$	ThCh$
Provision for legal proceedings	7,011,290	1,812,863	4,251,564	880,527
Decommissioning or restoration (*)	—	3,517,771	—	3,388,479
Provision for environmental issues (**)	32,729,330	53,540,565	60,850,200	29,391,595
Other provisions	1,987,957	—	1,947,757	261,931
Total	41,728,577	58,871,199	67,049,521	33,922,532

(*)	The restoration plan includes steps to mitigate the environmental impact during the filling of the reservoir and includes estimated execution flows over 30 years. The main activities of this obligation are the restoration of forests, creation of a buffer zone, lotic and fisheries programs and fauna and flora monitoring programs.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

(**)	Provisions for environmental issues correspond to obligations under the environmental license related to El Quimbo project, which includes contract settlements associated with work already performed and minor works necessary for the operation of the plant which are expected to be performed within the work schedule proposed by the project in 2016.

The expected timing and amount of any cash outflows related to the above provisions is uncertain and depends on the final resolution of the provisioned matters (see Note 3.j). For example, in the specific case of the legal proceedings it depends on the final resolution of the related legal claim.

Management considers that the provisions recognized in the Consolidated Statements of Financial Position adequately cover the related risks.

b)	Changes in provisions for the four months period ended June 30, 2016 is as follows:

Changes in Provisions	Legal Proceedings	Decommissioning and Restoration	Environmental issues	Other Provisions	Total
	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Opening Balance as of March 1, 2016	5,132,091	3,388,479	90,241,795	2,209,688	100,972,053
Changes in Provisions
Increase in existing provisions	4,491,498	177,496	19,189,486	115,030	23,973,510
Provisions used	(1,818)	—	(24,883,624)	(293,039)	(25,178,481)
Increase for adjustment to value of money over time	8,261	70,008	770,761	31,874	880,904
Foreign currency translation	(805,879)	(118,212)	951,477	(75,596)	(48,210)
Total changes in provisions	3,692,062	129,292	(3,971,900)	(221,731)	(372,277)
Closing Balance as of June 30, 2016	8,824,153	3,517,771	86,269,895	1,987,957	100,599,776

21	EMPLOYEE BENEFIT OBLIGATIONS

21.1 General information

Certain entities of the Group in Colombia, Peru and Argentina provide various post-employment benefits for all or some of their active or retired employees. These benefits are calculated and recognized in the financial statements according to the criteria described in Note 3.j.1, and include primarily the following:

•	Defined benefit plans:

Employee severance indemnities: The beneficiary receives a certain number of contractual salaries upon retirement. Such benefit is subject to a vesting minimum service requirement period, which depending on the company, varies within a range from 5 to 15 years.

•	Other benefits:

Five-year benefits: A benefit certain employees receive after 5 years; accrues from the second year onwards.

Unemployment: A benefit paid regardless of whether the employee is fired or leaves voluntarily. This benefit accrues on a daily basis and is paid at the time of contract termination (although the law allows for partial withdrawals for housing and education).

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

Seniority bonuses in Peru: There is an agreement to give workers (“subject to the collective agreement”) an extraordinary bonus for years of service upon completion of the equivalent of five years of actual work. This benefit is granted according to the following scale:

After 5, 10, and 15 years	–	1 base monthly salary
After 20 years	–	1 1⁄2 base monthly salaries
After 25, 30, 35, and 40 years	–	2 1⁄2 base monthly salaries

New Health Plan of Emgesa: This plan involves the hiring of an operator for the provision of family medical and dental services (basic household) to Emgesa pensioners (currently 121 beneficiaries). This benefit was under the administration of the Trade Union Organization (Sintraelecol) until March 31, 2016. From April 1, 2016, the administration of this benefit was passed to the employer, Emgesa. As a result a contract with the company MEDPLUS Medicina Prepagada was signed in order to continue provide this benefit. This benefit shelters beneficiaries of the pensioners, and in case of death of the holder, the benefit is maintained for the beneficiaries of the pensioner over 6 months, the period of benefit’s termination. The Company accounts for this benefit beginning this accounting period. The benefit was valued by an actuary company AON.

21.2 Details, changes and presentation in financial statements

a)	The post-employment obligations associated with the defined benefits plan as of June 30 and March 1, 2016 are as follows:

	Balance as of
	6-30-2016	3-1-2016
	ThCh$	ThCh$
Post-employment obligations	22,515,863	19,308,134
Total	22,515,863	19,308,134
Non-current portion	22,515,863	19,308,134

b)	The changes in post-employment defined benefit obligations for the four months period ended June 30, 2016 are as follows:

Actuarial Value of Post-employment Obligations	ThCh$
Closing balance as of March 1, 2016	19,308,134
Current service cost	327,719
Net interest cost	790,429
Actuarial (gains) losses from changes in financial assumptions	48,511
Actuarial (gains) losses from changes in seniority adjustments	1,300,521
Foreign currency translation differences	1,379,820
Contributions paid	(1,501,746)
Past service cost obligation of defined benefit plans	1,039,815
Personnel transfer	(177,340)
Closing balance as of June 30, 2016	22,515,863

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

As of June 30, 2016, of the total amount of post-employment benefit obligations, 0.11% is from defined benefit plans in Chilean companies (0.99% as of March 1, 2016); 80.94% is from defined benefit plans provided by our subsidiaries in Colombia (79.20% as of March 1, 2016), 15.46% is from defined benefit plans in Argentina (16.30% as of March 1, 2016), and 3.49% from defined benefit plans granted in Peru (3.51% as of March 1, 2016).

Group companies make no contributions to funds for financing the payment of these benefits.

c) The following amounts were recognized in the consolidated statement of comprehensive income for four months ended June 30, 2016:

Expense Recognized in the Statements of Comprehensive Income	Four months ended 6-30-2016
ThCh$
Current service cost for defined benefits plan	327,719
Interest cost for defined benefits plan	790,429
Past service costs	1,039,815
Expenses recognized in the Statement of Income	2,157,963
Gains from remeasurement of defined benefit plans	1,349,033
Total expense recognized in the Statement of Comprehensive Income	3,506,996

21.3 Other disclosures

Actuarial assumptions

As of June 30 and March 1, 2016 the following assumptions were used in the actuarial calculation of defined benefits:

	Chile		Colombia		Argentina		Peru
	Balance as of
	6-30-2016	3-1-2016	6-30-2016	3-1-2016	6-30-2016	3-1-2016	6-30-2016	3-1-2016
Discount rate used	4.7%	5.0%	7.4%	7.3%	5.5%	5.5%	6.7%	7.6%
Expected rate of salary increases	4.0%	4.0%	4.2%	4.2%	0.0%	0.0%	3.0%	3.0%
Mortality tables	RV2009	RV2009	RV2008	RV2008	RV2004	RV2004	RV2009	RV2009
Expected rotation rate	7.0%	7.0%	0.4%	0.4%	1.2%	1.2%	3.9%	3.9%

Sensitivity

As of June 30, 20116, the sensitivity of the value of the actuarial liability for post-employment benefits to variations of 100 basis points in the discount rate assumes a decrease of ThCh$ 1,764,205 if the rate rises and an increase of ThCh$ 2,408,906 if the rate falls.

Defined contributions

The total expense recognized in the consolidated statement of comprehensive income in the caption “Employee expenses” represents contributions payables to the defined contribution plans by the Group. For four months ended June 30, 2016, the amount recognized as expense was ThCh$ 101,143.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

Future disbursements

The estimates available indicate that disbursements for defined benefit plans will increase to ThCh$ 1,577,123 in the next year.

Term of commitments

The Group’s obligations have a weighted average term of 10.01 years, and the flow of benefits for the next 5 years and more is expected to be as follows:

Years	ThCh$
1	1,577,123
2	1,147,211
3	1,516,355
4	1,371,783
5	1,253,842
More than 5	10,953,517

22	TOTAL EQUITY

22.1 Equity attributable to the Parent

22.1.1 Subscribed and paid-up capital and number of shares.

Endesa Américas’ issued capital as of June 30 and March 1, 2016 is ThCh$ 778,936,764, divided into 8,201,754,580 fully subscribed and paid no par value shares listed at the Bolsa de Comercio de Santiago de Chile, Bolsa Electrónica de Chile, Bolsa de Valores de Valparaíso, New York Stock Exchange (NYSE).

Capital contributions made in 1986 and 1994 resulted in share premiums of ThCh$ 120,497,065.

These amounts come from the equity distribution of Endesa Chile that as a result of their division, were determined and distributed to Endesa Américas on the basis of the net assets allocated to each company.

For more information on the general background of Endesa Américas S.A. see Note 1.

22.1.2 Dividends

The shareholders at the Ordinary Shareholders’ Meeting held on April 27, 2016 approved a distribution of dividends, from May 24, 2016, totalling Ch$ 9.37144 per share, with a charge to earnings for the year ended December 31, 2015 (coming from division of Endesa Chile).

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

22.2 Foreign currency translation reserve

The following table details currency translation adjustments attributable to the shareholders of the Parent in the consolidated statement of financial position for four months ended June 30, 2016:

	Balance as of
	6-30-2016	3-1-2016
	ThCh$	ThCh$
Emgesa S.A. E.S.P.	44,355,528	27,078,691
Generandes Perú	65,655,184	56,557,982
Hidroelectrica El Chocón S.A.	(105,425,381)	(105,354,562)
Endesa Argentina	(16,840,118)	(14,923,600)
Central Costanera	4,480,567	5,270,235
Enel Brasil	(148,794,766)	(226,588,380)
Others	(3,851,955)	(5,781,467)
Total	(160,420,941)	(263,741,101)

2.3 Capital management

The Company’s objective is to maintain an adequate level of capitalization in order to be able to secure its access to the financial markets, so as to fulfil its medium- and long-term goals while maximizing the return to its shareholders and maintaining a solid financial position.

22.4 Restrictions on transferring funds from subsidiaries to the parent

Certain of the Group’s subsidiaries must comply with financial ratio covenants which require them to have a minimum level of equity or other requirements that restrict the transfer of assets to the parent company. The Group’s restricted net assets as of June 30, 2016 from its subsidiaries Edegel S.A.A. and Hidroeléctrica El Chocón S.A. are ThCh$ 51,202,366 and ThCh$ 94,844,060, respectively.

22.5 Other reserves

Other reserves within equity attributable to shareholders of the Parent for the four months ended June 30, 2016 are as follows:

	Balance as of	Movements 2016	Balance as of
	3-1-2016		6-30-2016
	ThCh$	ThCh$	ThCh$
Exchange differences on translation	(263,741,101)	103,320,160	(160,420,941)
Cash flow hedges	(8,696,789)	2,365,939	(6,330,850)
Remeasurement of available-for-sale financial assets	(118,662)	227,258	108,596
Other miscellaneous reserves	(778,748,054)	(732,942)	(779,480,996)
Total	(1,051,304,606)	105,180,415	(946,124,191)

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

Other miscellaneous reserves as of June 30 and March 1, 2016 are as follows:

Other miscellaneous reserves	Balance as of
	6-30-2016	3-01-2016
	ThCh$	ThCh$
Corporate reorganization reserve (“Spin-off”)	(532,560,122)	(532,560,122)
IFRS first-time adoption	(99,337,234)	(99,337,234)
Business combinations reserves	(144,289,449)	(144,289,449)
Other reserves	(3,294,191)	(2,561,249)
Total	(779,480,996)	(778,748,054)

•	Reserves for Exchange differences on translation: These arise primarily from exchange differences relating to:

•	Translation of the financial statements of our foreign operations from their functional currencies to our presentation currency (i.e. Chilean peso) (see Notes 2.6 and 3.k).

•	Translation of goodwill arising from the acquisition of foreign operations with a functional currency other than the Chilean peso (see Note 3.b).

•	Cash flow hedges reserve: These represent the cumulative portion of gains and losses on hedging instruments deemed effective in cash flow hedges (see Note 3.f.4).

•	Remeasurement of available-for-sale financial assets: These represent variations in fair value, net of their effect on the available-for-sale investments (see Note 3.f.1).

•	Corporate reorganization reserve (“Spin-Off”): These represent the effect generated by the reorganization of Endesa Chile and allocation of its foreign business to Endesa Américas (see Notes 1 and 2).

•	IFRS first-time adoption: These represent the reserves generated by the transition to IFRS of Endesa Chile’s businesses outside of Chile.

•	Business combinations reserve: These represent the effects of business combinations under common control and purchases of non-controlling interest, all related to foreign subsidiaries.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

22.6 Non-controlling interests

The details of non-controlling interests are as follows:

Companies	Non-controlling interests
	Ownership	Equity	Ownership	Equity	Profit (loss)
	6-30-2016	Balance as of 6-30-2016	3-1-2016	Balance as of 3-1-2016	Four months ended 6-30-2016
	%	ThCh$	%	ThCh$	ThCh$
Emgesa S.A. E.S.P.	73.13%	531,576,820	73.13%	564,214,537	49,987,240
Generandes Perú	39.00%	126,230,556	39.00%	115,594,477	6,893,885
Edegel S.A.A	16.40%	97,777,286	16.40%	89,501,190	5,347,058
Chinango S.A.C.	20.00%	14,604,419	20.00%	13,960,790	967,151
Central Costanera S.A.	24.32%	2,814,213	24.32%	1,145,900	2,065,621
Hidroelectrica El Chocón S.A.	32.33%	45,584,455	32.33%	45,511,370	588
Others		3,361,393		3,298,569	1,341
TOTAL		821,949,142		833,226,833	65,262,884

23	REVENUE AND OTHER INCOME

The detail of revenue and other income recognized in the statements of comprehensive income for the four months ended June 30, 2016 is as follows:

Revenue	Four months ended 6-30-2016
ThCh$
Energy sales	408,098,103
Generation	408,098,103
Regulated customers	65,465,446
Non-regulated customers	238,003,860
Spot market sales	91,374,466
Other customers	13,254,331
Other sales	3,929,523
Natural gas sales	3,929,523
Revenue from other services	27,581,115
Tolls and transmission	26,862,995
Engineering services	24,609
Other services	693,511
Total operating revenue	439,608,741

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

Other Operating Income	Four months ended 6-30-2016
ThCh$
Rent income	21,837,548
Other revenue	4,845,684
Total other operating income	26,683,232

24	RAW MATERIALS AND CONSUMABLES USED

The detail of raw materials and consumables recognized in the statements of comprehensive income for the four months ended June 30, 2016 is as follows:

Raw Materials and Consumables	Four months ended 6-30-2016
ThCh$
Energy purchases	(63,809,156)
Fuel consumption (*)	(46,355,758)
Transportation costs	(37,998,863)
Other raw materials and consumables	(20,246,572)
Total	(168,410,349)

(*)	See Note 9.

25	EMPLOYEE BENEFITS EXPENSE

The detail of employee benefits expenses recognized in the statements of comprehensive income for the four months ended June 30, 2016, is as follows:

Employee Benefits Expense	Four months ended 6-30-2016
ThCh$
Wages and salaries	(19,715,386)
Post-employment benefit obligations expense	(1,468,677)
Social security and other contributions	(4,648,155)
Total	(25,832,218)

26	DEPRECIATION, AMORTIZATION AND IMPAIRMENT LOSSES

The detail of depreciation, amortization and impairment losses recognized in the statements of comprehensive income for the four months ended June 30, 2016, is as follows:

Four months ended 6-30-2016
ThCh$
Depreciation (See Note 14)	(34,780,689)
Amortization (See Note 12)	(614,797)
Total depreciation and amortization	(35,395,486)
Reversal (losses) from impairment (1)	114,573
Total depreciation and amortization and impairment losses	(35,280,913)

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

(1) Impairment Losses	Four months ended 6-30-2016
ThCh$
Impairment reversal (loss) on financial assets (see Note 7.c)	114,573
Total	114,573

27	OTHER EXPENSES BY NATURE

The detail of other expenses by nature recognized in the statements of comprehensive income for the four months ended June 30, 2016, is as follows:

Other Expenses	Four months ended 6-30-2016
ThCh$
Professional, outsourced and other services	(6,038,201)
Other supplies and services	(3,788,551)
Insurance premiums	(6,090,752)
Taxes and charges	(1,628,727)
Repairs and maintenance	(3,851,657)
Compensation and fines	(305,278)
Marketing, public relations and advertising	(90,000)
Leases and rental costs	(511,923)
Environmental expenses	(389,837)
Other supplies	(3,368,451)
Travel expenses	(227,988)
Total	(26,291,365)

Research costs amounted to ThCh$ 18,910 for four months ended June 30, 2016.

28	FINANCIAL RESULTS

The detail of other gains, net, recognized in the statements of comprehensive income for the four months ended June 30, 2016, is as follows:

Financial Income	Four months ended 6-30-2016
ThCh$
Term deposits and other fixed-income investments	9,916,275
Other financial income	800,725
Total	10,717,000

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

Financial Costs	Four months ended 6-30-2016
ThCh$
Financial costs	(51,847,433)
Secured and unsecured liabilities	(33,158,799)
Liabilities account payables to CAMMESA	(10,648,013)
Bank loans	(5,170,128)
Debt arrangement and other associated expenses	(1,168,290)
Other financial costs	(810,421)
Post-employment benefit obligations	(790,429)
Valuation of financial derivatives	(101,353)
Profit (loss) from indexed assets and liabilities	15
Foreign currency exchange losses, net (*)	(6,960,901)
Positive	22,571,649
Negative	(29,532,550)
Total Financial Costs	(58,808,319)
Total Financial Results	(48,091,319)

The effects on financial results from exchange differences originated from the following:

(*) Foreign currency exchange losses, net	Four months ended 6-30-2016
ThCh$
Cash and cash equivalents	(1,093,959)
Other financial assets (derivative instruments)	(12,077,514)
Other non-financial assets	(127,208)
Trade and other accounts receivable	3,337,032
Other financial liabilities (financial debt and derivative instruments)	504,991
Trade and other accounts payable	461,044
Other non-financial liabilities	2,034,713
Total	(6,960,901)

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

29	INCOME TAXES

The following table presents the components of the income tax expense/(benefit) recognized in the statements of comprehensive income for the four months ended June 30, 2016:

Current Income Tax and Adjustments to Current Income Tax for Previous Periods	Four months ended 6-30-2016
ThCh$
Current income tax	(60,890,131)
Tax benefit arising from previously unrecognized tax credit of prior period used to reduce current tax expense	930,092
Adjustments to current tax from the previous period	(113,249)
Other current tax expense	1,559,087
Current tax expense, net	(58,514,201)
Benefit/(expense) from deferred taxes for origination and reversal of temporary differences	2,419,480
Prior year deferred tax adjustments	363,287
Total deferred tax benefit	2,782,767
Income tax expense	(55,731,434)

The following table reconciles income tax expense resulting from applying the applicable statutory tax rate to profit before income taxes and the actual income tax expense recognized in the statements of comprehensive income for the four months ended June 30, 2016:

Reconciliation of Tax Expense	Four months ended
	Rate	6-30-2016
	%	ThCh$
PROFIT BEFORE TAX		188,952,329
Income tax expense using statutory rate	(24.00%)	(45,348,559)
Tax effect of rates applied in other countries	(11.00%)	(20,779,816)
Tax effect of non-taxable revenues	5.61%	10,598,288
Tax effect of non-tax-deductible expenses	(9.43%)	(17,814,652)
Tax effect of adjustments to current taxes in previous periods	(0.06%)	(113,249)
Tax effect of adjustments to deferred taxes in previous periods	0.19%	363,288
Price level restatement for tax purposes (investments and equity)	9.19%	17,363,267
Total adjustments to tax expense using statutory rates	(5.49%)	(10,382,874)
Actual income tax expense	(29.49%)	(55,731,433)

The principal temporary differences are detailed in Note 15.a.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

30	INFORMATION BY SEGMENT

Segmentation criteria.

The activities of Endesa Américas were previously organized primarily around its core business, electric energy generation.

Considering the differentiated information that was analysed by the Company’s chief operating decision maker, segment information had been organized by the geographical areas in which the Group operates:

•	Chile

•	Argentina

•	Peru

•	Colombia

As the corporate organization of Endesa Américas basically coincides with the business and therefore the segments, the information presented below is based on the financial information of the companies comprising each segment. The accounting policies used to determine segment information are the same that have been used in the preparation of the consolidated financial statements of Endesa Américas.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

The following tables present the asset and liability information on the segmentation basis.

Country	Chile		Argentina		Colombia		Peru		Eliminations		Total
ASSETS	6-30-2016	3-1-2016	6-30-2016	3-1-2016	6-30-2016	3-1-2016	6-30-2016	3-1-2016	6-30-2016	3-1-2016	6-30-2016	3-1-2016
	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
CURRENT ASSETS	55,528,004	58,213,520	86,329,167	66,854,976	181,057,104	268,698,829	157,004,787	135,183,909	(31,451,262)	(12,653,236)	448,467,800	516,297,998
Cash and cash equivalents	860,484	33,977,634	15,601,886	13,071,922	81,964,787	143,484,272	15,210,526	20,718,608	—	—	113,637,683	211,252,436
Other current financial assets	480,111	870,740	—	—	2,850,841	3,155,603	7	—	—	—	3,330,959	4,026,343
Other current non-financial assets	—	—	652,825	418,876	3,954,834	5,309,637	3,574,762	5,337,313	—	—	8,182,421	11,065,826
Trade and other current receivables	95,615	29,408	62,216,362	45,764,867	68,689,991	85,676,395	97,025,486	80,173,949	(10)	58,774	228,027,444	211,703,393
Current accounts receivable from related parties	52,608,859	23,335,738	5,699,839	5,578,728	13,279,704	25,251,385	26,570,492	13,053,454	(31,451,252)	(12,712,010)	66,707,642	54,507,295
Inventories	—	—	2,158,255	2,020,583	10,313,346	5,814,195	14,623,514	14,727,547	—	—	27,095,115	22,562,325
Current tax assets	1,482,935	—	—	—	3,601	7,342	—	1,173,038	—	—	1,486,536	1,180,380
NON-CURRENT ASSETS	1,075,099,837	1,075,127,281	347,382,582	349,617,770	1,832,067,668	1,679,056,226	776,099,726	751,974,239	(498,753,196)	(588,642,739)	3,531,896,617	3,267,132,777
Other non-current financial assets	—	—	—	—	1,489,313	570,183	1,699	7,536	—	—	1,491,012	577,719
Other non-current non-financial assets	—	—	—	1,752,641	1,130,895	1,012,248	—	—	—	—	1,130,895	2,764,889
Trade and other non-current receivables	—	—	208,202,013	218,696,272	9,999,558	1,955,377	—	—	—	—	218,201,571	220,651,649
Investments accounted for using the equity method	1,075,079,502	1,075,079,502	1,305,665	2,135,285	—	—	48,573,339	39,585,187	(590,107,984)	(678,052,929)	534,850,522	438,747,045
Intangible assets other than goodwill	—	—	—	—	20,986,265	18,748,022	10,545,396	10,190,840	—	—	31,531,661	28,938,862
Goodwill	—	—	866,445	871,998	4,345,042	3,988,262	—	—	91,354,788	89,410,190	96,566,275	94,270,450
Property, plant and equipment	—	—	137,007,572	126,138,984	1,778,406,051	1,636,449,282	716,979,292	702,190,676	—	—	2,632,392,915	2,464,778,942
Deferred tax assets	20,335	47,779	887	22,590	15,710,544	16,332,852	—	—	—	—	15,731,766	16,403,221
TOTAL ASSETS	1,130,627,841	1,133,340,801	433,711,749	416,472,746	2,013,124,772	1,947,755,055	933,104,513	887,158,148	(530,204,458)	(601,295,975)	3,980,364,417	3,783,430,775

Country	Chile		Argentina		Colombia		Peru		Eliminations		Total
LIABILITIES AND EQUITY	6-30-2016	3-1-2016	6-30-2016	3-1-2016	6-30-2016	3-1-2016	6-30-2016	3-1-2016	6-30-2016	3-1-2016	6-30-2016	3-1-2016
	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
CURRENT LIABILITIES	14,702,662	41,032,571	178,548,707	160,430,579	373,840,306	329,215,892	129,378,894	115,933,309	(31,451,262)	(12,653,236)	665,019,307	633,959,115
Other current financial liabilities	1,711,926	141,549	25,873,566	26,513,424	170,793,677	119,207,904	51,906,442	53,100,376	—	—	250,285,611	198,963,253
Trade and other current payables	1,301,107	16,421,464	102,532,296	86,311,098	110,587,257	83,151,026	53,711,440	52,663,595	6,088	—	268,138,188	238,547,183
Current accounts payable to related parties	11,689,629	24,469,558	9,520,369	8,783,502	56,384,027	31,867,955	13,558,879	5,509,807	(31,457,350)	(12,653,236)	59,695,554	57,977,586
Other current provisions	—	—	5,290,645	2,564,656	32,729,329	60,875,169	3,708,603	3,609,696	—	—	41,728,577	67,049,521
Current tax liabilities	—	—	35,331,831	36,257,899	2,489,062	33,317,876	5,543,558	47,840	—	—	43,364,451	69,623,615
Other current non-financial liabilities	—	—	—	—	856,954	795,962	949,972	1,001,995	—	—	1,806,926	1,797,957
NON-CURRENT LIABILITIES	24,435	190,210	98,485,655	105,989,598	912,347,449	846,971,210	200,084,231	217,374,009	—	—	1,210,941,770	1,170,525,027
Other non-current financial liabilities	—	—	31,434,503	33,652,262	838,685,380	801,067,863	55,325,296	73,647,347	—	—	925,445,179	908,367,472
Trade and other non-current payables	—	—	35,396,432	37,652,705	—	—	—	—	—	—	35,396,432	37,652,705
Non-current accounts payable to related parties	—	—	—	—	55,438,366	30,612,016	3,432,833	3,310,516	—	—	58,871,199	33,922,532
Other non-current provisions	—	—	28,173,783	31,536,526	—	—	122,808,337	122,189,998	—	—	150,982,120	153,726,524
Deferred tax liabilities	24,435	190,210	3,480,937	3,148,105	18,223,703	15,291,331	786,788	678,488	—	—	22,515,863	19,308,134
Non-current provisions for employee benefits	—	—	—	—	—	—	17,730,977	17,547,660	—	—	17,730,977	17,547,660
EQUITY	1,115,900,744	1,092,118,020	156,677,387	150,052,569	726,937,017	771,567,953	603,641,388	553,850,830	(498,753,196)	(588,642,739)	2,104,403,340	1,978,946,633
Equity attributable to Shareholders of the Parent	1,115,900,744	1,092,118,020	156,677,387	150,052,569	726,937,017	771,567,953	603,641,388	553,850,830	(498,753,196)	(588,642,739)	1,282,454,198	1,145,719,800
Issued capital	778,936,764	778,936,764	31,002,860	31,201,570	148,534,890	136,338,421	302,296,411	295,493,695	(481,834,161)	(463,033,686)	778,936,764	778,936,764
Retained earnings	587,015,973	563,233,247	43,256,360	39,526,095	76,749,302	194,874,431	40,506,591	48,732,586	581,616,334	451,224,218	1,329,144,560	1,297,590,577
Share premium	120,497,065	120,497,065	—	—	25,674,401	23,566,229	—	—	(25,674,401)	(23,566,229)	120,497,065	120,497,065
Other reserves	(370,549,058)	(370,549,056)	82,418,167	79,324,904	475,978,424	416,788,872	260,838,386	209,624,549	(572,860,968)	(553,267,042)	(946,124,191)	(1,051,304,606)
NON-CONTROLLING INTERESTS											821,949,142	833,226,833
TOTAL LIABILITIES AND EQUITY	1,130,627,841	1,133,340,801	433,711,749	416,472,746	2,013,124,772	1,947,755,055	933,104,513	887,158,148	(530,204,458)	(601,295,975)	3,980,364,417	3,783,430,775

The eliminations column corresponds to transactions between companies in different lines of business and country, primarily purchases and sales of energy and services.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

Country	Chie	Argentina	Colombia	Peru	Eliminations	Total
Statements of comprehensive income for the four months period ended 6-30-2016	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
REVENUES AND OTHER OPERATING INCOME	—	47,132,588	285,645,836	133,513,549	—	466,291,973
Revenue from ordinary activities	—	25,282,403	281,296,006	133,030,332	—	439,608,741
Energy sales	—	25,282,403	277,327,668	105,488,032	—	408,098,103
Other sales	—	—	3,929,523	—	—	3,929,523
Other services rendered	—	—	38,815	27,542,300	—	27,581,115
Other operating revenue	—	21,850,185	4,349,830	483,217	—	26,683,232
RAW MATERIALS AND CONSUMABLES	—	(2,679,462)	(108,343,090)	(57,387,797)	—	(168,410,349)
Energy purchases	—	(215,067)	(53,334,256)	(10,259,833)	—	(63,809,156)
Fuel consumption	—	(549,986)	(19,740,085)	(26,065,687)	—	(46,355,758)
Transportation expenses	—	(364,801)	(24,164,864)	(13,469,198)	—	(37,998,863)
Other miscellaneous supplies and services	—	(1,549,608)	(11,103,885)	(7,593,079)	—	(20,246,572)
CONTRIBUTION MARGIN	—	44,453,126	177,302,746	76,125,752	—	297,881,624
Other work performed by the entity and capitalized	—	1,031,404	(68,052)	—	—	963,352
Employee benefits expense	(46,864)	(13,747,849)	(5,981,575)	(6,055,930)	—	(25,832,218)
Other expenses	(2,671,365)	(5,934,380)	(9,824,088)	(7,861,532)	—	(26,291,365)
GROSS OPERATING RESULT	(2,718,229)	25,802,301	161,429,031	62,208,290	—	246,721,393
Depreciation and amortization expense	—	(6,862,455)	(14,114,687)	(14,418,344)	—	(35,395,486)
Impairment losses (reversal of impairment losses) recognized in profit or loss	—	—	114,573	—	—	114,573
GROSS OPERATING RESULT	(2,718,229)	18,939,846	147,428,917	47,789,946	—	211,440,480
FINANCIAL RESULT	1,911,870	(13,400,966)	(33,670,431)	(2,931,792)	—	(48,091,319)
Financial income	462,202	5,862,370	4,163,287	229,141	—	10,717,000
Term deposits and other fixed-income investments	28,029	5,910,593	3,751,436	226,217	—	9,916,275
Other financial income	434,173	(48,223)	411,851	2,924	—	800,725
Financial costs	(370,480)	(11,538,997)	(38,043,395)	(1,894,561)	—	(51,847,433)
Bank loans	—	(716,945)	(4,076,775)	(376,408)	—	(5,170,128)
Secured and unsecured liabilities	—	—	(32,096,041)	(1,062,758)	—	(33,158,799)
Other	(370,480)	(10,822,052)	(1,870,579)	(455,395)	—	(13,518,506)
Foreign currency exchange losses, net	15	—	—	—	—	15
Positive	1,820,133	(7,724,339)	209,677	(1,266,372)	—	(6,960,901)
Negative	4,788,775	5,310,085	778,830	11,693,959	—	22,571,649
Profit (loss) from indexed assets and liabilities	(2,968,642)	(13,034,424)	(569,153)	(12,960,331)	—	(29,532,550)
Share of profit of investments accounted for using the equity method	22,382,797	589,402	—	2,590,352	—	25,562,551
Other gains, net	—	(2,961)	41,588	1,990	—	40,617
Gain (loss) from the sale of assets	—	(2,961)	41,588	1,990	—	40,617
Profit before tax	21,576,438	6,125,321	113,800,074	47,450,496	—	188,952,329
Income tax expense	1,451,419	2,136,015	(45,441,492)	(13,877,376)	—	(55,731,434)
Net profit from continuing operations	23,027,857	8,261,336	68,358,582	33,573,120	—	133,220,895
NET PROFIT	23,027,857	8,261,336	68,358,582	33,573,120	—	133,220,895
Net profit attributable to:
Parent Company						67,958,011
Non-controlling interests						65,262,884

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

Statement of cash flows	Chile	Argentina	Colombia	Peru	Eliminations	Total
For four months ended 6-30-2016	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Cash flow from (used in) operating activities	(2,258,642)	22,241,556	97,915,432	13,835,088	861,631	132,595,065
Cash flow from (used in) investment activities	33,303,158	(14,473,021)	(25,054,227)	(5,655,438)	(34,036,750)	(45,916,278)
Cash flows from (used in) financing activities	(63,988,457)	(4,640,729)	(141,335,638)	(14,233,076)	33,175,119	(191,022,781)

The eliminations column corresponds to transactions between companies in different lines of business and country, primarily purchases and sales of energy and services.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

31	THIRD PARTY GUARANTEES, OTHER CONTINGENT ASSETS AND LIABILITIES, AND OTHER COMMITMENTS

31.1. Direct guarantees

Contract		Creditor of the guarantee	Debtor		Type of guarantee	Committed assets			Balance pending as of
Type	Maturity		Company	Relationship		Type	Cur- rency	Book value	Cur- rency	6-30-2016	3-1-2016
Loan	10-7-2014	Citibank N.A.	Endesa Argentina	Creditor	Pledge	Deposit in current account	US$	1,300,000	AR$	—	8,000,000
Loan	12-15-2032	Mitsubishi Corporation	Central Costanera	Creditor	Pledge	Combined Cycle	AR$	184,495,845	USD	50,325,366	49,854,108

As of June 30 and March 1, 2016 the amount of the Group’s property, plant and equipment pledged as collateral for liabilities amounted to ThCh$ 8,113,033 and ThCh$ 8,513,044, respectively (see Note 14.e.1).

As of June 30 and March 1, 2016 the Group had future energy purchase commitments totaled ThCh$ 16,052,381 and ThCh$ 7,864,276, respectively.

31.2 Indirect guarantees

As a result of the corporate reorganization, Endesa Américas has become jointly and severally liable of local bonds of Endesa Chile, whose outstanding balance as of June 30 and March 1, 2016 amounted to ThCh$ 323,254,142 and ThCh$ 324,305,109, respectively.

31.3 Lawsuits and Arbitrations Proceedings

As of the date of these interim consolidated financial statements, the most relevant contingent liabilities, for which no provisions have been recognized, because the Management believes that a present obligation does not exists, related to current litigation involving the Group are as follows:

a)	Pending lawsuits of Endesa Américas and subsidiaries:

Empresa Generadora de Energía Eléctrica S.A. (Emgesa)

1.

In 2001, a lawsuit was filed against the Group’s Colombian generation subsidiary Emgesa, as well as the non-related companies, Empresa de Energía de Bogotá S.A. E.S.P. (EEB) and Corporación Autónoma Regional de Cundinamarca (“CAR” for its acronym in Spanish), by the residents of Sibaté, in the Colombian Department of Cundinamarca. This lawsuit seeks to hold the defendants jointly liable for the damages and prejudices derived from the pollution to the El Muñá dam reservoir, resulting from the pumping of polluted waters from the Bogotá River by Emgesa. Emgesa has denied these allegations arguing, among others, that it does not have any responsibility since it receives the waters already contaminated. The plaintiffs’ initial demand was for approximately ThCP 3,000,000,000 (approximately ThCh$ 680,400,000). Emgesa filed a motion for the joinder of numerous public and private entities that dump into the waters of the Bogotá River or that in any way are responsible for the environmental stewardship of the river basin. The Third Section of the State Council has received the petition and ordered certain companies joined as defendants. In January 2013, several of the defendants filed responses to the complaint. In June 2013, a motion to annul the proceedings was denied. The resolving preliminary objections and the summons to a conciliation hearing are currently pending. In June 2015 a resolution was enacted instructing the dismissal of EEB by reason of a nullity defect as well as the exclusion of those entities that had been identified by the Cundinamarca Administrative

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

Court as defendants for having polluted the waters of Bogotá River, which had been confirmed by the State Council. A motion for reversal was filed against this decision, or an appeal. The resolution for such actions was unfavourable. The amount involved in this proceeding is estimated to be approximately ThCP 112,320,000 (approximately ThCh$ 25,474,176).

2.	Central Betania (currently Emgesa) was granted with a tax benefit known as “Ley Páez”, applicable to the income tax on corporations. The Law stated that those entities located in a geographical area affected by natural catastrophe were exempt from taxation. The Colombian tax authorities (DIAN) rejected the method used by Central Betania to determine the tax base applicable to the tax benefit. The DIAN believes that certain revenues of Central Betania, such as inflation adjustments and non-operating income, do not qualify for the exemption since they are not related to the electricity generation activity. On the other hand, Central Betania (currently Emgesa) believes that, in accordance with the Law, this special benefit is applicable to it as an entity and not only to certain revenues of the company. The resolution of the Administrative Court of first instance is pending. Since June 2010, the date when final arguments were filed, the proceedings have not been active due to lack of tax expertise of the Huila Court. In February 2016 the process in motion began in order to activate the proceedings. The amount of this claim is ThCP 96,393,426 (approximately ThCh$ 21,862,029).

3.	A class action lawsuit has been filed by residents of the Colombian Municipality of Garzón, alleging that the construction of the El Quimbo hydro electrical project has caused the plaintiffs’ income from handicrafts or entrepreneurial activities to decrease by an average of 30%. The lawsuit claims the decrease was not considered when the project’s social-economic impact report was drafted. Emgesa has denied these allegations on the basis that (i) the social-economic impact report complied with all methodological criteria, including giving all interested parties the opportunity to be registered in the report, (ii) the plaintiffs are not residents and therefore, compensation is allowed only for those whose revenues are, in their majority, coming from of their activity in the direct area of influence of the El Quimbo hydro electrical project and (iii) compensation must not go beyond the “first link” of the production chain and must be based on the status of the income indicators of each affected person. A proceeding was filed in parallel by 38 inhabitants of the Municipality of Garzón, who are claiming compensation for being affected by the El Quimbo hydro electrical project since they were not included in the social-economic impact report. A mandatory settlement hearing was unsuccessful. The court ordered a test, which is currently in the preliminary phase. In the parallel proceeding, an exception previous of pending lawsuit was filed, based on the existence of the principal proceeding. The proposed exception is pending ruling. The amount involved in this proceeding is estimated to be approximately ThCP 93,000,000 (approximately ThCh$ 21,092,400).

4.

The CAR in Colombia, through Resolution No. 506, enacted on March 28, 2005, and Resolution No. 1189, enacted on July 8, 2005, imposed on Emgesa, EEB and EAAB (Empresa de Acueducto y Alcantarillado de Bogotá) the execution of construction work on the El Muña dam reservoir, whose effectiveness, among other things, depends on maintaining Emgesa’s water concession. Emgesa filed an action for annulment and reestablishment of Law against these Resolutions before the Administrative Court of Law of Cundinamarca, Section One. The first instance court denied the nullity of these resolutions. Appeals were filed by Emgesa, EEB and the EAAB, which are pending a decision. Emgesa filed another action for annulment and reestablishment against the CAR for annulment of Article 2 of Resolution 1318 of 2007 and Article 2 of Resolution 2000 of 2009, both of which required Emgesa to implement a Contingency Plan and to carry out study on “Air Quality” for the potential suspension of water pumping in the dam reservoir. This action seeks to annul the administrative acts

The accompanying notes are an integral part to the Interim Consolidated Financial Statements imposed due to impracticability of anticipating the “Air Quality” and implementing the Contingency Plan. In this action a favourable accountant expert report was presented, for which it was requested clarification to Emgesa. Clarification of previous expert report and a second expert report to value the works anticipated by the company is still pending. The amount at issue is undetermined.

5.	In February 2015 Emgesa was notified of a Popular Action filed by Comepez S.A. and other fish farming companies located near the Betania dam, on the grounds of protection of the right to a healthy environment, public health and food safety, in order to prevent, in the opinion of the plaintiffs, the danger of a massive fish mortality among other damages from the filling of the reservoir for the El Quimbo Hydro electrical Project dam, also located at the basin of the Magdalena river. Regarding the status of the proceeding, the Huila administrative court issued in February 2015, a preliminary injunction that prevents the filling of the El Quimbo dam reservoir until the river has reached the optimal flow, among other requirements. Emgesa filed a motion for reversal against this decision requesting a probation order and the release of such measure, which motion was denied by the court. The appeal filed by Emgesa was granted only in the remand effect. The preliminary injunction was amended, allowing Emgesa to start filling the dam reservoir. Nevertheless, the Regional Environmental Authority (“CAM”), in Resolution No. 1503 issued on July 3, 2015 directed Emgesa to temporarily stop filling the El Quimbo dam reservoir. The legal actions to be adopted are under analysis by Emgesa, notwithstanding the filling procedure continues normally. The appeal is pending. The Colombian Government, through Decree 1979, has requested the lifting of the generation suspension and reported that Emgesa must abide by such Decree. On December 15, 2015, the Constitutional Court decided that the Decree No. 1979 was unenforceable, consequently, EMGESA suspended at midnight of that date the generation of energy at El Quimbo. Emgesa presented the corresponding arguments.

On December 24, 2015, the Colombian Ministry of Energy and Mining and the National Authority of Aquaculture and Fishing (“AUNAP”) filed a writ of protection of constitutional rights to the Civil Courts of Circuito de Neiva as a transitional mechanism to avoid irreparable damage, while the Huila administrative court decides on releasing the precautionary measure, and requested that the generation of energy at El Quimbo be permitted. They have requested such generation to be authorized as an interim measure until a ruling on the writ of protection is made. On January 8, 2016, Emgesa was notified of the decision of the Civil Court of Circuito de Neiva which authorized Emgesa to immediately restore the generation of energy as a transitional measure until the Huila administrative court decides on releasing the precautionary measure. The amount involved in this proceeding is undetermined.

Edegel S.A.A. (Edegel)

1.

The fiscal authority in Peru, SUNAT (in Spanish Superintendencia Nacional de Administración Tributaria), questioned Edegel in 2001 regarding the manner in which it was accounting for the valuation of its depreciating assets. Edegel had conducted a voluntary re-evaluation for the 1996 fiscal year, and as a result of such re-evaluation it recorded a reduction of goodwill with respect to assets. This depreciation was recorded as an expense. The amount rejected by SUNAT is related to financial interest paid during the construction phase of the power plants. SUNAT claims (i) that Edegel has not demonstrated that it was necessary to obtain financing to build the power plants and (ii) that such financing was actually incurred. Edegel has responded that SUNAT cannot request such evidence because the re-evaluation assigns the assets a market value when the re-evaluation was performed,

The accompanying notes are an integral part to the Interim Consolidated Financial Statements instead of the historical value of the assets. In this case, the methodology considered that the power plants of such scale were built with financings. In addition, Edegel claimed that if SUNAT disagreed with the valuation, it should have conducted its own appraisal, which it failed to do.

On February 2, 2012, the Tax Court (“TF”) issued a ruling for the 1999 fiscal year in favour of two of Edegel’s power plants, and against four power plants, based on the fact that a verified financing was only evidenced for the first two power plants. Consequently, the TF ordered SUNAT to recalculate the taxes payable by Edegel, which amounted to €11 million that were paid by Edegel in June 2012. This amount will be recovered if Edegel obtains favourable rulings in the following claims it has subsequently filed:

i.	An administrative contentious claim before the Judicial System against the TF’s ruling, filed in May 2012 (which would result in a complete recovery of the taxes); and

ii.	A partial appeal against the recalculation that SUNAT performed according to TF’s ruling, on the basis that the recalculation was incorrect, filed in July 2012 (which would result in a partial recovery of the taxes).

In August 2013, Edegel received notice of an unfavourable ruling with respect to claim i). Edegel filed an annulment appeal against the ruling, since the resolution violates its motivation right and it is untimely. In May 2015, Edegel received notice of the resolution of the Court of Appeal which: (i) annulled the resolution from the Justice Department (“JD”) which rejected the petitions of the demand of the company; (ii) declared admitted the claims previously rejected; and (iii) ordered the JD to return to the stage of determination of the controversy points. In June 2015, Edegel received notice from the JD that it declared admitted the claims previously rejected and it had submitted to the attorney general’s office a request for issuance of a new pronouncement (in Peru when the Government is engaged as a party in a judicial process an attorney general designated by the Public Ministry must be involved, in order for him to be informed and to opine regarding the controversy. Such opinion is not binding on the judge or the Court that must resolve the litigation). In November 2015, Edegel presented its verbal report.

For the 2000 to 2001 fiscal years, Edegel paid the equivalent of €5 million, and made a provision the equivalent of €1 million. In November 2015, Edegel was notified of Resolution No. 15281-8-2014, stating that the TF had ruled with respect to the indicated appeal by which it was declared annulled the Resolution which the SUNAT objected the loss deductions related to the financial derivative instruments. The TF ruling also revoked the objections related to the non-deductibility of depreciation of the non-accredited technical assistance services rendered to Generandes and the financial interests accrued on the loans for the acquisition of treasury shares. It is important to note that, although the TF’s resolution revoked the objections related to the excess in depreciation of the revalued assets, nevertheless, stated that the SUNAT shall apply what is resolved in the company’s appeal of Income Taxes filed for the fiscal year 1999 (EXp. No. 10099 to 2012), which is still pending resolution.

In December 2015, it was still pending from SUNAT to recalculate the debt based on the established criteria.

In February 2016, Edegel filed an appeal to the JD against the TF’s resolution (Resolution No. 15281-8-2014) in order to partially revoke the stated criterion, specifically in the portion that the TF resolved that the SUNAT shall apply the decision on the Income Tax for the fiscal year 1999, and avoiding to apply any other pronouncement.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

During the same month, the JD accepted Edegel’s appeal. In March 2016, the TF and SUNAT answered the appeal, which means that the JD shall resolve against Edegel because the resolution does not “cause status” as the TF did not rule on the claimed concept. Also, in March 2015, Edegel was notified of the procedural corrective measures (Resolution on Procedural Correction). In June 2016, Edegel was notified of the JD’s District Attorney Opinion, and Edegel was requested to provide a verbal report.

For the 1999 fiscal year it is expected that the Judicial System will enact a new resolution on the Edegel lawsuit and that the TF will decide on the partial appeal filed by Edegel. For the 2000 and 2001 fiscal years it is still pending from the SUNAT to recalculate the debt based on the established criteria. The SUNAT and the TF responded the demand and is pending resolution from the Public Ministry. It is expected that the JD respond Edegel demand and set a date for Edegel render verbal report. The amount involved in this proceeding is ThS/. 64,173 (approximately ThCh$ 12,892,497).

2.	In 1997, Edegel, Perené and Simsa entered into a joint venture agreement for the development of Yanango and Chimay power plants, reaching the agreement on a payment of US$ 13 million to Edegel. In 1998, Edegel signed a contract with its parent company Generandes for supervision services for the construction of power plants to be provided by the latter, agreeing the payment of US$ 13 million to Generandes. In turn, Generandes signed contracts with its shareholders, Entergy Peru and Conosur, transferring its commitments to Edegel and agreeing a payment amounting US$ 3 million to each party. The SUNAT challenged in respect of these contracts: (i) in Edegel: using VAT charged by Generandes as a tax credit; and (ii) in Generandes: treating expenses for the services provided by shareholders as tax deductible expenses and using VAT charged by its shareholders as a tax credit. The position of the SUNAT was that these operations were fake, because Generandes and its shareholders are a holding companies that do not have staff to provide such services. Supervision services were provided directly by Edegel through its staff. The position of the company was that the TF already issued a Resolution No. 15281-8-2014 in respect of the Edegel’s appeal related to company’s 2000-2001 income tax which states that the technical assistance provided by Generandes qualified as non-existent. As a result of the direct implications of this statement is in this proceeding, the TF will issue a ruling against Generandes. In this regard, it is expected the TF order SUNAT to recalculate the income tax of the company, considering not only Generandes’s costs, but also revenues of (invoices issued to Edegel) to be invalid. According to this expected new determination, an income tax payment already realized would occur in excess in the Generandes’s income tax expenses, and this excess should be offset by VAT, eliminating the contingency for these proceedings. The appeal is pending the Tax Court ruling. The resolution is expected for the second half of 2016. The amount involved in this proceeding is ThS/. 85,211 (approximately ThCh$ 17,119,077).

b)	Pending lawsuits of the associated companies:

Enel Brasil and subsidiaries:

1.

The Brazilian IRS claims an alleged underreporting of dividends by Enel Brasil than it reported. The Brazilian IRS claims that the total amortization of goodwill (greater value) recorded by Enel Brasil in 2009 in the equity accounts, should have been recorded in the comprehensive income accounts. As a result, the procedure performed was inadequate and a greater profit would have been generated and consequently, a higher amount of dividends distributed. The alleged surplus in dividends was interpreted by the Brazilian IRS as payments to non-residents, which would be subject to a 15%

The accompanying notes are an integral part to the Interim Consolidated Financial Statements income tax retained at the source. Enel Brasil responded that all the procedures adopted by Enel Brasil were based on the company’s interpretation and in accordance with Brazilian accounting standards (Brazilian GAAP), and confirmed by the external auditor and by a legal opinion from Souza Leão Advogados. Enel Brasil has filed its defence in the administrative first instance. In July 2016, the tax authorities issued an unfavourable ruling against Enel Brasil. Enel Brasil will file an appeal to the second instance Administrative Court, and will use an expert opinion on the accounting entries recorded in 2009. The amount involved in this proceeding is ThR$ 244,428 (approximately ThCh$ 50,363,681).

Ampla Energía S.A. (Ampla, subsidiary of our associate)

1.	The State of Rio de Janeiro filed complaints against Ampla for the periods 1996 to 1999 and 2007 to 2014, since it considered that the ICMS calculation for fixed assets acquisition was incorrect. Specifically, the State of Rio de Janeiro believes that Ampla does not have all necessary supporting documentation and that the fixes assets were not used for the electric energy generation and distribution activities. In its defence, Ampla states that (i) the corresponding legislation does not specify the different types of fixed assets that could be used for the ICMS credit purposes; (ii) such fixed assets are related to the main activity of the companies, even if they are used at the offices and administrative premises. It also intends to compare the credits with the acquisition invoices; Ampla filed its administrative and judicial defence in all the processes and is awaiting for final resolutions. The amount of this claim is ThR$ 109,702 (approximately ThCh$ 22,603,779).

2.

In Brazil, Basilus S/A Serviços, Empreendimentos e Participações (successor to Meridional S/A Serviços, Empreendimentos e Participações from 2008) is the holder of the litigation rights that it acquired from the construction companies Mistral and CIVEL, which had a civil works contract with Centrais Elétricas Fluminense S.A. (CELF). This contract was terminated before CELF’s privatization process. Since CELF’s assets were transferred to Ampla during the privatization process, Basilus (previously Meridional) sued Ampla in 1998, arguing that the transfer of the referred assets was done in detriment of its rights. Ampla only acquired assets from CELF, but is not its legal successor since CELF, a state-owned company, still exists and maintains its legal personality. Basilus demanded payment of pending invoices and contractual penalties for termination of the civil works contract. In March 2009, the court decided in favour of Basilus, and Ampla and the State of Rio de Janeiro filed the corresponding appeals. On December 15, 2009, the State Court accepted the appeal and overturned the lower court’s decision obtained by Basilus, in Ampla’s favour. Basilus filed an appeal against the resolution, which was denied. In July 2010, Basilus filed an Appeal under Specific Court Regulations (Agravo Regimental) before the Superior Court of Justice of Brazil, which also rejected the appeal in August 2010. Seeking to overturn such decision, Basilus filed a Petition for Writ of Mandamus (Mandado de Seguranca), which was also rejected. In June 2011, Basilus filed an Appeal to Amendment of Judgement (Embargos de Declaração) in order to clarify a supposed omission by the Superior Court of Justice in the decision on the Petition for Writ of Mandamus, which was not accepted by the court. Against this decision, Basilus filed an Ordinary Appeal (Recurso Ordinario) before the Superior Court of Justice (in Brazil). On March 28, 2012 the Reporting Justice decided the Ordinary Appeal in favour of Basilus. Ampla and the State of Rio de Janeiro filed an Appeal under Specific Court Regulations against the Reporting Justice’s decision, which was accepted by the First Court Room of the Superior Court of Justice on August 28, 2012, determining that the Ordinary Appeal of the Petition for Writ of Mandamus must be submitted to the decision by an “en banc” session and not by a

The accompanying notes are an integral part to the Interim Consolidated Financial Statements single Reporting Justice. Basilus challenged the decision. The decision of August 28, 2012 was published on December 10, 2012, and the Appeal to Amendment of Judgment had been filed by Ampla and the State of Rio de Janeiro to remedy the existing error in its publication, in order to avoid future divergence. Basilus filed its arguments and on May 27, 2013, the Appeal to Amendment of Judgment filed by Ampla and the State of Rio de Janeiro were accepted and the error corrected. On August 25, 2015 the appeal filed by the plaintiff was rejected. The decision was published on December 10, 2015 and on December 15, 2015 Basilus filed an appeal to Amendment of Judgment. On March 3, 2016 the Superior Court of Justice has begun the judgement of the appeal and first vote (Minister Rapporteur) was favourable to the appeal and the next Minister has suspended its resolution to perform a deeper analysis of the arguments. On May 3, 2016, the Superior Court of Justice has resumed the judgment of the appeal, which is tied 1 vote to 1. Other Minister has again suspended its resolution to perform a deeper analysis of the appeal. The resolution is adopted by the vote of three Ministers. The amount involved in this proceeding is estimated to be approximately ThR$ 1,369,544 (approximately ThCh$ 282,190,658).

3.	The State Public Ministry filed a Public Civil Action against Ampla for the frequent interruptions of power supply to consumers in the districts of Boa Vista, Porto da Pedra, Monjolos, Pacheco and others, located in the municipality of San Gonzalo. The applicant claims, principally, condemning Ampla to pay compensation for material and moral damage caused to regular consumers of this Municipality.

The “Projeto Morros” was a procedure implemented by Ampla to combat theft of electricity in communities with lack of resources, where the theft rate was very high. This procedure involved replacing the fuses of transformers that fed the entire community with limited capacity fuses for Ampla consumers. This resulted in the power outage in the periods of high consumption, which are the periods of the highest demand that the above transformers could handle, leaving the community without power supply for the night time. This procedure was considered illegal by ANEEL and by the courts, as regular consumers harmed in process of avoiding energy theft.

The process is in the second instance court.

As of January 27, 2006 the ruling was issued condemning Ampla to provide the regular supply of energy, in accordance with quality requirements established by ANEEL. The judge rejected the applicant request condemning Ampla to pay collective moral damages. Ampla filed an appeal claiming that, according to the regulatory terms of ANEEL, the public service concessionaire is entitled to interrupt the supply when it detects irregularities in the connection, as well as in other situations. Meanwhile, the State Public Ministry also filed an appeal requesting the Ampla to pay the collective moral damages. The court accepted the appeal of the State Public Ministry and modified the ruling, condemning Ampla to pay moral damages in the amount to be defined on the finalization of the ruling. Ampla filed Extraordinary (Supreme Federal Court) and Special (Superior Court of Justice) appeals, which to date have yet to be resolved. It should be noted that the State Public Ministry began a accrue penalties for non-compliance with the anticipatory first instance court ruling, which were rejected by Ampla, as it initiated the clarification process with ANEEL to verify that the failure occurs in regulatory terms determined by ANEEL. The ruling on the collection initiated by the State Public Ministry is pending. The amount involved in this case is ThR$ 60,611 (approximately ThCh$ 12,488,770).

4.	In December 2001, the Brazilian Federal Constitution was amended to apply the CONFINS tax (Contribuicao para o Financiamento da Seguridade Social) a tax levied on revenues, to electricity

The accompanying notes are an integral part to the Interim Consolidated Financial Statements energy sales. The Constitution states that the changes on social contributions are effective 90 days after their publication. Ampla started to pay this COFINS tax in April 2002. However, the Brazilian Internal Revenue Service notified Ampla that the 90-day delay of entry into force is applied to statutory amendments, but are not applicable to constitutional amendments, which are effective immediately. In November 2007, the appeal filed before the Taxpayers Council (Consejo de Contribuyentes), the administrative appeals level, ruled against Ampla. In October 2008, Ampla filed a special appeal that was rejected. On December 30, 2013, Ampla was notified of the decision to reject its position that the COFINS tax payments were not due for the period from December 2001 to March 2002 based on the Constitution providing that legislative changes are effective 90 days after their publication. Ampla filed a judicial proceeding to obtain a certification of fiscal good standing in order to continue receiving public funds and was required to post a bond for the tax debt. Under the new standard on surety bonds published in March 2014, the bond amount must be 120%. Ampla submitted the new surety bond, complying with the new requirements. The Brazilian Treasury accepted the surety bond and granted the certification of fiscal good standing. The Brazilian Treasury submitted the fiscal execution and Ampla opposed its defence in July 2014. It is not necessary to submit a new surety bond since the bond posted to obtain the certification of fiscal good standing can be used for this proceeding. There is a first instance ruling unfavourable to Ampla which was published in August 2015. In the same month Ampla filed an appeal to the second instance court. The amount involved in this case is estimated to be approximately ThR$ 152,907 (approximately ThCh$ 31,506,044).

5.	Companhia Brasileira de Antibióticos (Cibran) filed suit against Ampla in order to receive compensation for the loss of products and raw materials, machinery breakdown, among other things that occurred as a consequence of poor service provided by Ampla between 1987 and May 1994 and compensation for moral damages. This litigation is related to other five actions filed by Cibran against Ampla based on power outages allegedly caused by Ampla in the period from 1987 to 1994, 1994 to 1999 and part of 2002. The judge decided to conduct a single expert assessment for these various claims, which was in part adverse to Ampla. Ampla challenged such assessment and requested a new expert assessment. On September 5, 2013, the judge rejected the prior petition, whereupon Ampla filed a Petition for Clarification of the Decision (Embargo de Aclaración) and subsequently a Special Appeal (Agravo de Instrumento), both of which were rejected by the court. Against the latter, Ampla filed a Special Appeal before the Superior Court of Justice, which is pending review. In September 2014, a first instance judgment in one of these proceedings ordered Ampla to pay compensation of ThR$ 200 (approximately ThCh$ 41,209) for moral damages, in addition to the payment of material damages caused due to failures in supply of service, which have to be assessed by an expert in the sentence execution stage. Ampla filed a Clarification Attachment against this ruling that was rejected. In December 2014, Ampla filed an appeal, currently pending decision. On June 1, 2015, a judgement in another of the proceedings ordered Ampla to pay moral damages of ThR$ 80 (approximately ThCh$ 16,484), in addition to material damages for Ampla’s failures in supply of service of ThR$ 95,465 (approximately ThCh$ 19,670,308) (plus price-level restatement and interest). Ampla filed a Petition for Clarification of the Decision (Embargo de Aclaración) against this judgement, which was rejected by the court. Ampla has filed an appeal. In the remaining proceedings, a first instance court ruling is pending. The amount involved for all these cases is estimated to be approximately ThR$ 384,667 (approximately ThCh$ 79,259,471).

6.	In August 1996, Ampla obtained a favourable ruling granting it an exemption from paying the COFINS tax for the period prior to the 2001 amendment of the Brazilian Federal Constitution which expressly

The accompanying notes are an integral part to the Interim Consolidated Financial Statements made electric power operations subject to the COFINS tax. Following the definite decision in favour of Ampla issued in 2010, the Brazilian Treasury attempted to overturn the 1996 decision favourable to Ampla through a recession action. Ampla refiled a suit originally filed in 1996 seeking a refund of its COFINS tax payments from April 1992 to June 1996, based on the favourable ruling in the first lawsuit described above. The suit seeking a refund of the COFINS tax had been suspended pending the resolution of the first lawsuit above. In June 2013, Ampla received a favourable decision entitling it to a refund of its COFINS tax payments for the periods requested. The decision is not final and must still be confirmed by a Superior Court. The Brazilian Treasury appealed the decision, but only for issues of form, before the court of Rio de Janeiro. In October 2014, the Court of the State of Río de Janeiro ordered a new trial since it considered that the Brazilian Treasury did not have the opportunity to appear in the prior decision judgment. In May 2015, the Brazilian Treasury presented its final plea and in July 2015 a new favourable first instance ruling entitling Ampla to a refund of its COFINS tax payments made from 1992 to 1996 was issued. In August 2015, the tax authorities filed an appeal with the Court of the State of Rio de Janeiro. The sum Ampla has requested as a tax refund amounts to ThR$ 169,450 (approximately ThCh$ 34,914,681).

7.	Perma Industria de Bebidas (“Perma”) filed a lawsuit against Ampla, based on the electric energy tariff adjustment applied by concessionaires based on Orders No. 38 and 45 granted by the National Department of Water and Electric Energy (“DNAEE”), in February 1986. The Orders authorized an increase of 20% over the tariff for industrial clients during the frozen price period, also implemented by the Federal Government through Decree Law No. 2283, of February 28, 1986. On April 16, 2010 a ruling rejected Perma’s request, and Perma filed an appeal against such ruling, which was accepted and Ampla was ordered to pay the amounts unduly collected during 1986. Ampla and Perma each filed a Special Appeal before the Supreme Court of Justice, which were rejected by means of “eligibility trial”. In July 2011, the parties filed a Special Appeal. On December 16, 2015 the ruling was issued, rejecting the Special Appeal filed by the two parties. On February 11, 2016, the prior ruling was published confirming the final ruling. The amount involved is ThR$ 76,359 (approximately ThCh$ 15,733,600).

8.

The Trade Union of Niterói, representing 2,841 employees, filed a labour claim against Ampla, requesting the payment of salary differences of 26.05% retroactive to February 1989, pursuant to the Economic Plan instituted by Law Decree No. 2,335/87. In the court of first instance, the decision was partially unfavourable for Ampla. The court ordered payment of the salary differences requested retroactive to February 1, 1989, and legal fees of 15% of such amount. Ampla filed several appeals, among them an Extraordinary Appeal which is currently pending. A mandatory mediation was unsuccessful. In parallel, Ampla has filed a motion for Advanced Dismissal of Enforcement (Exceção de Pré-Executividade) based on the jurisprudence of the Federal Supreme Court, which has previously declared the non-existence of a right acquired on the URP readjustment of Law Decree No. 2,335/87. In addition, Ampla alleged the exception of the payment for these readjustments and, alternatively, requested the limitation of this readjustment using October 1989 salaries as a baseline. In the court of first instance, Ampla obtained the declaration of unenforceability of legal title, against which the applicant filed an appeal (Agravo de Petição). The decision was partly favourable regarding the exception of payment, but not regarding the limitation of the salary differences, using October 1989 salaries as a baseline. On September 10, 2014, the court rejected the Special Appeals (Agravo de Instrumento) presented by both parties, who filed a Petition for Clarification of the Decision (Embargos de Aclaración) against this judgment. In June 2015, Ampla presented its arguments to the

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

Court regarding the Extraordinary Appeal filed by the Union, which were rejected by the Court. On December 16, 2015 the Extraordinary Appeal was submitted to the Federal Superior Court of Law for its judgment. The amount involved in this proceeding is estimated to be approximately ThR$ 71,233 (approximately ThCh$ 14,677,324).

9.	In order to fund the purchase of Coelce in 1998, Ampla issued long-term debt abroad through securities called Fixed Rate Notes (FRNs) which were governed by a special tax regime whereby interest payments received by non-resident holders were exempt from taxation in Brazil, as long as the debt was issued with a minimum maturity of 8 years. In 2005, the Brazilian Internal Revenue Service (“IRS”) (responsible for tax collection and compliance with tax laws) notified Ampla the special tax regime did not apply based on its understanding that prepayments were made before the stated maturity, due to the fact that Ampla had received financing in Brazil which was allocated to repay the FRN holders. Ampla argues that these two transactions are independent and legally valid. The non-application of the special tax regime means that Ampla would have failed to comply with its obligation to retain the tax and to record it as interest payments made to non-resident holders. The tax resolution was appealed and in 2007 the Taxpayers Council (Consejo de Contribuyentes), the administrative appeals level, annulled it. However, the Brazilian IRS contested this decision before the Superior Chamber of Fiscal Resources (Cámara Superior de Recursos Fiscales), the final administrative appeals level, and on November 6, 2012, it ruled against Ampla. The decision was notified to Ampla on December 21, 2012. On December 28, 2012, Ampla filed a Petition for Clarification of the Decision (Embargo de Aclaración) before the Superior Chamber of Fiscal Resources in order to obtain a final resolution regarding contradictory points of the decision and to incorporate in it the relevant defence arguments that were omitted. The petition was denied. As a consequence, Ampla filed a judicial proceeding to obtain a certification of fiscal good standing in order to continue receiving public funds. Ampla was required to post a bond for the tax debt. Under the new standard on surety bonds published in March 2014, the bond amount must be 120%. In April 2014 Ampla submitted the new surety bond, complying with the new requirements. The Brazilian Treasury accepted the surety bond and granted the certification of fiscal good standing. The Brazilian Treasury submitted the fiscal execution and Ampla opposed its defence on June 27, 2014. It is not necessary to submit a new surety bond since the bond posted to obtain the certification of fiscal good standing can be used for this proceeding. A legal investigation will be carry out by an expert designated by the judge. It is expected first instance resolution upon investigation of the expert to be designed by the judge. The amount involved in this case is estimated to be approximately ThR$ 1,159,588 (approximately ThCh$ 238,929,745).

10.

In 2002, the State of Rio de Janeiro issued a decree stating that the ICMS (a tax similar to the Chilean Value Added Tax) should be paid and filed on the 10th, 20th and 30th days of the same month of the tax accrual. Ampla continued paying ICMS in accordance with the previous system (filing within five days after the end of the month of its accrual) and did not adopt the new system between September 2002 and February 2005 due to cash flow issues. Additionally, Ampla filed a lawsuit to dispute the constitutionality of the new filing requirement. These lawsuits were unsuccessful, and Ampla has filed suit alleging constitutional violations before the Brazilian Supreme Federal Tribune. Since March 2005, Ampla has been paying the ICMS according to the new system. In September 2005, the IRF imposed on Ampla a penalty fee and interests due to the delay in filling the ICMS as set forth in the aforementioned decree of 2002. Ampla appealed the resolution before the Administrative Courts, based on the fiscal Amnesty Laws of the State of Río de Janeiro published in 2004 and 2005 (forgiving interest and penalties if the taxpayer paid the taxes due). Ampla alleges that if the aforementioned tax

The accompanying notes are an integral part to the Interim Consolidated Financial Statements amnesties are found to be inapplicable to it, the law would punish taxpayers that are delayed only a few days in their tax payments (as in the case of Ampla) more harshly than those who failed to pay their taxes and later formally adopted the various tax amnesties and thus, regulate their tax situation through the filing of overdue unpaid taxes.

On May 9, 2012, The “En Banc Council” (a special body within the Taxpayers Council, representing the last administrative instance) issued a judgment against Ampla. The decision was notified on August 29, 2012. Ampla appealed to the State Public Treasury (Hacienda Pública Estadual) using a special review procedure based on the equity principle, before the Governor of the State of Rio de Janeiro. The appeal has not been resolved and therefore, the tax should be suspended. However, the State of Río de Janeiro recorded the tax due in the Public Register as if demandable and therefore, on November 12, 2012, Ampla was obliged to post a surety bond in the amount of € 101 million (R$ 293 million) in order to receive a certification of fiscal good standing to continue receiving public funds. On June 4, 2013, in a decision of second instance, the State Public Treasury obtained a ruling against Ampla’s surety bond. In September 2013, Ampla filed a letter of guarantee to substitute for the surety bond rejected by the court. However, Ampla reiterated to the attorney of the State, the petition of review, which is still pending decision. Despite this, the State Public Treasury submitted the fiscal execution and Ampla opposed its defence. It is not necessary to submit a new surety bond since the bond posted to obtain the certification of fiscal good standing can be used for this proceeding. In June 2015, the Supreme Court of Brazil issued a favourable ruling for Ampla for a lawsuit filed in 2002 to dispute the constitutionality of the new filing requirements. This resolution will lead to the suspension of the collection procedures of penalties and interests, since the tax is already paid. The State of Rio de Janeiro might eventually appeal, but its likelihood of winning are very limited as the outcome of the procedure was issued by the plenary. Also, the final decision will mean the release of the guarantee. The decision was published on October 2, 2015 and the Brazilian Treasury has 10 days to appeal. Once the appeal period has elapsed, the letter of resolution becomes final, and at that time the resolution will be presented to the administrative collection body (process). The State Public Treasury did not file an appeal and on October 25, 2015, Ampla presented to the special collection body the favourable resolution issued by the Supreme Court of Brazil. On April 20, 2016, the first instance resolution favourable to Ampla was issued which ruled for the termination of the legal proceeding and the State extinguished the debt. Ampla requested the guarantee to be released and is waiting for the decision. Closed case that will no longer be informed.

Compañía de Interconexión Energética S.A. (CIEN, subsidiary of our associated company)

1.

In October 2009, Tractebel Energía S.A. sued CIEN claiming an alleged breach of the contract “Purchase & Sale Agreement for 300 MW of Firm Capacity and associated energy originating from Argentina” signed in 1999 between CIEN and Centrais Geradoras do Sul do Brasil S.A (which is now known as Tractebel Energía). Tractebel Energía asked the court to order CIEN to pay a rescission penalty of R$ 117,666,976 (approximately ThCh$ 24,244,939) plus other fines due to the unavailability of energy. The breach allegedly occurred due to a failure by CIEN to ensure sufficient capacity as contracted with Tractebel Energía during the 20-year period, which allegedly took place beginning in March 2005. In May 2010, Tractebel Energía notified CIEN via a written statement, but not judicially, its intention to exercise step-in rights of Line I (30%). The proceeding is currently at the first instance. CIEN petitioned to join this proceeding with the lawsuit filed by it against Tractebel Energía in 2001, which involves a dispute relative to exchange rates and taxing issues. The petition to join both

The accompanying notes are an integral part to the Interim Consolidated Financial Statements proceedings was rejected by the court. Subsequently, CIEN filed a request to suspend the proceeding for 180 days in order to avoid potentially divergent decisions. The court ordered the suspension of proceedings for one year pending the outcome of the other lawsuit of CIEN against Tractebel Energía. The court issued a resolution extending this suspension until July 9, 2015. This proceeding has not had any changes to date.

2.	In 2010, Furnas Centrais Eletricas S.A. filed a suit against CIEN, based on CIEN’s alleged breach of the contract “Firm Capacity Purchase with associated Energy for the purchase of 700 MW of firm capacity with related energy originating from Argentina”, which was signed in 1998 with a term of 20 years beginning in June 2000. In its lawsuit, Furnas requested a compensation of ThR$ 520,801 (approximately ThCh$ 107,309,465) corresponding to a rescission penalty included in the contract, plus adjustments and default interests, from the date of filing of the claim until actual payment. Furnas also requested for additional penalties based on the lack of availability of the “firm power and related energy” and for other damages to be determined upon the final decision. The first trial judgment denied the claims of Furnas for CIEN’s responsibility for breach of its contractual obligations. The Court recognized the existence of force majeure because of the energy crisis in Argentina. The claimant filed an appeal against this sentence. On July 10, 2015 CIEN presented its arguments to the Court regarding the appeal filed by Furnas. Moreover, regarding the foreign language documents presented by CIEN, the judge of first instance determined that those documents would be excluded from the lawsuit, which decision was confirmed by the 12th Civil Section of the State Court. CIEN has filed a Special Appeal (Recurso Especial) against this decision, which will be decided by the Superior Court of Justice. In addition to the foregoing, CIEN received a notice from Furnas, not at the judicial headquarters, indicating that in case of rescission due to CIEN’s breach, Furnas would have the right to acquire 70% of Line I.

Companhia Energética do Ceará S.A. (Coelce, subsidiary of our associated company)

1.

In 1982 under the framework of an electricity supply network expansion in Brazilian rural areas, which was financed principally by international development banks (IDBs), the then-state-owned Coelce signed contracts with 13 cooperatives at the request of the Brazilian government and the IDBs to implement this project. Under the contracts, Coelce operated and maintained the assets and paid a monthly fee, which was price-level restated for inflation. These contracts were of indefinite length and failed to clearly identify the networks that were under their scope due the public nature of Coelce and the fact that they were often repaired, creating confusion between the assets that were operated and maintained by Coelce, and the assets that were owned by it. From 1982 until June 1995 COELCE regularly paid rent for the use of the electric system to cooperatives, adjusted monthly by the relevant rate of inflation. However, from June 1995, Coelce, while it was still state-owned, decided not to continue adjusting the payments for inflation. In 1998 Coelce was privatized and acquired by the Enersis Group, and continued to pay the rent to the network cooperatives in the same manner as before its privatization, that is, without adjusting the rent for inflation. As a consequence, some of these cooperatives have brought legal action against Coelce, including the two actions initiated by Cooperativa de Eletrificacao Rural do V do Acarau Ltda (Coperva), for the payment of the adjustment for inflation as described below. Coelce’s defence is basically grounded on the argument that the adjustment is not applicable, since the assets lacked value due to their much extended useful lives, taking into consideration their depreciation; or, alternatively, if the assets were deemed to have any value, it would be very low since Coelce performed their replacement, extension and maintenance. The

The accompanying notes are an integral part to the Interim Consolidated Financial Statements amount involved in this litigation is approximately ThR$ 190,492 (approximately ThCh$ 39,250,268). One of the plaintiffs in this litigation, Coperva, filed a review action requesting expert evaluation of the issue. Once the expert report was delivered, Coelce claimed there were technical inconsistencies therein and requested a new evaluation to be conducted, but the court denied the claim and in February 2013 ruled the “anticipated execution of the decision”, which entails the preliminary determination of the adjusted monthly payments Coelce should have made and ordering the immediate payment of the difference between such adjusted values and the values Coelce actually paid. An appeal has been filed and a precautionary measure has been obtained in favour of Coelce, staying the anticipated execution of the decision. On April 7, 2014 a court of first instance denied Coperva’s claims. Coperva filed an appeal which was rejected. Coperva filed a Petition for Clarification of the Decision (Embargos de Aclaración), which was rejected on January 11, 2016. On February 3, 2016 Coperva filed a special appeal to the Superior Court of Justice.

Another plaintiff in the ligation filed a review action in 2007, through which Coperva is attempting to readjust the lease value of its distribution lines (in the central region of the State of Ceará), to be calculated at 1% of the value of the asset leased, estimated by Coperva to be at ThR$ 15,600 (approximately ThCh$ 3,214,335). This proceeding is in a first instance and has not yet started the evidence presenting stage. The amount involved in this proceeding is estimated to be approximately ThR$ 99,716 (approximately ThCh$ 20,546,154). In Coelce’s case, the review action was filed in 2006 and Coelce is attempting to readjust the lease value of its distribution lines (in the central region of the State of Ceará), to be calculated at 2% of the value of the asset leased. The amount involved in this proceeding is approximately ThR$ 114,795 (approximately ThCh$ 23,653,184). This proceeding, as well as the one for Coperva, has not been advanced by the plaintiff and both are in their first instance.

2.

Coelce bills the “low income” consumer with a social discount that determines a final rate called “baja renta” (low income). The State compensates Coelce for this discount as a state subsidy. The ICMS (a tax similar to the Chilean Value Added Tax) is transferred (deducted) by Coelce over the amount of the normal rate (without the discount). On the other hand, the State of Ceará establishes that the ICMS does not apply to billings that fluctuate between 0 and 140 kW/h. Also, Coelce, in order to calculate the ICMS deductible amount in reference to the total ICMS supported in energy purchases must apply the “pro rata” rule. The rule states that the percentage that represents revenues subject to ICMS over the total income (whether or not subject to ICMS). Coelce considers, for the purpose of its inclusion in the pro rata denominator, that the revenue not subject to ICM is the result of applying the end sales price of energy (price after the subsidy is discounted) and the Brazilian IRS holds that the income not subject to ICMS is the price of the normal rate (without discounting the subsidy). The Brazilian IRS’s position implies a lower ICMS deduction percentage. The Brazilian Treasury view is that the “ICMS pro rata” calculation should be based on the normal rate value in “low income” energy sales cases, instead of the reduced rate that Coelce uses. The Brazilian Treasury criteria results in a greater ICMS non-recoverable percentage, which results in a higher ICMS payable. Coelce argues that its calculation is correct, since it must be used in the “ICMS Pro Rata” calculation, reducing the value of the ICMS rate since that is the accurate value of the energy sales transaction (the ICMS’s base is the transaction value of the merchandise sold). In reference to the 2005 and 2006 litigation, the rulings were unfavourable for Coelce. In reference to the 2007, 2008 and 2009 litigation, the rulings were unfavourable for Coelce but some of them resulted in a reduction of the amounts due to expiration. Coelce filed legal claims in order to ensure its certification of a regular tax status, which will allow it to continue receiving public funding, having previously guaranteed its tax debt. The State of Ceará filed Fiscal Executions (legal

The accompanying notes are an integral part to the Interim Consolidated Financial Statements collection procedures) for the years 2006, 2007 and 2009. For the other years, it is pending the filing of the corresponding fiscal executions. In reference to the 2010 and 2011 litigation, the complaints were received in January 2015 and January 2016, respectively, and Coelce filed its first instance administrative defence. The next step is to continue with the defence of the judicial and administrative processes. The amount of these claims is ThR$ 112,082 (approximately ThCh$ 23,094,171).

3.	Vicunha do Nordeste S/A (Finobrasa) filed a lawsuit against Coelce by reason of the adjustment to the electric energy tariffs applied by concessionaires based on Orders No. 38 and 45 granted by the National Department of Water and Electric Energy (DNAEE), in February 1986. These Orders authorized an increase of 20% over the tariff for industrial clients during the frozen price period, also implemented by the Federal Government through Decree Law No. 2283 of February 28, 1986. The intention of the lawsuit is to declare such adjustment illegal, seeking to extend illegality effects until the present time. During the proceeding, FINOBRASA filed another lawsuit with similar requests. Regarding the first process, Finobrasa obtained a final ruling against Coelce, which ordered Coelce to pay the unduly collected amounts, extending the effects of such ruling until the present time, which does not coincide with the jurisprudence of the Supreme Court of Justice. Considering the above, Coelce filed a rescission action, which seeks to amend a final decision and may be filed up to 2 years after the final period to file appeals has ended. This is a new action, with extremely restrictive requirements and its proceeding is started on second instance, with the purpose of questioning an error in the decision, either any procedural defect or a substantial defect of rulings by supreme courts (which is the basis for this lawsuit). Regarding the second action, the judge dismissed it due to his pendency and matter adjudged, since both are similar petitions. For this reason, the purpose of the three lawsuits is the same, that is, to assess the wide or restrictive effect of the 1986 adjustment illegality. Coelce filed this Rescission Action in 1999, and on September 28, 2010 a ruling was passed and the “Civil United Chambers” unanimously declared that the illegality of the collection made by Coelce is limited to 9 months of 1986 (March to November). On September 30, 2015 a ruling rejected the Special Appeal filed by Finobrasa. On November 6, 2015, Vicunha filed a Petition for Clarification of the Decision (Embargo de Aclaración) against this judgement, which is pending resolution. On February 4, 2016, the Court began the judgement and the vote is tied one to one. The judgement must be resumed in the following Court sessions. The amount of this claim is ThR$ 71,976 (approximately ThCh$ 14,830,431).

4.	Lawsuits filed by Industria Barbalhense di Cemento Portland S.A. (IBACIP) against Coelce, by reason of the adjustment to the electric energy tariffs applied by concessionaires based on Orders No. 38 and 45 granted by the National Department of Water and Electric Energy (DNAEE), in February 1986. These Orders authorized an increase of 20% over the tariff for industrial clients during the frozen price period, also implemented by the Federal Government through Decree Law No. 2283, of February 28, 1986. The intention of the lawsuit is to obtain a refund of the values that the petitioner would have paid in excess for the use of electric energy by reason of the allegedly illegal 20% increase over the tariffs of industrial clients. On March 17, 2008 a ruling was issued declaring illegal to charge the tariff increased by the DNAEE Orders, but only with respect to the invoices issued within the period between March and November 1986. Both parties filed appeals against this ruling before the Court of Justice and they were both dismissed. Coelce has filed a Special Appeal with the Supreme Court of Justice, and the Court has not yet issued a decision. The amount involved is ThR$ 64,084 (approximately ThCh$ 13,204,325).

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

5.	Collective lawsuit filed by Sindeletro against Coelce with the intention of obtaining a supplementary salary payment based on a 30% over the base salary for employees exposed to hazards.

In its defence, Coelce sustains that the amendments made in the payment and determination of this salary supplement were legal, since they were the result of an analysis made by a commission established for this purpose aimed to identify which activities were hazardous and which employees worked in such areas.

In the first instance Coelce was condemned to pay to all employees a hazardous salary supplement by 30% as of January 1, 1986. Also, it was ordered to pay attorney fees of 15% over the punishment value. Coelce filed an ordinary appeal with the Regional Labour Court (TRT).

In the second instance, the ordinary appeal filed by Coelce was partly accepted, it states that such supplement should not be paid to employees not performing hazardous activities. Also, it acknowledged that the percentage due for this hazardous salary supplement could be reduced according to the length of time of the employee’s exposure to hazards. Sindeletro filed a review appeal against this ruling in the second instance before the Supreme Labour Court (TST).

In the third instance, the TST accepted the review appeal filed by Sindeletro, rejecting the possibility of reducing the percentage based on a shorter length of time of exposure to hazards. The TST declared that if an employee has performed a hazardous activity the employee is entitled to receive a 30% supplement over his or her base salary, regardless if he performed such hazardous activity only for one day or for the entire month. The TST ruling is based on the TST jurisprudence of its Statement 361 and is not subject to appeals.

The settlement phase (values assessment) has begun with the calculation delivered by Sindeletro. Coelce has been urged to make its statement. After starting the execution phase, Coelce was urged to pay or to guarantee execution for an amount of ThR$ 5,014 (€ 1,538,119). Thus, Coelce made a deposit of the guarantee and filed its disclaim to execution. On November 4, 2015 Coelce released R$ 1.73 million for the distribution to employees by Sindeletro. Colece appealed against that decision. The amount involved is ThR$ 67,000 (approximately ThCh$ 13,805,156).

6.	The State of Ceará filed complaints against Coelce for the periods 2003, and 2004 to 2010, since it considered that the ICMS calculation for fixed assets acquisition was incorrect. Specifically, the State of Ceará states that Coelce does not have all the necessary supporting documents and that some fixed assets were not devoted to the activity of electric energy production or distribution. In its defence, Coelce explains that (i) the corresponding legislation does not specify the different types of fixed assets that could be used for the ICMS credit purposes; (ii) such fixed assets are related to the main activity of the companies, even if they are used at the offices and administrative premises. It also intends to compare the credits with the acquisition invoices; Coelce filed its administrative defence in all administrative processes and is awaiting for final resolutions. The amount of this claim is ThR$ 127,417 (approximately ThCh$ 26,253,903).

Endesa Fortaleza (subsidiary of our associated company)

1.

In February 2004, two Brazilian taxes, COFINS and PIS were amended from an accrued regime (rate of 3.65% without credit deduction) to a non-accrued regime (9.25% with credit). According to legislation, long term assets and service supply agreements performed before October 31, 2003 under

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

“predetermined price” could remain in the accrued regime. Endesa Fortaleza had entered into energy purchase agreements that complied with the requirements, and as a result the revenues for such agreements were initially taxed under the accrued regime, which is more advantageous. In November 2004, an administrative order was released which defines the concept of “predetermined price”. According to it, CGTF agreements (Endesa Fortaleza) must be subject to the non-accrued regime. In November 2005, a new Law clarified the “predetermined price” concept. On the basis of the 2005 legislation, the regime that should be applied to the agreements was the accrued regimen (more advantageous). The ANEEL issued a (Administrative Law) Technical Note indicating that the agreements entered into by virtue of its standards and with its approval comply with the legislative requirement. PIS and COFINS tax paid in excess under the non-accrued regime by CGTF and CIEN between November 2004 and November 2005 generate tax credits which were used to pay other taxes due. Nevertheless, in 2009 the tax authorities rejected the compensation procedures. In February 2007, the Brazilian tax authorities audited Endesa Fortaleza regarding the payment of PIS/COFINS tax during December 2003 and from February 2004 to November 2004. The audit resulted in a claim alleging differences between the amounts stated in Endesa Fortaleza’s annual tax return (where the PIS/COFINS tax amounts were reported under the new non-accrued regime) and the amounts stated in monthly tax returns (where the amounts due were reported under an older accrual system). Endesa Fortaleza filed an appeal to the second instance administrative court which was unfavourable and confirm the first instance resolution. Endesa Fortaleza filed an appeal to the Superior Chamber of Fiscal Resources which is pending resolution. The amount involved in this proceeding is ThR$ 77,766 (approximately ThCh$ 16,023,459).

31.4 Financial restrictions

As of June 30, 2016, Endesa Américas individually, had no debt obligations and therefore was not affected by any financial covenant or events of default. However a number of the loan agreements of its subsidiaries include the obligation to comply with certain financial ratios, which is normal in contracts of this nature. There are also affirmative and negative covenants requiring the monitoring of these commitments. In addition, there are restrictions in the events-of-default clauses of the agreements which require compliance to avoid acceleration of such debt.

1)	Financial covenants

Financial covenants are contractual commitments with respect to minimum or maximum financial ratios that the company is obliged to meet at certain periods of time (quarterly, annually, etc.). Most of the financial covenants of Enersis Américas limit the level of indebtedness and evaluate the ability to generate cash flows in order to service the companies’ debts. Various companies are also required to certify these covenants periodically. The types of covenants and their respective limits vary according to the type of debt.

In Peru, the debt of Edegel S.A.A. (“Edegel”) includes the following covenants:

•	Local bonds whose outstanding amount as of June 30, 2016 was ThCh$ 49,725,445 and final maturity in January 2028, are subject to Debt to Equity Ratio which is calculated by dividing Debt less cash by Equity.

•	Finance lease agreement with Banco Scotiabank whose outstanding amount as of June 30, 2016 was ThCh$ 19,190,035 and final maturity in March 2017, is subject to the Debt ratio calculated by dividing Debt by Equity and the Debt Repayment Capacity Ratio calculated by dividing Debt by EBITDA.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

•	Bank borrowings of Chinango, a Edegel’s subsidiary, with Bank of Nova Scotia, whose outstanding amount as of June 30, 2016 was ThCh$ 5,586,543 and final maturity in January 2019, is subject to the covenants, calculated on an stand-alone basis, Debt to Equity Ratio calculated by dividing Net debt less Cash by Net Equity and Debt Repayment Capacity calculated by dividing Debt by EBITDA.

•	As of June 30, 2016, the most restrictive financial covenant for Edegel was the Debt to Equity Ratio corresponding to the financial lease agreement with Banco Scotiabank.

In Argentina, the debt of Hidroeléctrica El Chocón S.A. (“El Chocón”) includes the following covenants:

•	Syndicated Loan, whose outstanding amount as of June 30, 2016 was ThCh$ 1,873,492 and final maturity in September 2016, is subject to the following covenants: Maximum Debt denominated in Argentine pesos ratio, Maximum Debt denominated in Foreign Currency ratio, Debt to Equity ratio and Debt Repayment Capacity ratio calculated by dividing Debt by EBITDA.

•	As of June 30, 2016, the most restrictive financial covenant for El Chocón was the Debt to Equity Ratio.

In Colombia, the debt of Empresa Generadora de Energía Eléctrica S.A. (“Emgesa”) includes the following covenants:

•	Loan with the Bank of Tokyo whose outstanding amount as of June 30, 2016 was ThCh$ 30,047,991 and final maturity in June 2017, is subject to the Debt Repayment Capacity Ratio calculated by dividing Debt by EBITDA. However, the obligation to comply with this covenant is subject to a downgrade in the credit rating of Emgesa that could result in losing is Investment Grade quality, as stated in the debt agreement. As of June 30, 2016, the covenant was not triggered.

All of our subsidiaries not mentioned in this note are not subject to compliance with financial covenants.

Lastly, in most of the contracts, debt acceleration for non-compliance with these covenants does not occur automatically but is subject to certain conditions, such as a cure period.

As of June 30, 2016, neither Endesa Américas nor any of its subsidiaries were in default under their financial obligations summarized herein or other financial obligations whose defaults might trigger the acceleration of their financial commitments.

31.5 Other information

•	On March 18, 2015, the Undersecretary of Electric Energy issued its Note S.E. No. 476/2015, which establishes the procedure to coordinate the remuneration according to Resolution S.E. No. 95/2013 and the Availability Agreements for Combined Cycles and Turbosteam entered into between Central Costanera S.A. and CAMMESA, as from February 2014. As established in the above, Central Costanera S.A. shall temporarily relinquish to receive the Additional Remuneration Trust established Resolution S.E. No. 95/2013, its amendments and supplements which were already undertaken, as well as the Remuneration for Non Recurrent Maintenance as established in Resolution S.E. No. 529/2014, its amendments and supplements.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

The procedure implies the reversal of the deductions made and applied to the Company as established in Notes S.E. No. 7594/2013 and No. 8376/2013, as from the validity of this standard. Since the economic transaction in the month of January, 2015, the concepts relinquished by the Company shall be applied to the compensation funds transferred by CAMMESA to the company as of that date to perform the tasks provided for in the agreements. In case the amount accrued for this concept it not enough to offset the total funds transferred by CAMMESA to the Company, they shall be accrued in a special account “Available Agreements Account”. In order to materialize the conditions established above, the company and CAMMESA should enter into the corresponding addendum to the agreements.

On June 29, 2015, the Secretary of Energy issued Note S.E. No.1210/2015 instructing CAMMESA on the method to adapt the conditions on remunerate as stated in the corresponding terms of the Availability Agreements for Combined Cycles and Turbosteam, taking into account the concepts defined in Resolutions S.E. No. 95/2013 and S.E. No. 529/2014 and also the current applicable regulations.

On July 3, 2015 the company entered into the addendum with CAMMESA to the Availability Agreements for Combined Cycles and Turbosteam. The terms of these Agreements and the amendments made by the addendum regulate the agreement between the parties and they shall be understood as entirely valid until the validity term established in such agreements expires.

As a consequence of the above, during the year 2015 a decrease of Ar$ 14,418,986 (approximately ThCh$ 693,214) in revenues for sales and a net loss of Ar$ 59,225,685 (approximately ThCh$ 2,847,363) in other operating income/expenses were recognized. At the end of the reporting period the concepts relinquished by the Company based on the addenda to the contracts were approximately Ar$ 551,587,099 (ThCh$ 26,518,370).

On March 30, 2016, the Energy Secretariat under the supervision of Ministry of Energy and Mining through Resolution 22/2016 updated the generators’ remuneration in effect under Resolution 482/2015, replacing for this purpose Appendices I, II, III, IV, V, VI and VII of the mentioned Resolution. It is noteworthy that the increases were based on the remuneration charged by. The new resolution increased recognition of fixed costs for thermal plants by 70% and for hydro electrical plants by 120%. The variable costs were adjusted by 40% for thermal and hydro electrical plants. The cost for non-recurrent maintenance was increased by 60% for thermal plants and 25% for hydro electrical plants, respectively. The additional remuneration was not updated. The increases were applied retroactively to February 2016 to all remuneration concepts that are collected by the generators. This new resolution is a temporary measure adopted until the new regulatory framework announced by the government becomes effective.

•	In December 2014, the Vuelta de Obligado (VOSA) thermal plant started to operate it open cycle with two gas turbines of 270 MW each, it is expected the closing as Combined Cycle of high efficiency in October 2016.

According to the technical report issued by VOSA’s authorities, the gas turbines have passed all operational tests and have functioned properly. There is still pending to nationalize very few components to complete stage two, and there is certainty that the works will be completed and implemented in 2016.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

Based on above, in December 2015, were accounted for the effects of the redenomination to U.S. dollar of the receivables previously denominated in Argentine pesos, resulting in the recognition of the following income:

•	Exchange difference for redenomination to U.S. dollar of the receivables at an exchange rate lower than the closing exchange rate of 2015 for Ar$ 1,323,430,283 (ThCh$ 63,625,879) in Hidroeléctrica El Chocón and Ar$ 129,092,580 (ThCh$ 6,206,318) in Central Costanera S.A.

•	Interest accrued between the maturity date of each Sales Settlements with Unspecified Due Dates (“LVFVD” in its Spanish acronym) contributed to the VOSA project and the execution date of the Agreement, at the interest rate that CAMMESSA obtain from its financial investments, capitalized and redenominated to U.S. dollar as discussed above, for a total of Ar$ 49,797,906 (ThCh$ 2,394,108) in Hidroeléctrica El Chocón.

•	Interest accrued on redenominated to U.S. dollar receivables, once included the interests mentioned in the preceding paragraph, at an interest rate LIBOR 30 days + 5%, for a total of Ar$ 493,816,698 (ThCh$ 23,740,972) in Hidroeléctrica El Chocón and Ar$ 43,989,703 (ThCh$ 2,114,870) in Central Costanera S.A.

According to a technical report issued by VOSA in December 2015, gas turbines in the simple cycle power plant had passed all performance tests and their operational performance was outstanding. At 2015 year end it only remained very few components and equipment pending to be imported in order to complete the second stage of the construction (combined cycle power plant). Therefore, it was concluded that there existed certainty about the completion of the whole project.

On February 12, 2016 General Electric International Inc. (GE), the supplier in charge of the plant construction, made a claim to the VOSA Trust for the recognition of cost increases. The first stage of the negotiation between both parties ended without reaching an agreement between them. In any case, GE has not called for the arbitration stage, as allowed by their signed agreement. VOSA believes that such claims are unfounded and unjustified. Notwithstanding the foregoing, the claim could have an impact on the timing of completion of the construction second phase of the project, and GE may incur in milestones breaches of the work-plan agreed. VOSA, acting on behalf of the Trust VOSA, is executing contractual guarantees against such breaches. Nevertheless, in the opinion of the management of the Company, although this situation could eventually have an impact on the initial timeline set for completion of the project, it does not affect the completion of the second phase of the project itself.

•	On July 25, 1990, the Italian Government authorized MedioCredito Centrale to grant a financial loan to the Government of the Republic of Argentina of up to US$ 93,995,562 aimed to finance the acquisition of assets and the delivery of services of Italian origin, used in the restoration of four groups at the thermal station owned by Servicios Eléctricos del Gran Buenos Aires (“SEGBA”) (Electric Services for Great Buenos Aires). This loan financed the acquisition of assets and services included in the Work Order No. 4322 (the “Order”) issued by SEGBA in favour of a consortium headed by Ansaldo S.p.A. from Italy.

In accordance with the terms of the “Contract related to the Work Order No. 4322”: (i) SEGBA granted to Central Costanera S.A. a power to manage the execution of the services contained in the Order, and it performed the works and services that according to the Order corresponded to SEGBA; and (ii) Central Costanera S.A. undertook to pay to the Secretary of Energy of the Nation (the “Secretary of

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

Energy”) the capital instalments plus interests originated by the loan granted by MedioCredito Centrale, at an annual rate of 1.75% (the “Contract”).

As a collateral for the compliance with the economic obligations undertaken by Central Costanera S.A., the buyers set up a pledge over the total shares owned by them. In the event of non-compliance which provokes the execution of the collateral, the Secretary of Energy will be entitled to immediately proceed with the sale of the pledged shares through a public bid, and it could exercise the political rights related to the pledged shares.

By reason of application of Law No. 25,561, Decree No. 214/02 and its regulatory stipulations, the payment obligation by Central Costanera S.A. resulting from the Contract and subject to the Argentinian legislation was mandatorily converted into Argentine pesos, at an exchange rate of one Argentine peso equivalent to one U.S. dollar, plus the application of the stabilization reference coefficient (“CER”), maintaining the original interest rate of the obligation.

On January 10, 2003, the National Executive Power enacted Decree No. 53/03 which amended Decree No. 410/02 by incorporating a paragraph j) in its first article. By means of this standard, the obligation to deliver funds in foreign currency to the province states, municipalities, companies of the public and private sector and the National Government originated by subsidiary or other nature loans and guarantors originally financed by multilateral credit organizations, or originated by liabilities assumed by the National Treasury and refinanced with external creditors is exempt from the mandatory conversion into Argentine pesos.

Central Costanera S.A. considers that the loan resulting from the Contract does not match with any of the assumptions provided for in Decree No. 53/03, and even if it did, there are solid grounds to consider Decree No. 53/03 unconstitutional since it evidently violates the principle of equality and the right of property as established in the National Constitution.

On May 30, 2011, the company repaid the last instalment of the loan’s capital and notified this fact to the Secretary of Energy and to the Secretary of Finance and, even if as of the date of these financial statements the Secretary of Energy has not made any claim for the payments effected by Central Costanera S.A., on October 22, 2015 we received a letter from the Secretary of Finance–Directorate for the Administration of the Public Debt, which indicates that the Ministry of Economy and Public Finance included the balance of the debt for the financial credit with MedioCredito Centrale in the agreement entered into with the Club of Paris creditors on April 30, 2014. According to the letter, the Secretary also claims from Costanera the reimbursement of US$ 5,472,703.76, corresponding to the two payments made by National State under that agreement.

As a result, Central Costanera S.A. rejected the indicated requirement indicating, among other, that (i) it does not have a debt related to the Contract since on May 30, 2011, the company repaid the last instalment of it and notified such circumstance to the Secretary of Energy and to the Secretary of Finance, (ii) the creditor has not expressed any caution to the Contract payments derived from the mandatory conversion into Argentine pesos imposed by the Argentinian legislation, and (iii) notwithstanding the fact that the company does not acknowledge the terms of the agreement entered into with the Club of Paris creditors, the decisions of the Argentinian Government regarding the debt with such organization are unrelated to the company.

The Secretary of Finance, due to the rejection from Costanera, submitted the DADP Note No. 2127/2015 attaching Resolution DGAJ No. 257501 from the Ministry of Economy and Public Finance,

The accompanying notes are an integral part to the Interim Consolidated Financial Statements insisting on the existence of the debt and requesting the Company to pay the claimed amounts. The Company filed a hierarchy appeal so as to the Minister of Economy and Public Finance revoke the petition of the note due to lack of legitimacy.

•	On January 28, 2015, at the Extraordinary Shareholders Meeting it was approved the amendment to Article 1 of Costanera’s by-laws, changing its corporate name to “Central Costanera S.A.”. On March 28, 2016, the National Stock Commission approved the corporate name’s change and submitted the file to register the by-laws amendment with the Justice General Inspection, which was formally registered under number 10,302 of Book 79 of Stock Corporations on June 9, 2016.

32	PERSONNEL FIGURES

The Group personnel, including that of subsidiaries and jointly-controlled companies in the four Latin American countries where the Group is present, is distributed as follows as of June 30, 2016:

Country	6-30-2016				Four months ended 6-30-2016
	Managers and Main Executives	Professionals and Technicians	Workers and Others	Total	Average
Chile	—	1	—	1	2
Argentina	8	487	51	546	538
Peru	16	238	—	254	258
Colombia	11	498	13	522	523
Total	35	1,224	64	1,323	1,321

33	SANCTIONS

The following sanctions have been received from administrative authorities:

a)	Endesa Américas S.A. and subsidiaries

1.	Endesa Américas S.A.

•	During the four months ended June 30, 2016, no sanctions have been imposed by administrative authorities.

2.	Hidroeléctrica El Chocón S.A. (El Chocón)

•	During the four months ended June 30, 2016, no sanctions have been imposed by administrative authorities.

3.	Central Costanera S.A. (Central Costanera)

•	As of June 30, 2016, the company has a fine pending resolution, imposed by the Federal Administration of Public Revenue (“AFIP” for its acronym in Spanish) for the year 2015 amounted to Ar$ 58,479.75 (approximately ThCh$ 2,572). Also, along with this fine, the payment of difference in taxes of Ar$ 9,746.63 (approximately ThCh$ 429) was imposed for breaching of Article 970 of the Customs Code (i.e., for not having re-imported of temporarily exported goods back to the country within the period granted). The company appealed to the sanction because it duly complied in time and substance with the re-importing the goods temporary exported, which was evidenced from the corresponding supporting documentation.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

•	During the four months ended June 30, 2016, the company received a fine, imposed by the National Prefecture of Argentina (“PNA” for its acronym in Spanish) for Ar$ 52,500 (approximately ThCh$ 2,309), for the breach of the Article No. 807.0107 of REGINAVE by dumping of polluting product to the waters of the Rio de la Plata, from one of the landfills in the power station. The fine was paid as of June 13, 2016.

4.	Edegel S.A.A. (Edegel)

•	In June 2016, Edegel received a number of fines from the Energy and Mining Investment Supervisory Agency (“OSINERGMIN” for its acronym in Spanish) for noncompliance with the technical and commercial standards for a total of S/. 1,447,052.58 (approximately ThCh$ 290,716). The company paid S/. 220,954.22 (approximately ThCh$ 44,390).

•	In June 2016, Edegel received fines from the fiscal authority in Peru (“SUNAT” for its acronym in Spanish) for breaching the tax regulation for a total of S/. 28,966,061.52 (approximately ThCh$ 5,819,345). The company paid S/. 317,300 (approximately ThCh$ 63,746).

•	In June 2016, Edegel received one (1) fine from Callahuanca Municipality for noncompliance with security rules for a total of S/. 37,000 (approximately ThCh$ 7,433). The company challenged the fine, consequently it has not been paid.

5.	Chinango S.A.C. (Chinango)

•	In June 2016 Chinango received a number of fines from the OSINERGMIN for noncompliance with the technical and commercial standards for a total of S/. 97,607 (approximately ThCh$ 19,609). Company paid all the fines received.

•	In June 2016 Chinango received a number of fines from SUNAT for breaching the tax regulation for a total of S/. 2,405,427 (approximately ThCh$ 483,256). No fines have been paid as of the date of these financial statements.

6.	Empresa Generadora de Energía Eléctrica S.A. (Emgesa)

•	As of June 30, 2016 there is no any pending resolution that involves a possible fine from the Superintendency of Public Services, for consistent breaches of the regulation, specifically Law No. 142, Law No. 143 and Regulation issued by the Energy and Gas Regulatory Commission (“CREG” for its acronym in Spanish). With a cut-off as of June 30, 2016, this authority closed 2013 with one (1) sanctioning procedure for reasons similar to those mentioned in this paragraph whose fine (with no monetary value) was pending.

•	As of June 30, 2016, the ruling of the National Environmental Licensing Authority (“ANLA” for its acronym in Spanish) in respect of the appeal filed by the Resolution No. 0381 as of April 7, 2016, was pending. The subject of appeal was a fine imposed on Emgesa, amounting to ThCP 2,503,259 (approximately ThCh$ 567,728), for the alleged breach of the Environmental License, in relation to the withdrawal of wood and forestry biomass product from the reservoir basin of the el Quimbo hydro electrical project.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

7.	Sociedad Portuaria Central Cartagena (SPCC)

•	As of June 30, 2016 there is no any pending resolution that involves a possible fine from the Superintendence of Ports and Transportation for violations of Law No. 001 of 1991 or other regulatory provisions governing the port activity in Colombia. Cutting as of June 30, 2016, the authority closed in 2014 one (1) sanctioning procedure involving the payment of ThCP 2,142 (approximately ThCh$ 486), for reporting accounting and financial information for the 2010 year within the improper time period.

b)	Associated companies

1. Enel Brasil S.A. and subsidiaries

1.1 Ampla Energía S.A. (Ampla)

•	As of June 30, 2016 the company has 3 fines pending resolutions, imposed by National Electrical Energy Agency (“ANEEL” for its acronym in Spanish) related to quality of service and other formalities for € 2,026,659 (approximately ThCh$ 1,490,609). No infringement proceeding has been closed in 2016.

•	As of June 30, 2016, the company has 143 fines pending resolutions, imposed by environmental agencies (Brazilian Institute of Environment and Natural Renewable Resources (“IBAMA” for its acronym in Portuguese) and Chico Mendes Institute for Biodiversity Conservation (“ICM-Bio” for its acronym in Portuguese)) for irregular plant removal, lack of environmental license, death of animals and others for € 1,437,795 (approximately ThCh$ 1,057,499). In 2016 two infringement proceedings have been closed by payment of € 3,102 (approximately ThCh$ 2,282) for death of animals and lack of environmental license.

•	As of June 30, 2016, the company has 39 fines pending resolutions, imposed by the Consumer Defence and Protection Agency (“PROCON” for its acronym in Portuguese) for quality of service, improper collection, electrical damage and other issues for the amount of € 2,765,466 (approximately ThCh$ 2,034,002). No infringement proceeding has been closed in 2016.

•	As of June 30, 2016, the company has 14 pending infringement proceedings initiated by the employee defence agencies (SRTE) for breaches of formalities and some security procedures without defined value* as of the date of these financial statements. In 2016 three infringement proceedings related to the abovementioned issues have been closed by payment of € 1,703 (approximately ThCh$ 1,253). (*) Clarification: The value of some fines will be defined after Ampla presents certain information.

1.2 Compañía Energética Do Ceará S.A. (Coelce)

•	As of June 30, 2016, the company has 7 fines pending resolution, imposed by ANEEL or its local representative (ARCE) for quality of service, quality of customer service, return of improper collection to municipalities and other formalities for the total amount of € 17,154,414 (approximately ThCh$ 12,617,079). In 2016 11 procedures have been closed by payment of € 5,380,698 (approximately ThCh$ 3,957,506) specifically related to an accident with population and to return of improper payment to municipalities.

•	As of June 30, 2016, the company has 1 fine pending resolution, imposed by environmental agencies (IBAMA and ICM-Bio) for lack of environmental license for € 5,640 (approximately ThCh$ 4,148). No infringement proceeding has been closed in 2016.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

•	As of June 30, 2016, the company has 11 fines pending resolution, imposed by Consumer Defence and Protection Autarchy (PROCON/CE and DECON/CE) for quality of service, rates, electrical damage and others for the total amount of € 1,857,349 (approximately ThCh$ 1,366,081). In 2016 one infringement procedure related to the abovementioned issued has been closed by payment of the amount of € 608.

•	As of June 30, 2016, the company has 16 pending infringement procedures initiated by the employee defence agencies (SRTE) for breaches of formalities and some security procedures for the total amount of € 2,574,539 (approximately ThCh$ 1,893,575). No infringement proceeding has been closed in 2016.

1.3 Compañía de Interconexión Energética S.A. (CIEN)

•	As of June 30, 2016 there is no fine pending resolution, imposed by the ANEEL. No infringement proceeding has been closed in 2016.

•	As of June 30, 2016, the company has one (1) fine pending resolution, imposed by the employee defence agencies (SRTE) for € 953 (approximately ThCh$ 701). No infringement proceeding has been closed in 2016.

•	As of June 30, 2016 there is no fine pending resolution in respect of other issues (environmental). No infringement proceeding has been closed in 2016.

1.4. Transportadora de Energía S.A. (TESA, o Transener S.A.)

•	During the four months ended June 30, 2016, no sanctions have been imposed by administrative authorities.

1.5. Compañía de Transmisión del Mercosur S.A. (CTM S.A.)

•	During the four months ended June 30, 2016, no sanctions have been imposed by administrative authorities.

The Company and its Board of Directors have not received other fines from the SVS nor from other administrative authorities.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

34	ENVIRONMENT

Environmental expenses for four months ended June 30, 2016 are as follows:

Company	Project name	Description	Project status (Terminated, In process)	Four months ended 6-30-2016 ThCh$
				Disbursements	Amortized	Expenses	Future disbursements	Estimated date of future disbursement	Total disbursement
EMGESA	Hydro environment management	Termozipa hoppers improvement	In process	307,398	307,398	—	—	—	307,398
		Payment of operating limits	In process	15,180	15,180	—	—	—	15,180
EDEGEL	Preventive activities	Biodiversity protection of the environment, wastewater treatment	Terminated	17,736	—	17,736	113,603	12-31-2016	131,339
	Environment studies	Studies on environmental issues	Terminated	2,087	—	2,087	34,832	12-31-2016	36,919
	Waste management	Hazardous waste management	Terminated	103,586	—	103,586	1,223	12-31-2016	104,809
	Mitigations and Restorations	Protection and recovery of soil and water	Terminated	—	—	—	18,600	12-31-2016	18,600
	Environment monitoring	Air and climate protection, noise reduction, protection against radiation	Terminated	73,326	—	73,326	24,183	12-31-2016	97,509
	Landscaping and Green Areas	Maintenance of green areas and wildlife	Terminated	43,969	—	43,969	56,570	12-31-2016	100,539
CHINANGO	Preventive activities	Biodiversity protection of the environment, wastewater treatment	Terminated	—	—	—	5,283	12-31-2016	5,283
	Impacts compensation	Compensations, green areas increases	Terminated	—	—	—	3,664	12-31-2016	3,664
	Environment studies	Studies on environmental issues	Terminated	595	—	595	17,835	12-31-2016	18,430
	Waste management	Hazardous waste management	Terminated	19,710	—	19,710	24,001	12-31-2016	43,711
	Mitigations and Restorations	Protection and recovery of soil and water	Terminated	—	—	—	9,300	12-31-2016	9,300
	Environment monitoring	Air and climate protection, noise reduction, protection against radiation	Terminated	125,382	—	125,382	64,054	12-31-2016	189,436
	Landscaping and Green Areas	Maintenance of green areas and wildlife	Terminated	3,446	—	3,446	2,564	12-31-2016	6,010
			Total	712,415	322,578	389,837	375,713		1,088,128

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

35	FINANCIAL INFORMATION ON SUBSIDIARIES, SUMMARIZED

As of June 30 and March 1, 2016 the summarized financial information of our principal subsidiaries under IFRS is as follows:

As of 6-30-2016	Financial Statements	Current Assets	Non-current Assets	Total Assets	Current Liabilities	Non-current Liabilities	Equity	Total Liabilities and equity
		ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Endesa Argentina S.A.	Separate	1,350,460	26,555,655	27,906,115	(132,948)	—	(27,773,167)	(27,906,115)
Central Costanera S.A.	Separate	33,387,444	132,740,097	166,127,541	(108,069,277)	(46,486,047)	(11,572,217)	(166,127,541)
Hidroinvest S.A.	Separate	566,481	9,250,225	9,816,706	(476,695)	—	(9,340,011)	(9,816,706)
Hidroeléctrica El Chocón S.A.	Separate	52,257,745	213,354,205	265,611,950	(71,102,749)	(53,493,931)	(141,015,270)	(265,611,950)
Southem Cone Power Argentina S.A.	Separate	—	—	—	—	—	—	—
Emgesa S.A. E.S.P.	Separate	180,966,352	1,827,667,647	2,008,633,999	(373,765,910)	(912,347,449)	(722,520,640)	(2,008,633,999)
Generandes Perú S.A.	Separate	578,194	217,505,849	218,084,043	(3,744)	—	(218,080,299)	(218,084,043)
Edegel S.A.A.	Separate	147,240,877	692,721,019	839,961,896	(122,692,645)	(163,234,205)	(554,035,046)	(839,961,896)
Chinango S.A.C.	Separate	9,511,266	107,368,911	116,880,177	(7,008,056)	(36,850,025)	(73,022,096)	(116,880,177)
Group Generandes Perú	Consolidated	157,004,787	783,731,493	940,736,280	(129,378,894)	(200,084,230)	(611,273,156)	(940,736,280)
Group Endesa Argentina	Consolidated	86,329,168	347,382,582	433,711,750	(178,548,708)	(98,485,656)	(156,677,386)	(433,711,750)

Four months ended 6-30-2016	Financial Statements	Revenues	Costs	Contribution margin	Gross operating income	Net operating income	Financial results	Profit before tax	Income tax expense	Net profit (loss)	Other comprehensive income	Total comprehensive income
		ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Endesa Argentina S.A.	Separate	—	—	—	(38,125)	(38,125)	336,151	298,026	(104,326)	193,700	(6,447,036)	(6,253,336)
Central Costanera S.A.	Separate	45,372,111	(2,247,766)	43,124,345	19,459,234	10,656,140	(12,867,605)	(2,133,370)	1,801,889	(331,481)	(2,960,630)	(3,292,111)
Hidroinvest S.A.	Separate	—	—	—	(8,029)	(8,029)	7,260	(769)	(9,760)	(10,529)	(2,202,305)	(2,212,834)
Hidroeléctrica El Chocón S.A.	Separate	16,407,191	(1,805,308)	14,601,883	11,223,378	10,224,234	22,545,381	33,281,774	(11,480,424)	21,801,350	(30,144,954)	(8,343,604)
Southem Cone Power Argentina S.A.	Separate	—	—	—	—	—	—	—	—	—	(70,141)	(70,141)
Emgesa S.A. E.S.P.	Separate	432,998,341	(171,489,068)	261,509,273	235,166,518	213,617,279	(48,805,952)	163,149,565	(67,046,529)	96,103,036	23,236,816	119,339,852
Generandes Perú S.A.	Separate	—	—	—	(3,917)	(3,917)	15,373	3,204,742	1,701	3,206,443	(7,654,624)	(4,448,181)
Edegel S.A.A.	Separate	188,524,522	(84,775,820)	103,748,702	85,286,040	65,140,356	(3,521,382)	66,257,487	(18,135,191)	48,122,296	(16,974,712)	31,147,584
Chinango S.A.C.	Separate	19,484,855	(4,291,015)	15,193,840	13,015,056	11,447,943	(296,663)	11,151,280	(3,212,671)	7,938,609	(1,762,632)	6,175,977
Group Generandes Perú	Consolidated	207,842,323	(88,899,781)	118,942,542	98,297,180	76,584,382	(3,802,672)	75,913,093	(21,346,161)	54,566,932	(8,807,887)	45,759,045
Group Endesa Argentina	Consolidated	61,177,749	(4,053,074)	57,124,675	30,636,458	20,834,221	9,867,867	31,252,833	(9,792,620)	21,460,213	(34,071,251)	(12,611,038)

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

As of 3-1-2016	Financial Statements	Current Assets	Non-current Assets	Total Assets	Current Liabilities	Non-current Liabilities	Equity	Total Liabilities and equity
		ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Endesa Argentina S.A.	Separate	1,611,893	26,509,155	28,121,048	(580,335)	—	(27,540,713)	(28,121,048)
Central Costanera S.A.	Separate	23,147,595	122,993,227	146,140,822	(91,415,465)	(50,471,060)	(4,254,297)	(146,140,822)
Hidroinvest S.A.	Separate	545,468	9,309,514	9,854,982	(450,062)	—	(9,404,920)	(9,854,982)
Hidroeléctrica El Chocón S.A.	Separate	42,354,375	224,499,336	266,853,711	(68,785,142)	(57,075,615)	(140,992,954)	(266,853,711)
Southem Cone Power Argentina S.A.	Separate	6,518	468,768	475,286	(10,447)	—	(464,839)	(475,286)
Emgesa S.A. E.S.P.	Separate	268,669,014	1,675,079,597	1,943,748,611	(329,249,524)	(846,971,210)	(767,527,877)	(1,943,748,611)
Generandes Perú S.A.	Separate	603,152	212,611,215	213,214,367	(49,448)	—	(213,164,919)	(213,214,367)
Edegel S.A.A.	Separate	125,882,577	677,417,790	803,300,367	(109,352,631)	(179,109,130)	(514,838,606)	(803,300,367)
Chinango S.A.C.	Separate	8,899,917	105,901,876	114,801,793	(6,732,966)	(38,264,879)	(69,803,948)	(114,801,793)
Group Generandes Perú	Consolidated	135,183,908	758,454,766	893,638,674	(115,933,309)	(217,374,009)	(560,331,356)	(893,638,674)
Group Endesa Argentina	Consolidated	66,848,458	349,149,001	415,997,459	(160,420,132)	(105,989,598)	(149,587,729)	(415,997,459)

36	SUBSEQUENT EVENTS

There are no subsequent events that have occurred between July 1, 2016 and the issuance date of these financial statements other than those include in these interim consolidated financial statements.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

APPENDIX 1 GROUP COMPANIES

This appendix is part of Note 2.4, “Subsidiaries”. It presents the Group’s percentage of control in each subsidiary.

Taxpayer ID No. (RUT)	Company (in alphabetical order)	Functional Currency	Percentage of control as of 6-30-2016			Percentage of control as of 3-1-2016			Relationship	Country	Activity
			Direct	Indirect	Total	Direct	Indirect	Total
Foreign	Chinango S.A.C.	Peruvian sol	0.00%	80.00%	80.00%	0.00%	80.00%	80.00%	Subsidiary	Peru	Electric energy generation, sales, and distribution
Foreign	Edegel S.A.A	Peruvian sol	29.40%	54.20%	83.60%	29.40%	54.20%	83.60%	Subsidiary	Peru	Electric energy generation, sales, and distribution
Foreign	Empresa Generadora de Energía Eléctrica S.A. (Emgesa)	Colombian peso	56.43%	0.00%	56.43%	56.43%	0.00%	56.43%	Subsidiary	Colombia	Electric energy generation
Foreign	Emgesa Panama S.A.	U.S. dollar	0.00%	56.43%	56.43%	0.00%	56.43%	56.43%	Subsidiary	Colombia	Electric energy purchases and sales
Foreign	Endesa Argentina S.A.	Argentine peso	99.66%	0.34%	100.00%	99.66%	0.34%	100.00%	Subsidiary	Argentina	Portfolio company
Foreign	Central Costanera S.A.	Argentine peso	24.85%	50.82%	75.67%	24.85%	50.82%	75.67%	Subsidiary	Argentina	Electric energy generation and sales
Foreign	Generandes Perú S.A.	Peruvian sol	61.00%	0.00%	61.00%	61.00%	0.00%	61.00%	Subsidiary	Peru	Portfolio company
Foreign	Hidroeléctrica El Chocón S.A. (H. El Chocón S.A.)	Argentine peso	2.48%	65.19%	67.67%	2.48%	65.19%	67.67%	Subsidiary	Argentina	Electric energy production and sales
Foreign	Hidroinvest S.A.	Argentine peso	41.94%	54.15%	96.09%	41.94%	54.15%	96.09%	Subsidiary	Argentina	Portfolio company
Foreign	Ingendesa do Brasil Ltda.	Brazilian real	1.00%	99.00%	100.00%	1.00%	99.00%	100.00%	Subsidiary	Brazil	Project engineering consulting
Foreign	Sociedad Portuaria Central Cartagena S.A.	Colombian peso	0.00%	94.95%	94.95%	0.00%	94.95%	94.95%	Subsidiary	Colombia	Investment, construction and maintenance of public or private wharves and ports
Foreign	Southern Cone Power Argentina S.A.	Argentine peso	98.00%	2.00%	100.00%	98.00%	2.00%	100.00%	Subsidiary	Argentina	Portfolio company

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

APPENDIX 2 ASSOCIATED COMPANIES

This appendix is part of Note 2.5, “Investments in associated companies”.

Taxpayer ID No.	Company (in alphabetical order)	Functional currency	Ownership Interest as of 6-30-2016			Ownership Interest as of 3-1-2016			Relationship	Country	Activity
			Direct	Indirect	Total	Direct	Indirect	Total
Foreign	Distrilec Inversora S.A. (*)	Argentine peso	0.89%	0.00%	0.89%	0.89%	0.00%	0.89%	Associate	Argentina	Portfolio company
Foreign	Enel Brasil S.A.	Brazilian real	34.64%	4.00%	38.64%	34.64%	4.00%	38.64%	Associate	Brazil	Portfolio company
Foreign	Endesa Cemsa S.A.	Argentine peso	0.00%	45.00%	45.00%	0.00%	45.00%	45.00%	Associate	Argentina	Wholesale purchase and sale of electric energy
Foreign	Central Térmica Manuel Belgrano	Argentine peso	0.00%	24.18%	24.18%	0.00%	24.18%	24.18%	Associate	Argentina	Production and marketing of electric energy
Foreign	Central Térmica San Martin	Argentine peso	0.00%	24.18%	24.18%	0.00%	24.18%	24.18%	Associate	Argentina	Production and marketing of electric energy
Foreign	Central Vuelta Obligada S.A.	Argentine peso	0.00%	3.45%	3.45%	0.00%	3.45%	3.45%	Associate	Argentina	Production and marketing of electric energy

(*)	Significant influence is exercised through Endesa Américas’s parent 51.5% ownership of Distrilec Inversora S.A.

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

APPENDIX 3 ADDITIONAL INFORMATION ON FINANCIAL DEBT

This appendix is part of Note 16, “Other financial liabilities”.

The following tables present the contractual undiscounted cash flows by type of financial debt:

a) Bank loans

•	Summary of bank loans by currency and maturity

Country	Currency	Effective Interest Rate	Nominal Interest Rate	Balance as of 6-30-2016
				Current			Non-current
				One to three months	Three to twelve months	Total	One to two years	Two to three years	Three to four years	Four to five years	More than five years	Total
				ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Peru	US$	2.69%	2.64%	1,083,404	17,748,026	18,831,430	19,457,873	846,739	—	—	—	20,304,612
Argentina	Ar$	39.02%	34.26%	1,671,432	1,479,358	3,150,790	93,996	—	—	—	—	93,996
Colombia	CP	7.43%	7.24%	2,478,362	72,537,019	75,015,381	14,036,986	13,269,259	12,501,531	11,733,805	25,975,704	77,517,285
Colombia	Sol	5.82%	5.65%	603,041	42,947,052	43,550,093	—	—	—	—	—	—
Total				5,836,239	134,711,455	140,547,694	33,588,855	14,115,998	12,501,531	11,733,805	25,975,704	97,915,893

Country	Currency	Effective Interest Rate	Nominal Interest Rate	Balance as of 3-1-2016
				Current			Non-current
				One to three months	Three to twelve months	Total	One to two years	Two to three years	Three to four years	Four to five years	More than five years	Total
				ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Peru	US$	2.83%	2.73%	26,056,914	3,169,375	29,226,289	21,105,939	1,184,127	—	—	—	22,290,066
Argentina	Ar$	46.59%	39.59%	2,539,698	3,804,882	6,344,580	644,159	—	—	—	—	644,159
Colombia	CP	6.92%	6.76%	2,223,861	36,045,555	38,269,416	40,973,208	12,381,536	11,691,590	11,001,643	28,865,246	104,913,223
Colombia	Sol	5.82%	5.65%	611,058	42,740,224	43,351,282	—	—	—	—	—	—
Total				31,431,531	85,760,036	117,191,567	62,723,306	13,565,663	11,691,590	11,001,643	28,865,246	127,847,448

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

•	Identification of bank loans by company

Taxpayer ID No. (RUT)	Company	Country	Taxpayer ID No. (RUT)	Company	Country	Currency	Nominal Interest Rate	Balance as of 6-30-2016
								Current			Non-current
								One to three months	Three to twelve months	Total	One to two years	Two to three years	Three to four years	Four to five years	More than five years	Total
								ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Foreign	Chinango S.A.C.	Peru	Foreign	Banco de Credito del Peru	Peru	US$	2.39%	293,434	873,615	1,167,049	17,457,791	—	—	—	—	17,457,791
Foreign	Chinango S.A.C.	Peru	Foreign	Bank Of Nova Scotia	Peru	US$	3.44%	434,243	1,281,358	1,715,601	836,429	—	—	—	—	836,429
Foreign	Chinango S.A.C.	Peru	Foreign	Bank Of Nova Scotia	Peru	US$	3.55%	304,533	898,740	1,203,273	1,163,653	846,739	—	—	—	2,010,392
Foreign	Edegel S.A.A	Peru	Foreign	Bank Nova Scotia	Peru	US$	1.40%	51,194	14,694,313	14,745,507	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	BBVA Colombia	Colombia	CP	8.30%	1,060,683	9,856,054	10,916,737	10,351,039	9,785,341	9,219,643	8,653,946	19,159,936	57,169,905
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco de Bogota	Colombia	CP	8.34%	378,805	3,509,171	3,887,976	3,685,947	3,483,918	3,281,888	3,079,859	6,815,768	20,347,380
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	BBVA Colombia	Colombia	CP	7.48%	522,345	28,088,687	28,611,032	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco de Crédito del Peru	Colombia	Sol	5.66%	276,723	19,637,370	19,914,093	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco de Crédito del Peru	Colombia	Sol	5.73%	186,156	13,065,949	13,252,105	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco de Crédito del Peru	Colombia	Sol	5.52%	140,162	10,243,733	10,383,895	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	The Bank Of Tokyo	Colombia	CP	7.00%	516,529	31,083,107	31,599,636	—	—	—	—	—	—
Foreign	Central Costanera S.A.	Argentina	Foreign	Banco Galicia	Argentina	Ar$	40.56%	219,535	394,728	614,263	—	—	—	—	—	—
Foreign	Central Costanera S.A.	Argentina	Foreign	Banco Itaú Argentina	Argentina	Ar$	45.97%	88,145	162,216	250,361	13,824	—	—	—	—	13,824
Foreign	Central Costanera S.A.	Argentina	Foreign	Banco Santander Río	Argentina	Ar$	44.60%	53,852	99,297	153,149	8,498	—	—	—	—	8,498
Foreign	Central Costanera S.A.	Argentina	Foreign	Banco Supervielle	Argentina	Ar$	44.49%	84,094	155,084	239,178	13,276	—	—	—	—	13,276
Foreign	Central Costanera S.A.	Argentina	Foreign	Citibank	Argentina	Ar$	37.00%	266,670	497,224	763,894	43,580	—	—	—	—	43,580
Foreign	Central Costanera S.A.	Argentina	Foreign	ICBC Argentina	Argentina	Ar$	40.22%	92,051	170,809	262,860	14,818	—	—	—	—	14,818
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Santander - Sindicated IV	Argentina	Ar$	39.22%	203,726	—	203,726	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Itau- Sindicated IV	Argentina	Ar$	39.22%	181,743	—	181,743	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Galicia - Sindicated IV	Argentina	Ar$	39.22%	174,415	—	174,415	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Hipotecario - Sindicated IV	Argentina	Ar$	39.22%	58,042	—	58,042	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Ciudad -Sindicated IV	Argentina	Ar$	39.22%	23,449	—	23,449	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	ICBC - Sindicated IV	Argentina	Ar$	39.22%	225,710	—	225,710	—	—	—	—	—	—
Total								5,836,239	134,711,455	140,547,694	33,588,855	14,115,998	12,501,531	11,733,805	25,975,704	97,915,893

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

Taxpayer ID No. (RUT)	Company	Country	Taxpayer ID No. (RUT)	Company	Country	Currency	Nominal Interest Rate	Balance as of 3-1-2016
								Current			Non-current
								One to three months	Three to twelve months	Total	One to two years	Two to three years	Three to four years	Four to five years	More than five years	Total
								ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Foreign	Chinango S.A.C.	Peru	Foreign	Banco de Credito del Peru	Peru	US$	2.35%	297,844	887,204	1,185,048	18,570,944	—	—	—	—	18,570,944
Foreign	Chinango S.A.C.	Peru	Foreign	Bank Of Nova Scotia	Peru	US$	3.37%	457,463	1,351,739	1,809,202	1,320,762	—	—	—	—	1,320,762
Foreign	Chinango S.A.C.	Peru	Foreign	Bank Of Nova Scotia	Peru	US$	3.40%	313,907	930,432	1,244,339	1,214,233	1,184,127	—	—	—	2,398,360
Foreign	Edegel S.A.A	Peru	Foreign	Bank Nova Scotia	Peru	US$	1.38%	24,987,700	—	24,987,700	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	BBVA Colombia	Colombia	CP	8.19%	953,389	5,963,858	6,917,247	9,639,583	9,131,109	8,622,636	8,114,162	21,291,642	56,799,132
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco de Bogota	Colombia	CP	8.22%	340,262	2,124,265	2,464,527	3,431,901	3,250,427	3,068,954	2,887,481	7,573,604	20,212,367
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	BBVA Colombia	Colombia	CP	7.85%	453,341	26,526,824	26,980,165	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco de Crédito del Peru	Colombia	CP	5.70%	282,254	19,546,835	19,829,089	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco de Crédito del Peru	Colombia	CP	5.76%	189,423	13,007,751	13,197,174	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco de Crédito del Peru	Colombia	CP	5.50%	139,381	10,185,638	10,325,019	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	The Bank Of Tokyo	Colombia	CP	6.90%	476,869	1,430,608	1,907,477	27,901,724	—	—	—	—	27,901,724
Foreign	Endesa Argentina S.A.	Argentina	Foreign	Citibank	Argentina	Ar$	34.00%	29,266	360,840	390,106	—	—	—	—	—	—
Foreign	Central Costanera S.A.	Argentina	Foreign	Banco Galicia	Argentina	Ar$	39.75%	183,608	464,148	647,756	148,993	—	—	—	—	148,993
Foreign	Central Costanera S.A.	Argentina	Foreign	Banco Itaú Argentina	Argentina	Ar$	42.50%	74,984	191,058	266,042	73,080	—	—	—	—	73,080
Foreign	Central Costanera S.A.	Argentina	Foreign	Banco Santander Río	Argentina	Ar$	39.00%	45,611	116,623	162,234	44,828	—	—	—	—	44,828
Foreign	Central Costanera S.A.	Argentina	Foreign	Banco Supervielle	Argentina	Ar$	40.00%	72,915	185,161	258,076	70,489	—	—	—	—	70,489
Foreign	Central Costanera S.A.	Argentina	Foreign	Citibank	Argentina	Ar$	38.00%	225,403	584,046	809,449	228,633	—	—	—	—	228,633
Foreign	Central Costanera S.A.	Argentina	Foreign	ICBC Argentina	Argentina	Ar$	39.75%	78,656	202,018	280,674	78,136	—	—	—	—	78,136
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Macro	Argentina	Ar$	38.45%	931,668	—	931,668	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Santander - Sindicated IV	Argentina	Ar$	44.47%	210,893	399,657	610,550	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Itau- Sindicated IV	Argentina	Ar$	44.47%	188,136	356,531	544,667	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Galicia - Sindicated IV	Argentina	Ar$	44.47%	180,551	342,156	522,707	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Hipotecario - Sindicated IV	Argentina	Ar$	44.47%	60,083	113,862	173,945	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Ciudad - Sindicated IV	Argentina	Ar$	44.47%	24,274	46,000	70,274	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	ICBC - Sindicated IV	Argentina	Ar$	44.47%	233,650	442,782	676,432	—	—	—	—	—	—
Total								31,431,531	85,760,036	117,191,567	62,723,306	13,565,663	11,691,590	11,001,643	28,865,246	127,847,448

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

b) Secured and unsecured liabilities

•	Summary of secured and unsecured liabilities by currency and maturity

Country	Currency	Effective Interest Rate	Nominal Interest Rate	Balance as of 6-30-2016
				Current			Non-current
				One to three months	Three to twelve months	Total	One to two years	Two to three years	Three to four years	Four to five years	More than five years	Total
				ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Peru	US$	6.61%	6.50%	13,817,723	1,281,317	15,099,040	8,148,786	6,494,065	830,315	7,158,328	9,484,852	32,116,346
Peru	Sol	6.40%	6.30%	157,515	472,546	630,061	630,062	630,062	5,375,515	318,460	5,349,548	12,303,647
Colombia	CP	12.79%	12.29%	24,448,254	109,971,850	134,420,104	91,812,000	221,340,641	170,190,775	222,808,954	536,963,183	1,243,115,553
Total				38,423,492	111,725,713	150,149,205	100,590,848	228,464,768	176,396,605	230,285,742	551,797,583	1,287,535,546

Country	Currency	Effective Interest Rate	Nominal Interest Rate	Balance as of 3-1-2016
				Current			Non-current
				One to three months	Three to twelve months	Total	One to two years	Two to three years	Three to four years	Four to five years	More than five years	Total
				ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Peru	US$	6.61%	6.50%	657,066	15,390,628	16,047,694	8,636,304	6,914,130	845,649	7,611,573	9,994,136	34,001,792
Peru	Sol	6.40%	6.30%	152,979	458,937	611,916	611,916	611,916	5,353,350	314,562	5,334,306	12,226,050
Colombia	CP	12.09%	11.64%	22,573,504	103,375,924	125,949,428	83,578,074	208,674,315	107,530,981	261,688,421	507,453,499	1,168,925,290
Total				23,383,549	119,225,489	142,609,038	92,826,294	216,200,361	113,729,980	269,614,556	522,781,941	1,215,153,132

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

•	Identification of secured and unsecured liabilities by company

Taxpayer ID No. (RUT)	Company	Country	Taxpayer ID No. (RUT)	Company	Country	Currency	Nominal Interest Rate	Secured (Yes/ No)	Balance as of 6-30-2016
									Current			Non-current
									One to three months	Three to twelve months	Total	One to two years	Two to three years	Three to four years	Four to five years	More than five years	Total
									ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Foreign	Edegel S.A.A	Peru	Foreign	Banco Continental	Peru	Sol	6.33%	No	79,615	238,845	318,460	318,460	318,460	318,460	318,460	5,349,548	6,623,388
Foreign	Edegel S.A.A	Peru	Foreign	Banco Continental	Peru	Sol	6.19%	No	77,900	233,701	311,601	311,602	311,602	5,057,055	—	—	5,680,259
Foreign	Edegel S.A.A	Peru	Foreign	Banco Continental	Peru	US$	6.56%	No	108,604	325,813	434,417	434,417	434,417	434,417	434,417	9,484,852	11,222,520
Foreign	Edegel S.A.A	Peru	Foreign	Banco Continental	Peru	US$	8.04%	No	108,783	326,348	435,131	435,131	5,663,750	—	—	—	6,098,881
Foreign	Edegel S.A.A	Peru	Foreign	Banco Scotiabank	Peru	US$	6.89%	No	6,662,962	—	6,662,962	—	—	—	—	—	—
Foreign	Edegel S.A.A	Peru	Foreign	Banco Scotiabank	Peru	US$	6.20%	No	6,727,656	—	6,727,656	—	—	—	—	—	—
Foreign	Edegel S.A.A	Peru	Foreign	Banco Scotiabank	Peru	US$	5.98%	No	98,974	296,923	395,897	395,898	395,898	395,898	6,723,911	—	7,911,605
Foreign	Edegel S.A.A	Peru	Foreign	Banco Scotiabank	Peru	US$	6.69%	No	110,744	332,233	442,977	6,883,340	—	—	—	—	6,883,340
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds B09-09	Colombia	CP	13.47%	No	1,669,470	5,008,410	6,677,880	6,677,880	50,127,368	—	—	—	56,805,248
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds B10	Colombia	CP	13.65%	No	1,241,029	3,723,088	4,964,117	4,964,117	39,671,991	—	—	—	44,636,108
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds B-103	Colombia	CP	15.49%	No	1,495,256	41,112,851	42,608,107	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds B12	Colombia	CP	13.67%	No	695,252	2,085,756	2,781,008	2,781,008	2,781,008	2,781,008	2,781,008	20,582,618	31,706,650
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds B15	Colombia	CP	13.95%	No	439,807	1,319,422	1,759,229	1,759,229	1,759,229	1,759,229	1,759,229	17,299,819	24,336,735
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds B6-13	Colombia	CP	12.07%	No	1,045,735	3,137,206	4,182,941	4,182,941	4,182,941	35,697,642	—	—	44,063,524
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds B6-14	Colombia	CP	11.29%	No	840,462	2,521,386	3,361,848	3,361,848	3,361,848	32,858,298	—	—	39,581,994
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Foreign bonds	Colombia	CP	10.12%	No	517,214	1,551,642	2,068,856	2,068,857	2,068,857	2,068,857	21,653,116	—	27,859,687
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds Quimbo	Colombia	CP	10.12%	No	3,716,816	11,150,447	14,867,263	14,867,263	14,867,263	14,867,263	155,604,107	—	200,205,896
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds Quimbo B10	Colombia	CP	11.33%	No	1,930,961	5,792,884	7,723,845	7,723,845	7,723,845	7,723,845	7,723,845	79,740,046	110,635,426
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds Quimbo B10-14	Colombia	CP	11.70%	No	1,238,331	3,714,994	4,953,325	4,953,326	4,953,326	4,953,326	4,953,326	56,800,540	76,613,844
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds Quimbo B12-13	Colombia	CP	12.81%	No	2,640,478	7,921,435	10,561,913	10,561,914	10,561,914	10,561,914	10,561,914	127,361,626	169,609,282
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds Quimbo B15	Colombia	CP	11.45%	No	1,300,746	3,902,237	5,202,983	5,202,982	5,202,982	5,202,982	5,202,982	79,255,570	100,067,498
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds Quimbo B16-14	Colombia	CP	12.01%	No	1,108,449	3,325,346	4,433,795	4,433,795	4,433,795	4,433,795	4,433,795	76,451,576	94,186,756
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds Quimbo B6-13	Colombia	CP	12.07%	No	338,957	1,016,872	1,355,829	1,355,829	1,355,829	11,570,782	—	—	14,282,440
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds Quimbo B6-14	Colombia	CP	11.29%	No	705,354	2,116,063	2,821,417	2,821,418	2,821,418	27,576,202	—	—	33,219,038
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds Quimbo B3-16	Colombia	CP	11.17%	No	1,490,029	4,470,087	5,960,116	5,960,116	57,331,395	—	—	—	63,291,511
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds Quimbo B7-16	Colombia	CP	12.34%	No	2,033,908	6,101,724	8,135,632	8,135,632	8,135,632	8,135,632	8,135,632	79,471,388	112,013,916
Total									38,423,492	111,725,713	150,149,205	100,590,848	228,464,768	176,396,605	230,285,742	551,797,583	1,287,535,546

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

Taxpayer ID No. (RUT)	Company	Country	Taxpayer ID No. (RUT)	Company	Country	Currency	Nominal Interest Rate	Secured (Yes/ No)	Balance as of 3-1-2016
									Current			Non-current
									One to three months	Three to twelve months	Total	One to two years	Two to three years	Three to four years	Four to five years	More than five years	Total
									ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Foreign	Edegel S.A.A	Peru	Foreign	Banco Continental	Peru	Sol	6.31%	No	78,640	235,921	314,561	314,562	314,562	314,562	314,562	5,334,306	6,592,554
Foreign	Edegel S.A.A	Peru	Foreign	Banco Continental	Peru	Sol	6.28%	No	74,339	223,016	297,355	297,354	297,354	5,038,788	—	—	5,633,496
Foreign	Edegel S.A.A	Peru	Foreign	Banco Continental	Peru	US$	6.34%	No	110,610	331,830	442,440	442,440	442,440	442,440	442,440	9,994,136	11,763,896
Foreign	Edegel S.A.A	Peru	Foreign	Banco Continental	Peru	US$	7.78%	No	110,792	332,375	443,167	443,166	6,068,481	—	—	—	6,511,647
Foreign	Edegel S.A.A	Peru	Foreign	Banco Scotiabank	Peru	US$	6.63%	No	117,457	7,012,232	7,129,689	—	—	—	—	—	—
Foreign	Edegel S.A.A	Peru	Foreign	Banco Scotiabank	Peru	US$	6.00%	No	104,616	7,073,416	7,178,032	—	—	—	—	—	—
Foreign	Edegel S.A.A	Peru	Foreign	Banco Scotiabank	Peru	US$	5.78%	No	100,802	302,407	403,209	403,209	403,209	403,209	7,169,133	—	8,378,760
Foreign	Edegel S.A.A	Peru	Foreign	Banco Scotiabank	Peru	US$	6.47%	No	112,789	338,368	451,157	7,347,489	—	—	—	—	7,347,489
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds B09-09	Colombia	CP	13.59%	No	1,500,095	4,500,286	6,000,381	6,000,381	48,264,920	—	—	—	54,265,301
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds B10	Colombia	CP	13.47%	No	1,164,990	3,494,971	4,659,961	4,659,961	38,230,574	—	—	—	42,890,535
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds B-103	Colombia	CP	13.49%	No	1,678,988	40,692,369	42,371,357	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds B12	Colombia	CP	13.78%	No	625,006	1,875,018	2,500,024	2,500,024	2,500,024	2,500,024	2,500,024	19,829,978	29,830,074
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds B15	Colombia	CP	13.78%	No	412,770	1,238,311	1,651,081	1,651,081	1,651,081	1,651,081	1,651,081	16,593,684	23,198,008
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds B6-13	Colombia	CP	11.97%	No	307,622	922,867	1,230,489	1,230,490	1,230,490	11,087,216	—	—	13,548,196
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds B6-14	Colombia	CP	11.15%	No	661,486	1,984,458	2,645,944	2,645,944	2,645,944	2,645,944	23,732,631	—	31,670,463
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Foreign bonds	Colombia	CP	10.17%	No	472,138	1,416,413	1,888,551	1,888,550	1,888,550	1,888,550	20,607,562	—	26,273,212
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds Quimbo	Colombia	CP	10.17%	No	3,392,885	10,178,656	13,571,541	13,571,541	13,571,541	13,571,541	148,090,520	—	188,805,143
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds Quimbo B10	Colombia	CP	11.25%	No	1,747,566	5,242,699	6,990,265	6,990,266	6,990,266	6,990,266	6,990,266	75,736,790	103,697,854
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds Quimbo B10-14	Colombia	CP	11.55%	No	1,160,933	3,482,800	4,643,733	4,643,734	4,643,734	4,643,734	4,643,734	54,193,530	72,768,466
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds Quimbo B12-13	Colombia	CP	12.71%	No	2,399,413	7,198,240	9,597,653	9,597,654	9,597,654	9,597,654	9,597,654	120,130,315	158,520,931
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds Quimbo B15	Colombia	CP	11.37%	No	1,177,550	3,532,651	4,710,201	4,710,201	4,710,201	4,710,201	4,710,201	74,133,908	92,974,712
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds Quimbo B16-14	Colombia	CP	11.87%	No	1,038,940	3,116,819	4,155,759	4,155,758	4,155,758	4,155,758	4,155,758	72,523,138	89,146,170
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds Quimbo B6-13	Colombia	CP	11.97%	No	949,062	2,847,187	3,796,249	3,796,250	3,796,250	34,205,767	—	—	41,798,267
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds Quimbo B6-14	Colombia	CP	11.15%	No	788,191	2,364,572	3,152,763	3,152,763	3,152,763	3,152,763	28,278,508	—	37,736,797
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds Quimbo B3-16	Colombia	CP	11.22%	No	1,413,249	4,239,746	5,652,995	5,652,994	54,914,083	—	—	—	60,567,077
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonds Quimbo B7-16	Colombia	CP	12.40%	No	1,682,620	5,047,861	6,730,481	6,730,482	6,730,482	6,730,482	6,730,482	74,312,156	101,234,084
Total									23,383,549	119,225,489	142,609,038	92,826,294	216,200,361	113,729,980	269,614,556	522,781,941	1,215,153,132

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

c)	Finance lease obligations

•	Identification of finance lease obligations by company

Taxpayer ID No. (RUT)	Company	Country	Taxpayer ID No. (RUT)	Company	Country	Currency	Nominal Interest Rate	Balance as of 6-30-2016
								Current			Non-current
								One to three months	Three to twelve months	Total	One to two years	Two to three years	Three to four years	Four to five years	More than five years	Total
								ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Foreign	Edegel S.A.A.	Peru	Foreign	Banco Scotiabank	Peru	US$	2.46%	2,415,398	17,022,550	19,437,948	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco Corpbanca	Colombia	CP	8.67%	7,073	20,460	27,533	27,244	10,708	—	—	—	37,952
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Equirent S.A.	Colombia	CP	7.99%	6,938	20,110	27,048	25,442	8,851	—	—	—	34,293
Total								2,429,409	17,063,120	19,492,529	52,686	19,559	—	—	—	72,245

Taxpayer ID No. (RUT)	Company	Country	Taxpayer ID No. (RUT)	Company	Country	Currency	Nominal Interest Rate	Balance as of 3-1-2016
								Current			Non-current
								One to three months	Three to twelve months	Total	One to two years	Two to three years	Three to four years	Four to five years	More than five years	Total
								ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Foreign	Edegel S.A.A.	Peru	Foreign	Banco Scotiabank	Peru	US$	2.37%	2,540,380	7,537,003	10,077,383	15,239,264	—	—	—	—	15,239,264
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco Corpbanca	Colombia	CP	10.80%	6,461	18,744	25,205	25,358	17,796	—	—	—	43,154
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Equirent S.A.	Colombia	CP	6.55%	6,351	18,455	24,806	24,302	15,396	—	—	—	39,698
Total								2,553,192	7,574,202	10,127,394	15,288,924	33,192	—	—	—	15,322,116

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

d)	Other obligations

•	Identification of other obligations by company

Taxpayer ID No. (RUT)	Company	Country	Taxpayer ID No. (RUT)	Company	Country	Currency	Nominal Interest Rate	Balance as of 3-1-2016
								Current			Non-current
								One to three months	Three to twelve months	Total	One to two years	Two to three years	Three to four years	Four to five years	More than five years	Total
								ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Foreign	Central Costanera S.A.	Argentina	Foreign	Mitsubishi (secured debt)	Argentina	US$	0.66%	551,654	1,652,838	2,204,492	6,416,784	1,637,664	1,725,870	1,778,926	21,397,688	32,956,932
Foreign	H. El Chocón S.A.	Argentina	Foreign	Other	Argentina	Ar$	28.49%	4,951,119	13,175,823	18,126,942	—	—	—	—	—	—
Foreign	Hidroinvest S.A.	Argentina	Foreign	Other	Argentina	US$	2.49%	1,132	183,442	184,574	—	—	—	—	—	—
Total								5,503,905	15,012,103	20,516,008	6,416,784	1,637,664	1,725,870	1,778,926	21,397,688	32,956,932

Taxpayer ID No. (RUT)	Company	Country	Taxpayer ID No. (RUT)	Company	Country	Currency	Nominal Interest Rate	Balance as of 3-1-2016
								Current			Non-current
								One to three months	Three to twelve months	Total	One to two years	Two to three years	Three to four years	Four to five years	More than five years	Total
								ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Foreign	Central Costanera S.A.	Argentina	Foreign	Mitsubishi (secured debt)	Argentina	US$	0.25%	575,060	1,723,066	2,298,126	6,225,880	1,745,358	1,834,455	1,886,993	22,681,019	34,373,705
Foreign	H. El Chocón S.A.	Argentina	Foreign	Other	Argentina	Ar$	28.78%	4,445,098	12,022,730	16,467,828	—	—	—	—	—	—
Foreign	Hidroinvest S.A.	Argentina	Foreign	Other	Argentina	US$	2.53%	1,146	191,946	193,092	—	—	—	—	—	—
Total								5,021,304	13,937,742	18,959,046	6,225,880	1,745,358	1,834,455	1,886,993	22,681,019	34,373,705

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

APPENDIX 4 DETAIL OF ASSETS AND LIABILITIES IN FOREIGN CURRENCY

This appendix forms an integral part of the Group’s financial statements.

The detail of assets denominated in foreign currencies is the following:

			Balance as of
ASSETS			6-30-2016	3-1-2016
	Foreign Currency	Functional Currency	ThCh$	ThCh$
CURRENT ASSETS
Cash and cash equivalents			7,838,628	3,908,550
	U.S. dollars	Chilean peso	312	—
	U.S. dollars	Colombian peso	334,174	28,792
	U.S. dollars	Sol	7,012,856	3,301,647
	U.S. dollars	Argentine peso	491,286	578,111
TOTAL CURRENT ASSETS			7,838,628	3,908,550
TOTAL ASSETS			7,838,628	3,908,550

The detail of liabilities denominated in foreign currencies is the following:

Liabilities	Foreign Currency	Functional Currency	Balance as of 6-30-2016
			Current			Non-current
			One to four months	Four to twelve months	Total	One to two years	Two to four years	Four to four years	Four to five years	More than five years	Total
			ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Other financial liabilities	U.S. dollars
	U.S. dollars	Sol	17,316,525	36,051,893	53,368,418	27,606,659	7,340,804	830,315	7,158,328	9,484,852	52,420,958
	U.S. dollars	Argentine peso	552,786	1,836,280	2,389,066	6,416,784	1,637,664	1,725,870	1,778,926	21,397,688	32,956,932
TOTAL LIABILITIES			17,869,311	37,888,173	55,757,484	34,023,443	8,978,468	2,556,185	8,937,254	30,882,540	85,377,890

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

Liabilities	Foreign Currency	Functional Currency	Balance as of 3-1-2016
			Current			Non-current
			One to four months	Four to twelve months	Total	One to two years	Two to four years	Four to four years	Four to five years	More than five years	Total
			ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Other financial liabilities	U.S. dollars
	U.S. dollars	Sol	29,254,360	26,097,006	55,351,366	44,981,507	8,098,257	845,649	7,611,573	9,994,136	71,531,122
	U.S. dollars	Argentine pesos	576,206	1,915,012	2,491,218	6,225,880	1,745,358	1,834,455	1,886,993	22,681,019	34,373,705
TOTAL LIABILITIES			29,830,566	28,012,018	57,842,584	51,207,387	9,843,615	2,680,104	9,498,566	32,675,155	105,904,827

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

APPENDIX 5     ADDITIONAL INFORMATION CIRCULAR No. 715 OF FEBRUARY 3, 2012

This appendix forms an integral part of the Group’s financial statements.

a) Portfolio stratification

•	Trade and other receivables by aging:

	Balance as of 6-30-2016
	On demand	1-30 days	31-60 days	61-90 days	91-120 days	121-150 days	151-180 days	181-210 days	211-250 days	More than 251 days	Total Current	Total Non- current
Trade and Other Receivables	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Trade receivables, gross	145,434,854	22,671,546	6,090,502	3,439,243	3,329,193	3,444,226	3,755,274	3,278,254	6,751,199	19,452,091	217,646,382	206,959,522
Allowance for doubtful accounts	(1,097,712)	—	—	(1,685)	(4,309)	—	—	—	—	(5,246,532)	(6,350,238)	—
Other receivables, gross	18,061,347	—	—	—	—	—	—	—	—	—	18,061,347	11,242,049
Allowance for doubtful accounts	(1,330,047)	—	—	—	—	—	—	—	—	—	(1,330,047)	—
Total	161,068,442	22,671,546	6,090,502	3,437,558	3,324,884	3,444,226	3,755,274	3,278,254	6,751,199	14,205,559	228,027,444	218,201,571

	Balance as of 3-1-2016
	On demand	1-30 days	31-60 days	61-90 days	91-120 days	121-150 days	151-180 days	181-210 days	211-250 days	More than 251 days	Total Current	Total Non- current
Trade and Other Receivables	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Trade receivables, gross	154,761,716	11,461,869	4,973,402	3,616,175	3,616,541	3,477,422	3,636,609	3,546,001	8,389,509	4,343,043	201,822,287	217,115,983
Allowance for doubtful accounts	(173,179)	—	(888,658)	(203,612)	(1,975)	—	—	—	(647,562)	(4,343,043)	(6,258,029)	—
Other receivables, gross	17,902,695	—	—	—	—	—	—	—	—	—	17,902,695	3,535,666
Allowance for doubtful accounts	(1,763,560)	—	—	—	—	—	—	—	—	—	(1,763,560)	—
Total	170,727,672	11,461,869	4,084,744	3,412,563	3,614,566	3,477,422	3,636,609	3,546,001	7,741,947	—	211,703,393	220,651,649

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

•	By type of portfolio:

Aging of balances of trade receivables	Balance as of 6-30-2016
	Non-renegotiated portfolio		Portfolio with renegotiation terms		Total gross portfolio
	Number of customers	Gross value ThCh$	Number of customers	Gross value ThCh$	Number of customers	Gross value ThCh$
On demand and non-current	145	352,394,376	—	—	145	352,394,376
1 to 30 days	77	22,671,546	—	—	77	22,671,546
31 to 60 days	31	6,090,502	—	—	31	6,090,502
61 to 90 days	22	3,439,243	—	—	22	3,439,243
91 to 120 days	16	3,329,193	—	—	16	3,329,193
121 to 150 days	5	3,444,226	—	—	5	3,444,226
151 to 180 days	5	3,755,274	—	—	5	3,755,274
181 to 210 days	4	3,278,254	—	—	4	3,278,254
211 to 250 days	4	6,751,199	—	—	4	6,751,199
More than 251 days	46	19,452,091	—	—	46	19,452,091
Total	355	424,605,904	—	—	355	424,605,904

Aging of balances of trade receivables	Balance as of 3-1-2016
	Non-renegotiated portfolio		Portfolio with renegotiation terms		Total gross portfolio
	Number of customers	Gross value ThCh$	Number of customers	Gross value ThCh$	Number of customers	Gross value ThCh$
On demand and non-current	162	371,877,698	—	—	162	371,877,698
1 to 30 days	46	11,461,869	—	—	46	11,461,869
31 to 60 days	21	4,973,402	—	—	21	4,973,402
61 to 90 days	9	3,616,175	—	—	9	3,616,175
91 to 120 days	10	3,616,541	—	—	10	3,616,541
121 to 150 days	5	3,477,422	—	—	5	3,477,422
151 to 180 days	3	3,636,609	—	—	3	3,636,609
181 to 210 days	4	3,546,001	—	—	4	3,546,001
211 to 250 days	6	8,389,509	—	—	6	8,389,509
More than 251 days	37	4,343,043	—	—	37	4,343,044
Total	303	418,938,269	—	—	303	418,938,270

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

b)	Portfolio in default and in legal collection process

	Balance as of
	6-30-2016		3-1-2016
	Number of customers	Amount	Number of customers	Amount
Portfolio in Default and in Legal Collection Process		ThCh$		ThCh$
Notes receivable in legal collection process (*)	5	118,753	5	119,257
Total	5	118,753	5	119,257

(*)	Legal collections are included in the portfolio in arrears.

c)	Provisions and write-offs

Provisions and Write-offs	Four months ended 6-30-2016 ThCh$
Provision for non-renegotiated portfolio	(114,573)
Total	(114,573)

d)	Number and value of operations

	Four months ended 6-30-2016
	Last quarter ThCh$	Period ThCh$
Impairment provision and recoveries
Number of operations	5	8
Value of operations, in ThCh$	4,523	(114,573)

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

APPENDIX 5.1 SUPPLEMENTARY INFORMATION ON TRADE RECEIVABLES

This appendix forms an integral part of the Group’s financial statements.

a)	Portfolio stratification

•	Trade receivables by aging:

Trade Receivables	Balance as of
	6-30-2016
	On demand	1-30 days	31-60 days	61-90 days	91-120 days	121-150 days	151-180 days	181-210 days	211-250 days	251-365 days	More than 365 days	Total Current	Total Non- current
	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Generation and transmission receivables	145,434,854	22,671,546	6,090,502	3,439,243	3,329,193	3,444,226	3,755,274	3,278,254	6,751,199	19,324,735	127,356	217,646,382	206,959,522
– Large customers	80,496,423	22,662,967	6,090,502	3,439,243	3,329,193	3,444,226	3,755,274	3,278,254	6,751,199	19,324,735	20,891	152,592,907	—
– Institutional customers	56,668,993	—	—	—	—	—	—	—	—	—	—	56,668,993	206,959,522
– Others	8,269,438	8,579	—	—	—	—	—	—	—	—	106,465	8,384,482	—
Allowance for doubtful accounts	(1,097,712)	—	—	(1,685)	(4,309)	—	—	—	—	(5,140,023)	(106,509)	(6,350,238)	—
Unbilled services	82,086,272	—	—	—	—	—	—	—	—	—	—	82,086,272	29,020,521
Services billed	63,348,582	22,671,546	6,090,502	3,439,243	3,329,193	3,444,226	3,755,274	3,278,254	6,751,199	19,324,735	127,356	135,560,110	177,939,001
Total Trade Receivables, Gross	145,434,854	22,671,546	6,090,502	3,439,243	3,329,193	3,444,226	3,755,274	3,278,254	6,751,199	19,324,735	127,356	217,646,382	206,959,522
Total Allowance for doubtful accounts	(1,097,712)	—	—	(1,685)	(4,309)	—	—	—	—	(5,140,023)	(106,509)	(6,350,238)	—
Total Trade Receivables, Net	144,337,142	22,671,546	6,090,502	3,437,558	3,324,884	3,444,226	3,755,274	3,278,254	6,751,199	14,184,712	20,847	211,296,144	206,959,522

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

Trade Receivables	Balance as of
	3-1-2016
	On demand	1-30 days	31-60 days	61-90 days	91-120 days	121-150 days	151-180 days	181-210 days	211-250 days	251-365 days	More than 365 days	Total Current	Total Non- current
	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Generation and transmission receivables	154,761,716	11,461,869	4,973,402	3,616,175	3,616,541	3,477,422	3,636,609	3,546,001	8,389,509	754,623	3,588,420	201,822,287	217,115,983
– Large customers	91,228,631	11,461,869	4,973,402	3,616,175	3,616,541	3,477,422	3,636,609	3,546,001	8,389,509	754,623	3,588,420	138,289,202	—
– Institutional customers	52,892,173	—	—	—	—	—	—	—	—	—	—	52,892,173	217,115,983
– Others	10,640,912	—	—	—	—	—	—	—	—	—	—	10,640,912	—
Allowance for doubtful accounts	(173,179)	—	(888,658)	(203,612)	(1,975)	—	—	—	(647,562)	(754,623)	(3,588,420)	(6,258,029)	—
Unbilled services	95,063,811	—	—	—	—	—	—	—	—	—	—	95,063,811	—
Services billed	59,697,905	11,461,869	4,973,402	3,616,175	3,616,541	3,477,422	3,636,609	3,546,001	8,389,509	754,623	3,588,420	106,758,476	217,115,983
Total Trade Receivables, Gross	154,761,716	11,461,869	4,973,402	3,616,175	3,616,541	3,477,422	3,636,609	3,546,001	8,389,509	754,623	3,588,420	201,822,287	217,115,983
Total Allowance for doubtful accounts	(173,179)	—	(888,658)	(203,612)	(1,975)	—	—	—	(647,562)	(754,623)	(3,588,420)	(6,258,029)	—
Total Trade Receivables, Net	154,588,537	11,461,869	4,084,744	3,412,563	3,614,566	3,477,422	3,636,609	3,546,001	7,741,947	—	—	195,564,258	217,115,983

•	By type of portfolio:

Portfolio Type	Balance as of
	6-30-2016
	On demand	1-30 days	31-60 days	61-90 days	91-120 days	121-150 days	151-180 days	181-210 days	211-250 days	251-365 days	More than 365 days	Total Current	Total Non- current
	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
GENERATION AND TRANSMISSION
Non-renegotiated portfolio	145,434,854	22,671,546	6,090,502	3,439,243	3,329,193	3,444,226	3,755,274	3,278,254	6,751,199	19,324,735	127,356	217,646,382	206,959,522
– Large customers	80,496,423	22,662,967	6,090,502	3,439,243	3,329,193	3,444,226	3,755,274	3,278,254	6,751,199	19,324,735	20,891	152,592,907	—
– Institutional customers	56,668,993	—	—	—	—	—	—	—	—	—	—	56,668,993	206,959,522
– Others	8,269,438	8,579	—	—	—	—	—	—	—	—	106,465	8,384,482	—
Total gross portfolio	145,434,854	22,671,546	6,090,502	3,439,243	3,329,193	3,444,226	3,755,274	3,278,254	6,751,199	19,324,735	127,356	217,646,382	206,959,522

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

Portfolio Type	Balance as of
	3-1-2016
	On demand	1-30 days	31-60 days	61-90 days	91-120 days	121-150 days	151-180 days	181-210 days	211-250 days	251-365 days	More than 365 days	Total Current	Total Non- current
	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
GENERATION AND TRANSMISSION
Non-renegotiated portfolio	154,761,716	11,461,869	4,973,402	3,616,175	3,616,541	3,477,422	3,636,609	3,546,001	8,389,509	754,623	3,588,420	201,822,287	217,115,983
– Large customers	91,228,631	11,461,869	4,973,402	3,616,175	3,616,541	3,477,422	3,636,609	3,546,001	8,389,509	754,623	3,588,420	138,289,202	—
– Institutional customers	52,892,173	—	—	—	—	—	—	—	—	—	—	52,892,173	217,115,983
– Others	10,640,912	—	—	—	—	—	—	—	—	—	—	10,640,912	—
Total gross portfolio	154,761,716	11,461,869	4,973,402	3,616,175	3,616,541	3,477,422	3,636,609	3,546,001	8,389,509	754,623	3,588,420	201,822,287	217,115,983

The accompanying notes are an integral part to the Interim Consolidated Financial Statements

APPENDIX 5.2 ESTIMATED SALES AND PURCHASES OF ENERGY AND CAPACITY

This appendix forms an integral part of the Group’s financial statements.

	Colombia				Peru				Argentina				Total
STATEMEMENT OF FINANCIAL POSITION	Energy and Capacity		Tolls		Energy and Capacity		Tolls		Energy and Capacity		Tolls		Energy and Capacity		Tolls
Balance as of	6-30-2016	3-1-2016	6-30-2016	3-1-2016	6-30-2016	3-1-2016	6-30-2016	3-1-2016	6-30-2016	3-1-2016	6-30-2016	3-1-2016	6-30-2016	3-1-2016	6-30-2016	3-1-2016
Current accounts receivable from related parties	13,199,097	9,601,416	—	—	8,226,445	7,903,714	2,437,390	2,317,209	—	—	—	—	21,425,542	17,505,130	2,437,390	2,317,209
Trade and other current receivables	40,602,450	51,464,689	—	—	17,717,903	18,462,014	4,369,136	4,757,633	5,457,649	6,493,320	34,410	78,773	63,778,002	76,420,023	4,403,546	4,836,406
Total Estimated Assets	53,801,547	61,066,105	—	—	25,944,348	26,365,728	6,806,526	7,074,842	5,457,649	6,493,320	34,410	78,773	85,203,544	93,925,153	6,840,936	7,153,615
Trade and other current payables to related parties	—	—	2,299,987	2,129,158	—	—	—	—	—	—	—	—	—	—	2,299,987	2,129,158
Trade and other current payables	—	—	3,802,100	3,492,756	3,766,896	706,486	3,565,051	3,764,104	12,534	426,503	—	—	3,779,430	1,132,989	7,367,151	7,256,860
Total Estimated Liabilities	—	—	6,102,087	5,621,914	3,766,896	706,486	3,565,051	3,764,104	12,534	426,503	—	—	3,779,430	1,132,989	9,667,138	9,386,018

Statements of income for the four months period ended 6-30-2016	Colombia		Peru		Argentina		Total
	Energy and Capacity	Tolls	Energy and Capacity	Tolls	Energy and Capacity	Tolls	Energy and Capacity	Tolls
Energy sales	52,408,632	—	26,263,630	6,806,526	5,914,849	37,293	84,587,111	6,843,819
Energy purchases	—	5,944,106	3,813,254	3,608,924	13,584	—	3,826,838	9,553,030

APPENDIX 6 DETAILS OF DUE DATES OF PAYMENTS TO SUPPLIERS

This appendix forms an integral part of the Group’s financial statements.

	Balance as of 6-30-2016				Balance as of 3-1-2016
	Goods	Services	Other	Total	Goods	Services	Other	Total
Suppliers with Current Payment Amounts	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Up to 30 days	—	18,218,334	—	18,218,334	—	15,499,999	—	15,499,999
From 31 to 60 days	—	11,749,072	—	11,749,072	—	10,358,508	—	10,358,508
Total	—	29,967,406	—	29,967,406	—	25,858,507	—	25,858,507

The accompanying notes are an integral part to the Interim Consolidated Financial Statements